Filed Pursuant to Rule 424(b)(4)
Registration Numbers 333-230657 and 333-230713

5,600,000 Shares
Common Stock
We are offering 5,600,000 shares of common stock.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “TCDA.” On April 3, 2019, the last reported sale price of our common stock on The Nasdaq Global Select Market was $36.59 per share.
We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements in this prospectus and may elect to do so in future filings.

Investing in our common stock involves risks. See the section titled “Risk Factors” beginning on page 13 of this prospectus, as well as in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$36.00	$201,600,000
Underwriting discounts(1)	$2.16	$12,096,000
Proceeds, before expenses, to us	$33.84	$189,504,000
__________________

(1)	See the section titled “Underwriting” for a description of the compensation payable to the underwriters.
To the extent that the underwriters sell more than 5,600,000 shares of common stock, the underwriters have an option to purchase up to an additional 840,000 shares from us at the public offering price, less the underwriting discounts.
The underwriters expect to deliver the shares against payment in New York, New York on April 8, 2019.

Joint Book-Running Managers
Goldman Sachs & Co. LLC	J.P. Morgan	Cowen
Co-Manager
Needham & Company
The date of this prospectus is April 3, 2019

TABLE OF CONTENTS
Prospectus

Neither we nor the underwriters have authorized anyone to provide you with information that is different from or additional to that contained or incorporated by reference in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus is accurate only as of the date of such document, regardless of the time of delivery of this prospectus or any sale of shares of our common stock.
Investors Outside the United States
Neither we nor any of the underwriters have taken any action to permit a public offering of the shares of our common stock or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Tricida,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Tricida, Inc.
Market and Industry Data and Forecasts
We obtained the industry, market and competitive position data used throughout this prospectus and in the documents incorporated by reference in this prospectus from our own internal estimates and

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research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. In addition, while we believe the industry, market and competitive position data included in this prospectus and in the documents incorporated by reference in this prospectus is reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties or by us.

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PROSPECTUS SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider in making your investment decision. Before deciding to invest in shares of our common stock, you should read this summary together with the more detailed information, including our financial statements and the accompanying notes, provided elsewhere or incorporated by reference in this prospectus. You should carefully consider, among other things, the matters discussed in “Risk Factors,” our financial statements and the accompanying notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case contained or incorporated by reference in this prospectus. Some of the statements in this prospectus and in documents incorporated by reference in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”
Overview
Our goal is to slow the progression of chronic kidney disease, or CKD, through the treatment of metabolic acidosis. We are a pharmaceutical company focused on the development and commercialization of our drug candidate, TRC101 (veverimer), a non-absorbed, orally-administered polymer designed to treat metabolic acidosis by binding and removing acid from the gastrointestinal tract, or GI tract. We have successfully completed all of the clinical trials that we planned to complete prior to submission of a New Drug Application, or NDA, to the U.S. Food and Drug Administration, or FDA, and are preparing to submit our NDA under the Accelerated Approval Program in the second half of 2019.
In May 2018, we completed our randomized, double-blind, placebo-controlled, pivotal Phase 3 clinical trial, TRCA-301, in 217 CKD patients with metabolic acidosis, and in March 2019, the results of this trial were published in The Lancet. The TRCA-301 trial met both its primary and secondary endpoints in a highly statistically significant manner (p<0.0001 for both the primary and secondary endpoints). TRC101 was well tolerated in our TRCA-301 trial. One hundred ninety-six of the 208 eligible subjects who completed the 12-week treatment period in our pivotal TRCA-301 trial agreed to continue into our 40-week blinded extension trial, TRCA-301E.
In March 2019, we completed our TRCA-301E trial. Based on the initial topline data analyses, the TRCA-301E trial met its primary and all secondary endpoints. We believe these results provide evidence of long-term safety and tolerability of TRC101 and durability of blood bicarbonate effect. The placebo-adjusted improvements in favor of TRC101-treated subjects in the two measures of physical function at Week 52 approximately doubled compared to the results at Week 12 observed in the parent trial, TRCA-301. We believe the results from these two assessments provide consistent evidence of a clinically meaningful improvement in physical function and related aspects of quality of life for TRC101-treated subjects. The statistical analysis plan for the TRCA-301E trial also specified a comparison of the TRC101 and placebo groups for the time to the composite clinical endpoint of death (all-cause mortality), dialysis/kidney transplant (renal replacement therapy) or a ≥50% decline in estimated glomerular filtration rate (eGFR), taken together DD50. Over the combined (TRCA-301 and TRCA-301E trials) 52-week treatment period, DD50 was prolonged in the TRC101 group compared to the placebo group, with an annualized DD50 incidence rate, calculated as 100 times the number of events divided by the total person-years, of 4.2% in the TRC101 group vs 12.0% in the placebo group (p = 0.0224).
We are conducting a confirmatory postmarketing trial, VALOR-CKD, as part of the Accelerated Approval Program. We have committed to completely enrolling, or nearly completely enrolling, subjects in the VALOR-CKD trial prior to our NDA submission.
Metabolic acidosis is a chronic condition commonly caused by CKD and is believed to accelerate the progression of kidney deterioration. Today, there are no FDA-approved chronic therapies for treating metabolic acidosis. TRC101 is an in-house discovered, new chemical entity that we believe may effectively treat metabolic acidosis and slow the progression of kidney disease in CKD patients with metabolic acidosis.
We estimate that metabolic acidosis affects approximately 3 million CKD patients in the United States, and we believe that slowing the progression of CKD in patients with metabolic acidosis represents a significant medical need and market opportunity. If approved, we plan to commercialize TRC101 in the United States initially using a nephrologist-focused sales force. To address markets outside of the United States, we plan to seek one or more partners with international sales expertise who can sell TRC101 in target markets. We have an intellectual property estate that we believe will provide patent protection for TRC101 until at least 2034 in the United States, the European Union, Japan, China, India and certain other markets. Tricida is led by a seasoned management team that includes a founder of Ilypsa, Inc. and Relypsa, Inc. Our management team has extensive experience in the development and commercialization of therapeutics, with deep expertise in developing polymers for the treatment of kidney-related diseases.
CKD and Metabolic Acidosis Represent a Major Medical Crisis and are Directly Linked
CKD is a serious condition characterized by the gradual loss of essential kidney functions over time. According to Centers for Disease Control and Prevention, more than 30 million people in the United States are afflicted with CKD, representing an overall prevalence in the adult population of approximately 15%. CKD represents the ninth leading cause of death in the United States. The annual Medicare expense for CKD in 2018, including end-stage renal disease, or ESRD, was approximately $114 billion. ESRD is the final stage of CKD in which the patient typically requires renal replacement therapy, i.e., dialysis or a kidney transplant, for survival.
Diabetes and hypertension have long been recognized as modifiable primary risk factors for the progression of CKD. More recently, metabolic acidosis has also been identified as a key modifiable risk factor in the progression of CKD. Metabolic acidosis is a serious condition in which the body has accumulated too much acid and occurs when a patient’s kidneys can no longer excrete sufficient acid or produce enough bicarbonate to balance acid production. Metabolic acidosis can be diagnosed by measuring the level of bicarbonate in the blood, which is part of a standard metabolic panel. National and international kidney treatment guidelines recommend that in people with CKD, blood bicarbonate be maintained within the normal range of 22 to 29 milliequivalents per liter, or mEq/L. Blood bicarbonate concentrations less than 22 mEq/L are associated with increased risk of CKD progression and increased risk of death.
Metabolic acidosis is a chronic condition commonly caused by CKD and is believed to accelerate the progression of kidney deterioration, creating a vicious cycle resulting in the decline in kidney functions, as measured by the estimated glomerular filtration rate, or eGFR. Multiple retrospective studies provide qualitative and quantitative evidence for the relationship between metabolic acidosis and the progression of CKD across a wide range of baseline eGFRs and blood bicarbonate levels. Prospective studies have shown that treating metabolic acidosis translates into a clinically meaningful slowing of CKD progression.
No FDA-Approved Therapy for Chronic Treatment of Metabolic Acidosis
While the need to treat metabolic acidosis to slow the progression of CKD is well-recognized, there are no FDA-approved therapies for the chronic treatment of metabolic acidosis. Unapproved methods to increase blood bicarbonate include oral alkali supplements, such as sodium bicarbonate, which introduce significant amounts of sodium to patients. However, approximately 90% of later-stage CKD patients suffer from sodium sensitive comorbid conditions, such as hypertension, cardiovascular disease, heart failure or edema, and require a sodium-restricted diet. As such, the use of sodium-based supplements can lead to worsening blood pressure control and volume overload in this population. Given the significant limitations on the use of sodium-based supplements, there exists a significant unmet medical need for a chronic therapy for CKD patients with metabolic acidosis. To chronically treat the broad population of CKD patients with metabolic acidosis, physicians need an FDA-approved treatment that is proven to be safe, effective and easy to comply with.

Our Solution-TRC101
TRC101 is a novel, non-absorbed, orally-administered polymer that is designed to bind hydrochloric acid in the gastrointestinal tract, or GI tract, and remove it from the body through excretion in the feces thereby decreasing the total amount of acid in the body and increasing blood bicarbonate. TRC101 is administered orally as a suspension in water. TRC101 was specifically designed to combine high capacity and high selectivity for binding and removing hydrochloric acid. Importantly, TRC101 does not deliver sodium or other counter-ions, thereby allowing for chronic treatment of CKD patients with common comorbidities such as hypertension, cardiovascular disease, heart failure or edema. We believe that TRC101, if approved, will have a highly favorable product profile enabling rapid adoption by nephrologists to treat the broad population of CKD patients with metabolic acidosis.
TRC101 Target Product Profile
We have designed TRC101 to target the following product profile:

•	Significantly Increase Blood Bicarbonate

•	Well-Tolerated

•	Suitable for a Broad Population of Patients, Including Patients with Sodium-Sensitive Comorbidities

•	Compatible with Other Medications

•	Convenient, Once-Daily, Oral Administration

•	Room-Temperature Stable
TRC101 Pivotal Phase 3 and Extension Clinical Trial Results
Analysis of our pivotal Phase 3 clinical trial, TRCA-301, demonstrated that treatment with TRC101 resulted in statistically significant increases in blood bicarbonate, meeting both the primary and secondary endpoints of the trial. Two hundred eight subjects completed 12 weeks of treatment. 59.2% of subjects in the TRC101-treated group, compared with 22.5% of subjects in the placebo group, had an increase in blood bicarbonate level of at least 4 mEq/L or achieved a blood bicarbonate level in the normal range of 22 to 29 mEq/L, which was the primary endpoint of the trial. The secondary endpoint of the trial, the least squares, or LS, mean change from baseline to week 12 in blood bicarbonate, was 4.42 mEq/L in the TRC101-treated group, compared with 1.78 mEq/L in the placebo group. The mean change in blood bicarbonate from baseline to Week 12 was 4.49 mEq/L in the TRC101-treated group, compared with 1.66 mEq/L in the placebo group. The results of the primary and secondary endpoints were highly statistically significant (p < 0.0001).

Summary Data for Our Pivotal Phase 3 Clinical Trial, TRCA-301

59.2% of TRC101-Treated Subjects Experienced an Increase of ≥4 mEq/L or Reached Normal Blood Bicarbonate at End of Treatment ($p<0.0001$)

70%
60%
50%
40%
30%
20%
10%
0%
59.2%
22.5%
Placebo (n=93)
TRC101 (n=123)

TRC101-Treated Subjects Experienced a Mean Increase from Baseline in Blood Bicarbonate of 4.5 mEq/L ($p<0.0001$)

22
21
20
19
18
17
BL
W1
W2
W4
W6
W8
W10
W12
17.3
17.3
20.2
20.8
21.6
21.6
22.0
21.7
21.7
18.1
18.4
18.6
18.6
19.0
18.5
18.9
4.5 mEq/L
Placebo (n=93)
TRC101 (n=123)

BL = Baseline. W = Week. Error bars = Standard error of the mean.

We estimate, based on a predictive metabolic acidosis model, or the Predictive MA Model, developed in collaboration with Navdeep Tangri, M.D., Ph.D., that each increase of 1 mEq/L in blood bicarbonate is associated with approximately a 6% to 9% reduced risk for progression of CKD, defined as progressing to ESRD or a ≥ 40% reduction in eGFR, in CKD patients with metabolic acidosis.
TRC101 was well tolerated in our TRCA-301 trial. Both active (124 subjects) and placebo groups (93 subjects) had low discontinuation rates and low rates of treatment-related adverse events. The overall safety profile of TRC101 observed in TRCA-301 is consistent with that expected for the general population of patients with Stage 3 to 5 CKD and with similar non-absorbed polymer drugs with a site of action in the GI tract.
The TRCA-301E trial was a blinded, 40-week extension of the 12-week TRCA-301 trial. One hundred ninety-six of the 208 eligible subjects who completed the 12-week treatment period in our pivotal TRCA-301 trial agreed to continue into our TRCA-301E trial and received the same blinded treatment to which they were assigned in the parent study (114 in the TRC101 group and 82 in the placebo group). One hundred eleven (97.4%) of subjects in the TRC101 group and 74 (90.2%) of subjects in placebo group completed one year of treatment.
Based on the initial topline data analyses, the TRCA-301E trial met its primary and all secondary endpoints. The primary endpoint of the TRCA-301E trial was the assessment of the long-term safety profile of TRC101 versus placebo. The results demonstrated that fewer subjects on TRC101 than on placebo discontinued the 40-week treatment period prematurely (2.6% vs 9.8%, respectively). The incidence of serious adverse events was 1.8% for subjects in the TRC101 group and 4.9% for subjects in the placebo group, and none were assessed to be related to study drug by the trial investigator, Medical Monitor or Drug Safety and Pharmacovigilance Team. The only adverse event with a between-group frequency difference of >5% was headache, which was more common in the placebo group. Gastrointestinal disorders adverse events occurred in 21.4% of subjects in the TRC101 group and in 25.9% of subjects in the placebo group.

The statistical analysis plan for the TRCA-301E trial also specified a comparison of the TRC101 and placebo groups for the time to the composite clinical endpoint of death (all-cause mortality), dialysis/kidney transplant (renal replacement therapy) or a ≥50% decline in estimated glomerular filtration rate, or eGFR, (taken together, DD50) over the combined (TRCA-301 and TRCA-301E) 52-week treatment period. Of the 124 subjects randomized to the TRC101 group, 5 (4.0%) subjects had a DD50 event. There were no deaths in the TRC101 group and one TRC101-treated subject initiated dialysis during the 52-week treatment period. Of the 93 subjects randomized to the placebo group, 10 (10.8%) subjects had a DD50 event, including four subjects who died and one who initiated dialysis during the 52-week treatment period. The time to DD50 was prolonged in the TRC101 group compared to the placebo group, with an annualized DD50 incidence rate, calculated as 100 times the number of events divided by the total person-years, of 4.2% in the TRC101 group vs 12.0% in the placebo group (p = 0.0224). The TRCA-301/TRCA-301E clinical trials were not designed or powered to assess all-cause mortality and/or the progression of CKD outcomes; they enrolled only 217 subjects and followed them over a one-year treatment period to support the long-term safety and efficacy profile of TRC101. Nevertheless, we observed a 65% reduction in the annualized event rate of the composite endpoint of all-cause mortality and/or the progression of CKD (DD50) in TRC101-treated subjects versus subjects in the placebo group.
The secondary endpoints of the TRCA-301E trial assessed the durability of effect of TRC101, both on blood bicarbonate levels and on measures of physical function, over the 52-week treatment period for those subjects who participated in the TRCA-301E trial. All were met with high statistical significance.
The durability of effect of TRC101 was assessed by comparing the changes in blood bicarbonate from baseline between TRC101 versus placebo subjects who completed the 52-week treatment period. Sixty-three percent of the 111 TRC101 subjects treated for 52 weeks exhibited an increase in blood bicarbonate level of at least 4 mEq/L or achieved a blood bicarbonate level in the normal range of 22 to 29 mEq/L, compared with 38% of the 74 placebo subjects who completed 52 weeks of treatment (p=0.0015). The least squares (LS) mean change in blood bicarbonate from baseline to end of treatment in the TRC101 group was 4.7 mEq/L, compared with 2.7 mEq/L in the placebo group (p=0.0002). We believe these results provided evidence of the long-term durability of blood bicarbonate effect of TRC101-treated group compared to placebo.
Measures of physical function were assessed through the self-reported responses to the KDQOL Physical Functioning Survey and the Repeated Chair Stand Test. Improvement from baseline to end of treatment in the self-reported responses to the KDQOL Physical Functioning Survey was significantly greater in the TRC101 group (+11.4 points) compared to the placebo group (-0.7 points), with a between-group difference of 12.1 points in favor of TRC101 (p<0.0001). Improvement from baseline to end of treatment in physical function using the Repeated Chair Stand Test was also significantly greater in the TRC101 group (4.3 seconds faster) compared to the placebo group (1.4 seconds faster), with a between-group difference of 2.9 seconds in favor of TRC101 (p<0.0001). The placebo-adjusted improvements in favor of TRC101-treated subjects in the two measures of physical function at Week 52 approximately doubled compared to the results at Week 12 observed in the parent trial, TRCA-301. We believe the results from the KDQOL Physical Functioning Survey and the Repeated Chair Stand Test are consistent with each other and both indicate a clinically meaningful improvement in physical function and related aspects of quality of life for TRC101-treated subjects.
Our Development Program for TRC101
Our development program for TRC101 is designed to obtain approval of TRC101 pursuant to the FDA’s Accelerated Approval Program. Under the Accelerated Approval Program, we plan to pursue approval for TRC101 based upon data from a primary endpoint that measures a change from baseline in blood bicarbonate. We have completed a successful 135-subject, Phase 1/2 trial, TRCA-101, a successful 217-subject, pivotal Phase 3 clinical trial, TRCA-301, and a successful 196-subject extension trial, TRCA-301E. Based on feedback from the FDA, we believe that the data from the TRCA-101, TRCA-301 and TRCA-301E clinical trials will provide sufficient clinical evidence of safety and efficacy to support the submission and review of an NDA for TRC101 pursuant to the Accelerated Approval Program. We plan to submit an NDA for TRC101 in the second half of 2019.
In the fourth quarter of 2018, we initiated the VALOR-CKD postmarketing trial to evaluate the efficacy and safety of TRC101 in delaying CKD progression in subjects with metabolic acidosis. The VALOR-CKD postmarketing trial is being conducted as a condition of filing our New Drug Application or NDA for TRC101 pursuant to the Accelerated Approval Program. The protocol for the VALOR-CKD trial was designed in collaboration with a steering committee of international key opinion leaders in the fields of chronic kidney disease progression and metabolic acidosis and with input from the FDA. The VALOR-CKD trial is a multicenter, randomized, double-blind, placebo-controlled trial of subjects with Stage 3b or 4 CKD (eGFR of 20 to 40 mL/min/1.73 m2) and metabolic acidosis (blood bicarbonate levels of 12 to 20 mEq/L). The eligibility criteria for the VALOR-CKD trial are similar to those used in our pivotal Phase 3 trial, TRCA-301. Based on the magnitude of the increase in blood bicarbonate observed in our TRCA-301 trial and the inverse relationship between blood bicarbonate and risk of renal events described by the Predictive MA Model, we plan to randomize 1,600 subjects to TRC101 or placebo in a 1:1 ratio. The FDA has requested that our VALOR-CKD trial be completely enrolled, or nearly completely enrolled, prior to submission of our NDA for TRC101. We plan to complete the VALOR-CKD trial after the FDA’s review of our NDA for TRC101 and potential approval of TRC101.
The VALOR-CKD trial is a time-to-event study, and we estimate it will take approximately 4 years to accrue the number of events necessary to complete the trial. Assuming successful completion of the VALOR-CKD trial, we plan to file a supplemental NDA, or sNDA, that incorporates results from the VALOR-CKD trial. The VALOR-CKD protocol specifies that an interim analysis may be performed when at least half the planned number of primary endpoint events have occurred. At such time, the trial may be stopped early for efficacy, the sample size may be increased, or the trial may continue without changes. We estimate that the interim analysis may occur when all patients have been on treatment for approximately two to three years.
Commercial Opportunity and Strategy
We plan to initially commercialize TRC101 in the United States with a specialty sales force of approximately 80 to 100 individuals focused on the highest prescribing subset of the approximately 9,000 practicing nephrologists currently treating our target patient population. We believe that nephrologists in the United States currently treat approximately 600,000 Stage 3 to 5 CKD patients with metabolic acidosis. Based on our market research, we believe that the pricing for TRC101 can be supported above the current pricing for other polymer therapeutics marketed for treating conditions related to kidney disease, but which are not disease modifying.
Over time, due to the disease modification potential of TRC101, we intend to address the broader CKD patient population who receive care from cardiologists, endocrinologists, diabetologists and a subset of primary care physicians, either on our own or with a partner. To address markets outside of the United States, we plan to seek one or more partners with international sales expertise who can sell TRC101 in target markets.
Our Team Has Extensive Experience in the Development and Commercialization of Therapeutics
We have assembled a team with deep scientific, clinical, business and leadership experience in the discovery, development and commercialization of therapeutics, including polymers. Our founder and Chief Executive Officer, Gerrit Klaerner, Ph.D., founded both Relypsa and Ilypsa, where he led the discovery, development and approval of Veltassa® (patiromer) and bixalomer (approved in Japan as Kiklin®), respectively. Other key members of our management team who had experience with Relypsa include our Chief Development Officer, Claire Lockey, our Chief Technology Officer, Wilhelm Stahl, Ph.D., our Senior Vice President of Clinical Development, Dawn Parsell, Ph.D. and our General Counsel, Edward Hejlek, Esq. Our Chief Financial Officer, Geoffrey Parker, was previously the Chief Financial Officer at Anacor Pharmaceuticals, Inc. and prior to that, spent 20 years at Goldman Sachs in the Investment Banking

Division. Our Chief Commercial Officer, Susannah Cantrell, Ph.D., has launched multiple successful therapeutic products at Gilead Sciences, Inc. and Genentech/Roche.
Risks Associated with Our Business
Investing in our common stock involves significant risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our common stock. If we are unable to successfully address these risks and challenges, our business, financial condition or results of operations would be materially adversely affected. In such case, the trading price of our common stock would likely decline, and you may lose all or part of your investment. Below is a summary of some of the principal risks we face.

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We are dependent on the success of TRC101, our only product candidate. If we are unable to successfully develop, obtain regulatory approval for and commercialize TRC101, or experience significant delays in doing so, our business will be materially harmed.

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We will require substantial additional financing to achieve our goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our product development, other operations or commercialization efforts of TRC101.

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If we are unable to obtain approval of TRC101 through the Accelerated Approval Program in the United States, we may be required to conduct additional nonclinical and clinical studies and trials beyond those that we currently contemplate, which could increase the expense of obtaining, reduce the likelihood of obtaining and/or delay the timing of obtaining, necessary marketing approval thereby delaying commercialization of TRC101 and adversely impacting our ability to generate revenue, our business and our results of operations.

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Even if we receive approval from the FDA under the Accelerated Approval Program, if our confirmatory postmarketing clinical trial, VALOR-CKD, does not verify clinical benefit, or if we do not comply with rigorous postmarketing requirements, the FDA may seek to withdraw the approval.

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The FDA and/or comparable foreign regulators may not agree with our design of the VALOR-CKD confirmatory postmarketing trial, in which case we may be required to modify our planned clinical trials, or run additional clinical trials, before we can submit the NDA or comparable foreign applications.

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We currently have limited sales or marketing capabilities. If we are unable to establish effective sales and marketing capabilities or if we are unable to enter into agreements with third parties to commercialize TRC101, we may not be able to effectively generate product revenues.

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We have relied and continue to rely on third parties, particularly contract research organizations, or CROs, to conduct and complete our clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may be unable to obtain regulatory approval for or commercialize TRC101, if approved.

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We rely completely on third-party suppliers to manufacture our clinical drug supply of TRC101 drug substance (currently one supplier) and drug product (currently two suppliers), and we intend to rely on third parties to produce commercial supply of TRC101 drug substance and drug product, if approved. A performance failure on the part of any one of our suppliers could delay the development and potential approval or commercialization of TRC101. We are currently negotiating terms of a commercial supply agreement with our current drug substance supplier and engaging in discussions with a potential second supplier for commercial drug substance. These negotiations may not lead to a definitive agreement on acceptable terms, or at all, which would have a material adverse effect on our business and prospects.

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During our year-end close for the fiscal year ended December 31, 2017, we identified two material weaknesses in our internal control over financial reporting, all of which have since been remediated. If we are unable to maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports, and the market price of our common stock may be materially adversely affected.

•	If we fail to attract and keep senior management, we may be unable to successfully develop TRC101, conduct our clinical trials and commercialize TRC101, if approved.
Corporate Information
We were incorporated under the laws of the state of Delaware on May 22, 2013 and were granted certification of qualification in the state of California on August 5, 2013. Our principal offices are located at 7000 Shoreline Court, Suite 201, South San Francisco, California. Our telephone number is (415) 429-7800. Our website is tricida.com. The information on, or that can be accessed through, our website address is not part of this prospectus and is not incorporated by reference herein.
Trademarks
Tricida and our logo are some of our tradenames used in this prospectus and in the documents incorporated by reference in this prospectus. This prospectus also includes trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus or in the documents incorporated by reference in this prospectus appear without the ™ or ® symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.
Implications of Being an Emerging Growth Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or JOBS Act. We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our initial public offering. As a result of this status, we have taken advantage of reduced reporting requirements in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. In particular, in this prospectus, we have provided only two years of audited financial statements and have not included all of the executive compensation related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have irrevocably elected not to avail ourselves of this exemption and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies that are not emerging growth companies.

THE OFFERING

Common stock offered by us	5,600,000 shares

Underwriters’ option to purchase additional shares	We have granted the underwriters a 30-day option to purchase up to 840,000 additional shares at the public offering price, less underwriting discounts and commissions.

Common stock to be outstanding after the offering	47,748,247 shares (or 48,588,247 shares if the underwriters exercise in full their option to purchase additional shares)

Use of proceeds
We estimate that our net proceeds from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $188.9 million, or $217.3 million if the underwriters exercise their option to purchase additional shares in full. We intend to use the proceeds of the offering for manufacturing activities related to TRC101, conducting our confirmatory postmarketing trial, known as the VALOR-CKD trial, or TRCA-303, commercial expenses related to TRC101, and the remainder for working capital and general corporate purposes. See “Use of Proceeds” on page 68 for a more complete description of the intended use of proceeds from this offering.

Risk factors
See the “Risk Factors” section beginning on page 13 of this prospectus, as well as other information included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

The Nasdaq Global Select Market symbol	“TCDA”
The number of shares of our common stock to be outstanding after the completion of this offering is based on 42,148,247 shares of our common stock outstanding as of December 31, 2018, and excludes:

•
4,577,515 shares of common stock, with a weighted-average exercise price of $5.99 per share, issuable upon exercise of stock options outstanding and 21,792 shares of common stock issuable upon vesting of restricted stock units outstanding as of December 31, 2018 under our 2013 and 2018 Equity Incentive Plans;

•
3,752,893 shares of common stock reserved for issuance pursuant to future awards under our 2018 Equity Incentive Plan, as of December 31, 2018, plus any future increases in the number of shares of common stock reserved for issuance under our 2018 Equity Incentive Plan pursuant to provisions thereof that automatically increase the share reserve under the plan each year;

•
781,891 shares of common stock reserved for future issuance under our 2018 employee stock purchase plan, or the ESPP, plus any future increases in the number of shares of common stock reserved for issuance under the ESPP pursuant to provisions thereof that automatically increase the share reserve under the plan each year; and

•
106,916 shares of common stock issuable upon the exercise of warrants held by Hercules Capital, Inc., or Hercules, and Hercules Technology III, L.P. as of December 31, 2018. Subsequent to December 31, 2018, the Company issued to Hercules and Hercules Technology III, L.P. warrants for an additional 16,721 shares of common stock.

Unless otherwise indicated or the context otherwise requires, this prospectus reflects and assumes the following:

•	no exercise of outstanding options or warrants; and

•	no exercise by the underwriters of their option to purchase up to an additional 840,000 shares of our common stock.

SUMMARY FINANCIAL DATA
The following tables summarize our financial data for the periods and as of the dates indicated. We have derived the statements of operations and comprehensive loss data for the years ended December 31, 2016, 2017 and 2018 and the balance sheet data as of December 31, 2018 from our audited financial statements incorporated by reference in this prospectus. Our historical results are not necessarily indicative of results that may be expected in the future. You should read the following summary financial data together with our financial statements and the related notes appearing in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 29, 2019, or our 2018 Annual Report, and the information in the sections titled “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our 2018 Annual Report.

	Years Ended December 31,
	2016	2017	2018
	(in thousands, except share and per share amounts)
Statements of Operations and Comprehensive Loss Data:
Operating expenses:
Research and development	$21,820	$35,906	$85,594
General and administrative	5,363	11,216	18,001
Total operating expenses	27,183	47,122	103,595
Loss from operations	(27,183)	(47,122)	(103,595)
Change in fair value-preferred stock tranche obligation	(1,571)	5,649	—
Other income (expense), net	103	183	3,924
Interest expense	—	—	(3,137)
Net loss	(28,651)	(41,290)	(102,808)
Other comprehensive loss:
Net unrealized loss on marketable securities, net of tax	—	(13)	(140)
Comprehensive loss	$(28,651)	$(41,303)	$(102,948)
Net loss per share, basic and diluted	$(15.69)	$(19.32)	$(4.64)
Weighted-average number of shares outstanding, basic and diluted	1,826,040	2,137,690	22,146,192

	As of December 31, 2018
	Actual	Pro Forma as adjusted(1)
	(unaudited)
	(in thousands)
Balance Sheet Data:
Cash, cash equivalents and investments	$243,365	$432,269
Working capital(2)	229,543	418,447
Total assets	247,849	436,753
Total liabilities	53,324	53,324
Accumulated deficit	(192,194)	(192,194)
Total stockholders’ equity	194,525	383,429
________________

(1)
The pro forma as adjusted balance sheet data in the table above reflects the pro forma adjustments for the sale and issuance by us of shares of our common stock in this offering, at the public offering price of $36.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

(2)
We define working capital as current assets less current liabilities. See our financial statements included in our 2018 Annual Report for further details regarding our current assets and current liabilities.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with other information contained or incorporated by reference in this prospectus, including our financial statements and the related notes and the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before you make an investment decision. The occurrence of any of the events or developments described below could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects. In such an event, the market price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.
Risks Related to Our Limited Operating History, Financial Condition and Capital Requirements
We have a limited operating history, have incurred significant losses in each year since our inception and anticipate that we will continue to incur significant losses for the foreseeable future. We have only one product candidate, TRC101, which is in clinical trials and has no commercial sales, which, together with our limited operating history, makes it difficult to assess our future viability.
We are a pharmaceutical company focused on the development and commercialization of our product candidate, TRC101, a non-absorbed, orally-dosed polymer designed as a potential treatment for metabolic acidosis in patients with chronic kidney disease, or CKD. We have only a limited operating history upon which you can evaluate our business and prospects. We are not profitable and have incurred significant losses in each year since our inception in 2013. Our net losses were $102.8 million for the year ended December 31, 2018, $41.3 million for the year ended December 31, 2017 and $28.7 million for the year ended December 31, 2016. As of December 31, 2018, we had an accumulated deficit of $192.2 million. Pharmaceutical product development is a highly speculative undertaking, entails substantial upfront capital expenditures and involves a substantial degree of risk, including the risk that a potential product candidate will fail to demonstrate adequate efficacy or an acceptable safety profile, gain regulatory approval and become commercially viable. We have limited experience and have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the pharmaceutical industry. To date, we have focused principally on developing our product candidate TRC101. We have no products approved for commercial sale and have not generated any revenue from product sales or other arrangements to date and neither will we for the foreseeable future. We continue to incur significant research and development and other expenses related to our ongoing operations. We expect to continue to incur losses for the foreseeable future, and we anticipate these losses will increase as we continue our development of, and seek regulatory approval for, TRC101, prepare for potential commercialization of TRC101 and continue to operate as a public company and comply with legal, accounting and other regulatory requirements.
If TRC101 is not successfully developed or commercialized, including because of a lack of capital, or if we do not generate enough revenue following marketing approval, we will not achieve profitability and our business may fail. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. We may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect our business. The size of our future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate revenue. Our prior losses, combined with expected future losses, have had and will continue to have an adverse effect on our stockholders’ equity and working capital.
Further, the net losses we incur may fluctuate significantly from quarter to quarter and year to year, such that a period-to-period comparison of our results of operations may not be a good indication of our future performance.

We will require substantial additional financing to achieve our goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our product development, other operations or commercialization efforts of TRC101.
We are currently advancing TRC101 through clinical development. As of December 31, 2018, we had working capital of $229.5 million and cash, cash equivalents and investments of $243.4 million. We believe that we will continue to expend substantial resources for the foreseeable future as we continue clinical development, seek regulatory approval, and prepare for the commercialization of TRC101 and develop any other product candidates we may choose to pursue in the future. These expenditures will include costs associated with research and development, sales and marketing, conducting nonclinical and clinical studies and trials, obtaining regulatory approvals, and manufacturing and supply. In addition, other unanticipated costs may arise. Because the outcome of any clinical trial and the regulatory approval process is highly uncertain, we cannot reasonably estimate the actual amounts necessary to successfully complete the development, regulatory approval process and commercialization of TRC101.
We believe that our existing cash, cash equivalents and investments of $243.4 million and additional borrowings under our Loan and Security Agreement, or Term Loan, with Hercules Capital, Inc., or Hercules, will allow us to fund our operating plan through at least the next 12 months. However, we have based these estimates on assumptions that may prove to be wrong, and we could spend our available capital resources much faster than we currently expect or require more capital to fund our operations than we currently expect. Moreover, our operating plan may change as a result of many factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity, debt financings or other sources, such as strategic collaborations. Such financing may result in dilution to stockholders, imposition of debt covenants and repayment obligations, or other restrictions that may affect our business. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.
The amount and timing of our future funding requirements will depend on many factors, including, but not limited to:

•	the time and cost necessary to obtain regulatory approvals for TRC101 and any future product candidates that we develop, in-license or acquire;

•	our ability to obtain approval for TRC101 under the Accelerated Approval Program;

•	the costs of confirmatory postmarketing studies or trials for TRC101 that could be required by regulatory agencies or that we might otherwise choose to conduct;

•	the costs of obtaining commercial supplies of TRC101;

•	our ability to successfully commercialize TRC101;

•	the manufacturing, selling and marketing costs associated with TRC101, including the cost and timing of expanding our sales and marketing capabilities;

•	the timing and costs related to the optimization and scale-up of our manufacturing processes for TRC101 and commercial supply of TRC101;

•	the amount of sales and other revenue from TRC101, including the sales price and the availability of adequate third-party reimbursement;

•	the timing, receipt and amount of sales of, or royalties on, TRC101, if any;

•	the costs of operating as a public company;

•	the costs associated with any product recall that could occur;

•	the emergence, approval, availability, perceived advantages, relative cost, relative safety and relative efficacy of alternative and competing products or treatments;

•	the cash requirements of any future acquisitions or discovery of future product candidates, if any;

•
the progress, timing, scope and costs of our nonclinical and clinical studies and trials, including the ability to enroll patients in a timely manner for our confirmatory postmarketing trial, VALOR-CKD (also known as TRCA-303), or potential future clinical trials;

•	the time and cost necessary to respond to technological and market developments; and

•	the costs of preparing, filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights, including litigation costs and the outcome of such litigation.
We cannot assure you that anticipated additional financing will be available to us on favorable terms, or at all. Our current Term Loan contains negative covenants that restrict our ability to obtain additional debt financing. Any future debt financing into which we enter may impose upon us covenants that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, redeem our stock, make certain investments and engage in certain merger, consolidation or asset sale transactions. Although we have been successful in obtaining financing through the issuance of our equity securities and debt financing, we cannot assure you that we will be able to do so in the future. If we are unable to raise additional capital to fund our clinical development and commercialization of TRC101, if approved, and other business activities, we could be forced to significantly delay, scale back or abandon one or more clinical development programs or commercialization efforts and curtail or cease our operations. In addition, our ability to achieve profitability or to respond to competitive pressures would be significantly limited.
Risks Related to Our Business
We are dependent on the success of TRC101, our only product candidate. If we are unable to successfully develop, obtain regulatory approval for and commercialize TRC101, or experience significant delays in doing so, our business will be materially harmed.
To date, we have invested all of our efforts and financial resources in the research and development of TRC101, which is our only product candidate, and our business and future success depends on our ability to successfully develop, obtain regulatory approval for and commercialize TRC101. In May 2018, we completed our multicenter, randomized, double-blind, placebo-controlled, pivotal Phase 3 clinical trial for TRC101, known as TRCA-301. The TRCA-301 trial enrolled 217 CKD patients with metabolic acidosis. Eligible subjects who completed the 12-week treatment period in our pivotal Phase 3 trial were invited to continue in our 40-week extension trial, TRCA-301E, and we completed the TRCA-301E trial in March 2019. While we believe that these trials successfully met their primary and secondary endpoints, we cannot assure you that the U.S. Food and Drug Administration, or FDA, or any foreign regulatory agency will approve TRC101 for marketing. Furthermore, even if we obtain regulatory approval for TRC101, we will still need to develop a commercial organization, or collaborate with a third party for the commercialization of TRC101, establish commercially viable pricing and obtain approval for coverage and adequate reimbursement from third parties, including government payers. If we are unable to successfully commercialize TRC101, we may not be able to generate sufficient revenue to continue our business.
Our near-term prospects, including our ability to finance our operations and generate revenue, will depend heavily on the successful development and commercialization of TRC101 in the United States. Though we plan to engage in marketing approval discussions with foreign regulatory agencies in the future, we have not yet begun marketing approval discussions with any regulatory agency other than the

FDA, and we are not currently seeking regulatory approval for TRC101 outside the United States. The clinical and commercial success of TRC101 will depend on a number of factors, including the following:

•	our ability to demonstrate TRC101’s safety and efficacy to the satisfaction of the FDA and/or foreign regulatory agencies;

•	the timely reporting of our confirmatory postmarketing trial, known as the VALOR-CKD trial;

•	whether we are required by the FDA and/or foreign regulatory agencies to conduct additional clinical trials prior to approval to market TRC101;

•	the prevalence and severity of adverse side effects of TRC101 in our ongoing and future clinical trials and commercial use, if approved;

•	the timely receipt of necessary regulatory and marketing approvals from the FDA and foreign regulatory agencies for TRC101;

•	our ability to obtain U.S. marketing approval for TRC101 under the Accelerated Approval Program;

•
our ability to successfully conduct our confirmatory postmarketing trial, VALOR-CKD, and confirm renal benefit of TRC101, assuming TRC101 is initially approved under the FDA’s Accelerated Approval Program;

•	our ability to successfully commercialize TRC101, if approved for marketing and sale by the FDA and/or foreign regulatory agencies;

•
our ability to manufacture clinical trial and commercial quantities of TRC101 drug substance and drug product and to develop, validate and maintain a commercially viable manufacturing process that is compliant with current good manufacturing practices, or cGMP, at a scale sufficient to meet anticipated demand and over time enable us to reduce our cost of manufacturing;

•	achieving and maintaining compliance with all regulatory requirements applicable to TRC101;

•	our success in educating physicians and patients about the benefits, risks, administration and use of TRC101;

•	acceptance of TRC101 as safe and effective by patients and the medical community;

•	the availability, perceived advantages, relative cost, relative safety and relative efficacy of alternative and competing treatments;

•	our ability to obtain and sustain an adequate level of reimbursement for TRC101 by third-party payers;

•	the effectiveness of our own or any future strategic collaborators’ marketing, sales and distribution strategy and operations;

•	our ability to continue to obtain protection for and to enforce our intellectual property rights in and to TRC101; and

•	our ability to avoid and defend against third-party patent interference or patent infringement claims or similar proceedings with respect to our patent rights and patent infringement claims.
Many of these factors are beyond our control. Accordingly, we cannot assure you that we will ever be able to generate revenue through the sale of TRC101. If we are not successful in commercializing TRC101, or are significantly delayed in doing so, our business will be materially harmed.

We will attempt to secure approval of TRC101 from the FDA through the use of the Accelerated Approval Program, but such mechanism may not actually lead to a faster development or regulatory review or approval process. If we are unable to obtain approval of TRC101 through the Accelerated Approval Program in the United States, we may be required to conduct additional nonclinical and clinical studies and trials beyond those that we currently contemplate, which could increase the expense of obtaining, reduce the likelihood of obtaining and/or delay the timing of obtaining, necessary marketing approval. Even if we receive approval from the FDA under the Accelerated Approval Program, if our confirmatory postmarketing trial does not verify clinical benefit, or if we do not comply with rigorous postmarketing requirements, the FDA may seek to withdraw the approval.
We currently plan to seek U.S. approval for our sole product candidate, TRC101, through the FDA’s Accelerated Approval Program based on the results of our Phase 1/2 trial, TRCA-101, our pivotal Phase 3 clinical trial, TRCA-301, and our extension trial, TRCA-301E. For any approval to market a drug product, we must provide the FDA and foreign regulatory agencies with clinical data that adequately demonstrate the safety and efficacy of the product for the indication applied for in the New Drug Application, or NDA, or other respective regulatory filings. As described in the “Government Regulation” section, the Accelerated Approval Program is one of several approaches used by the FDA to make prescription drugs more rapidly available for the treatment of serious or life-threatening diseases. Section 506(c) of the Federal Food, Drug and Cosmetic Act, or FFDCA, provides that the FDA may grant accelerated approval to “a product for a serious or life-threatening condition upon a determination that the product has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments.” Approval under the Accelerated Approval Program is subject, however, to the requirement that the applicant conduct additional postmarketing clinical trials to verify and describe the drug’s clinical benefit, where there is uncertainty as to the relationship of the surrogate endpoint to the clinical benefit, or of the observed clinical endpoint to ultimate outcome. Typically, clinical benefit is verified when postmarketing clinical trials show that the drug provides a clinically meaningful positive therapeutic effect, that is, an effect on how a patient feels, functions, or survives. The FDA may require that any confirmatory postmarketing trial be initiated or substantially underway prior to the submission of an application under the Accelerated Approval Program. And, if such confirmatory postmarketing trial fails to confirm the drug’s clinical profile or risks and benefits, the FDA may withdraw its approval of the drug.
The FDA has broad discretion with regard to approval under the Accelerated Approval Program, and even if we believe that the Accelerated Approval Program is appropriate for TRC101, we cannot assure you that the FDA will ultimately agree. Furthermore, even if we do obtain approval under the Accelerated Approval Program, we may not experience a faster development process, review or approval compared to conventional FDA procedures.
We have sought feedback from the FDA on our ability to seek and receive approval for TRC101 under the Accelerated Approval Program, but there can be no assurance that the FDA will ultimately agree that the results of our pivotal Phase 3 clinical trial, TRCA-301, and our extension trial, TRCA-301E, and the design of our confirmatory postmarketing trial, VALOR-CKD, will be sufficient to support such approval. There also can be no assurance that after subsequent FDA feedback that we will continue to pursue approval under the Accelerated Approval Program. Furthermore, if we submit an application for approval through the Accelerated Approval Program, there can be no assurance that such application will be accepted or that approval will be granted on a timely basis, or at all. For example, the FDA could require us to conduct further studies or trials prior to considering our application or granting approval of any type, including by determining that approval under the Accelerated Approval Program is not appropriate and that our pivotal Phase 3 clinical trial, TRCA-301, may not be used to support approval under the conventional pathway. We might not be able to fulfill the FDA’s requirements in a timely manner, which would cause delays, or approval might not be granted because our submission is deemed incomplete by the FDA. A failure to obtain approval under the Accelerated Approval Program could result in a longer time period to commercialize TRC101, could increase the cost of development of it and could significantly harm our financial position and competitive position in the marketplace.
Even if we receive approval for TRC101 under the Accelerated Approval Program, we will be subject to rigorous postmarketing requirements, including the completion of our confirmatory postmarketing trial, VALOR-CKD, or such other confirmatory postmarketing trials as the FDA may require, to verify the clinical benefit of the product, and submission to the FDA of all promotional materials prior to their dissemination. The FDA could seek to withdraw the approval for multiple reasons, including if we fail to conduct any required confirmatory postmarketing trial with due diligence, a confirmatory postmarketing trial does not confirm the predicted clinical benefit, other evidence shows that the product is not safe or effective under the conditions of use, or we disseminate promotional materials that are found by the FDA to be false and misleading.
Any delay in obtaining, or inability to obtain, approval under the Accelerated Approval Program would delay or prevent commercialization of TRC101 and would materially adversely affect our business, financial condition, results of operations, cash flows and prospects.
We may be unable to obtain regulatory approval for TRC101 under applicable regulatory requirements.
To gain approval to market a drug product, regardless of whether it is through Accelerated Approval or the conventional pathway, we must provide the FDA and foreign regulatory agencies with clinical data that adequately demonstrates the safety and efficacy of the product for the intended indication applied for in the NDA or other respective regulatory filing. Drug development is a long, expensive and uncertain process, and delay or failure can occur at any stage of any of our clinical trials. A number of companies in the pharmaceutical industry have suffered significant setbacks in clinical trials even after promising results in earlier nonclinical or clinical studies and trials. These setbacks have been caused by, among other things, nonclinical findings made while clinical trials were underway and safety or efficacy observations made in clinical trials, including previously unreported adverse events. Success in nonclinical testing and early clinical trials does not ensure that later clinical trials will be successful, and the results of clinical trials by other parties may not be indicative of the results in trials we may conduct.
Our business currently depends entirely on the successful development, regulatory approval and commercialization of our sole product candidate, TRC101. Based on the results of our pivotal Phase 3 clinical trial, TRCA-301, and extension trial, TRCA-301E, we plan to prepare and submit an NDA seeking approval under the FDA’s Accelerated Approval Program to market TRC101. TRC101 may not receive marketing approval even though we believe we achieved the primary and secondary endpoints in our pivotal Phase 3 clinical trial, TRCA-301, and our extension trial, TRCA-301E. The FDA and other foreign regulatory agencies have substantial discretion in evaluating the results of our pivotal Phase 3 clinical trial, TRCA-301, our extension trial, TRCA-301E, and our earlier Phase 1/2 trial, TRCA-101. For example, notwithstanding our view to the contrary, the FDA may determine that the efficacy data and/or safety data from our Phase 1/2 trial, TRCA-101, our pivotal Phase 3 clinical trial, TRCA-301, and our extension trial, TRCA-301E, do not support approval of an NDA for TRC101. Clinical data often are susceptible to varying interpretations and many companies that have believed that their products performed satisfactorily in clinical trials have nonetheless failed to obtain FDA approval for their products. The FDA or foreign regulatory agencies may disagree with our trial design and our interpretation of data from our Phase 1/2 trial, TRCA-101, our pivotal Phase 3 clinical trial, TRCA-301, our extension trial, TRCA-301E, or our nonclinical studies. Upon the FDA’s review of the data from our pivotal Phase 3 clinical trial, TRCA-301, and our extension trial, TRCA-301E, it may request that we conduct additional analyses of the data and, if it believes that the data are not satisfactory, could advise us to delay our submission of an NDA. Accordingly, we may not submit our NDA for TRC101 within our anticipated time frame and, even after we make the submission, the FDA may not accept it for filing, may request additional information from us, including data from additional clinical trials, and, ultimately, may not grant marketing approval for TRC101.

While there are comparable approval pathways outside the United States that are similar to the Accelerated Approval Program, we have not yet explored whether TRC101 might qualify for such a program. Foreign regulatory authorities may determine that the results of our pivotal Phase 3 clinical trial, TRCA-301, and our extension trial, TRCA-301E, and our earlier Phase 1/2 trial, TRCA-101, are not sufficient to support regulatory approval and may require us to complete additional clinical trials or other studies prior to submitting an application for approval.
The denial of regulatory approval for TRC101 could mean that we need to cease operations, and a delay in obtaining such approval could delay commercialization of TRC101 and adversely impact our ability to generate revenue, our business and our results of operations.
If we are not successful in commercializing TRC101, or are significantly delayed in doing so, our business will be materially harmed, and we may need to curtail or cease operations. We currently have no drug products approved for sale, and we may never obtain regulatory approval to commercialize TRC101, either under FDA’s Accelerated Program or the conventional pathway. The research, testing, manufacturing, labeling, approval, sale, marketing and distribution of drug products are subject to extensive regulation by the FDA and other regulatory agencies in the United States and other countries, and such regulations differ from country to country. We are not permitted to market TRC101 in the United States until we receive approval of an NDA from the FDA.
The FDA or any foreign regulatory agency can delay, limit or deny approval to market TRC101 for many reasons, including:

•	our inability to demonstrate to the satisfaction of the FDA or the applicable foreign regulatory agency that TRC101 is safe and effective for the requested indication;

•	our inability to gain agreement from the FDA that TRC101 is appropriate for approval under FDA’s Accelerated Approval Program;

•	our inability to gain agreement from applicable foreign regulatory authorities that TRC101 is appropriate for approval under applicable regulatory pathways;

•	the FDA’s or the applicable foreign regulatory agency’s disagreement with the interpretation of data from nonclinical and clinical studies and trials;

•	our inability to demonstrate that the clinical and other benefits of TRC101 outweigh any safety or other perceived risks;

•	our ability to enroll an adequate number of patients in our confirmatory postmarketing trial, VALOR-CKD;

•	the FDA’s or the applicable foreign regulatory agency’s requirement for additional nonclinical or clinical studies or trials;

•	the FDA’s or the applicable foreign regulatory agency’s having differing requirements for the trial protocols used in our clinical trials;

•	the FDA’s or the applicable foreign regulatory agency’s non-approval of the formulation, labeling and/or the specifications of TRC101;

•	the FDA’s or the applicable foreign regulatory agency’s failure to accept the manufacturing processes or third-party manufacturers with which we contract; or

•	the potential for approval policies or regulations of the FDA or the applicable foreign regulatory agencies to significantly change in a manner rendering our clinical data insufficient for approval.

Of the large number of drugs in development, only a small percentage successfully complete the FDA or other regulatory approval processes and are commercialized.
Even if we eventually complete clinical testing and receive approval of an NDA or foreign marketing authorization for TRC101, the FDA or the applicable foreign regulatory agency may grant approval contingent on the performance of costly additional clinical trials, which may be required after approval. The FDA or the applicable foreign regulatory agency may also approve TRC101 for a more limited indication and/or a narrower patient population than we originally request, and the FDA or applicable foreign regulatory agency may not approve the labeling that we believe is necessary or desirable for the successful commercialization of TRC101. Any delay in obtaining, or inability to obtain, applicable regulatory approval would delay or prevent commercialization of TRC101 and would materially adversely impact our business and prospects.
Clinical drug development involves a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results. Failure can occur at any stage of clinical development. We have not submitted an NDA for TRC101, or similar drug approval filings, to the FDA or to comparable foreign authorities.
Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process. The results of nonclinical and clinical studies and trials of our product candidate may not be predictive of the results of later-stage clinical trials. For example, the positive results generated to date in our Phase 1/2 trial, TRCA-101, our pivotal Phase 3 trial, TRCA-301, and our extension trial, TRCA-301E, for TRC101 do not ensure that our postmarketing trial, VALOR-CKD, or other future clinical trials will demonstrate similar results. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy despite having progressed through nonclinical and clinical studies and trials. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier studies and trials, and we cannot be certain that we will not face similar setbacks. Based upon negative or inconclusive results, we or any potential future collaborator may decide, or regulators may require us, to conduct additional nonclinical and clinical studies and trials. In addition, data obtained from trials and studies are susceptible to varying interpretations, and regulators may not interpret our data as favorably as we do, which may delay, limit or prevent regulatory approval. Furthermore, we rely on contract research organizations, or CROs, and clinical trial sites to ensure the proper and timely conduct of our clinical trials and, while we have agreements governing their committed activities, we have limited influence over their actual performance. Even though we completed our pivotal Phase 3 clinical trial, TRCA-301, and our extension trial, TRCA-301E, and even if any future clinical trials are completed, the results may not be sufficient to obtain regulatory approval, regardless of whether it is through the Accelerated Approval Program or the conventional pathway, for TRC101 in the time frame we anticipate, or at all. Additional clinical trial results may inform our understanding of the safety and efficacy of TRC101 and could impact the design and conduct of ongoing and future clinical trials.
For approval of TRC101 through the Accelerated Approval Program, the FDA has specifically requested that a confirmatory postmarketing clinical trial be completely, or nearly completely, enrolled prior to submission of our NDA. We may experience delays in enrolling an adequate number of patients in our confirmatory postmarketing trial, VALOR-CKD, which could affect the timing of our NDA submission, which we currently anticipate will be submitted in the second half of 2019. In addition, our confirmatory postmarketing trial, VALOR-CKD, may have a large dropout rate of participants, which could add time, expense and risk to the completion of the trial and could affect the results of the trial.
In addition, we do not know whether future clinical trials, if any, will begin on time, need to be redesigned, enroll an adequate number of patients on time or be completed on schedule, if at all. Clinical trials can be delayed, terminated early or aborted for a variety of reasons, including delay or failure to:

•	obtain regulatory approval to commence a trial, if applicable;

•
reach agreement on acceptable terms with prospective CROs and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	obtain ethics committee or institutional review board, or IRB, approval at each site;

•	recruit suitable patients to participate in a trial and have such patients complete the clinical trial or return for post-treatment follow-up;

•	ensure that clinical sites follow the trial protocol, comply with good clinical practices, or GCPs, and continue to participate in a clinical trial;

•	address any patient safety concerns that arise during the course of a clinical trial;

•	ensure that patients comply with and complete clinical trial protocol;

•	achieve a sufficient level of endpoint events in the placebo group, if applicable;

•	initiate or add a sufficient number of clinical trial sites;

•	ensure that trial sites do not deviate from clinical trial protocol or drop out of a clinical trial;

•	address any conflicts with new or existing laws or regulations;

•	manufacture sufficient quantities of product candidate for use in clinical trials and ensure clinical trial material is provided to clinical sites in a timely manner; and

•	obtain the statistical analysis plan to be used to evaluate the clinical trial data.
Patient enrollment is a significant factor in the timing of clinical trials and is affected by many factors, including the size and nature of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, the design of the clinical trial, competing clinical trials and clinicians’ and patients’ perceptions as to the potential advantages of the drug being studied in relation to other available therapies, including any new drugs or treatments that may be approved for the indications we are investigating.
We could also encounter delays if a clinical trial is suspended or terminated by us, by the ethics committees or IRBs of the institutions in which such trials are being conducted, by an independent Safety Review Board, or SRB, for such trial or by the FDA or other regulatory agencies. Such parties may suspend or terminate a clinical trial due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, inspection of the clinical trial operations or trial site by the FDA or other regulatory agencies resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a drug, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial.
Further, conducting clinical trials in foreign countries presents additional risks that may delay completion of our clinical trials. These risks include the failure of physicians or enrolled patients in foreign countries to adhere to clinical protocol as a result of differences in healthcare services or cultural customs, managing additional administrative burdens associated with foreign regulatory schemes, as well as political and economic risks relevant to such foreign countries. In addition, the FDA may determine that clinical trial results obtained in foreign subjects do not represent the safety and efficacy of a product when administered in U.S. patients and are thus not supportive of an NDA approval in the United States.
If we experience delays in the start or completion of, or termination of, any clinical trial of our sole product candidate, TRC101, the commercial prospects of TRC101 may be harmed, and our ability to generate product revenue from TRC101 will be delayed. In addition, any delays in completing our clinical trials will increase our costs, slow down our TRC101 development and approval process and jeopardize our ability to commence product sales and generate revenue. Any of these occurrences may significantly harm our business, financial condition and prospects. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of TRC101.
Results from completed human clinical trials may not be representative of the results that are obtained after approval, if obtained, and product launch.
Human clinical trials are very complicated undertakings and working with subjects with CKD is particularly difficult because of the serious nature of the disease and the comorbidities experienced by the subjects. If we obtain FDA approval under the Accelerated Approval Program, safety risks not identified in our prior clinical trials may first appear after we obtain approval and commercialize TRC101. Any new postmarketing adverse events may significantly impact our ability to market TRC101 and may require that we recall and discontinue commercialization of the product. Furthermore, if the confirmatory postmarketing trial, VALOR-CKD, fails to confirm TRC101’s clinical profile or clinical benefits, the FDA may withdraw its approval of TRC101. Any of these events would materially harm our business.
We have relied and continue to rely on third parties, particularly CROs, to conduct and complete our clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may be unable to obtain regulatory approval for or commercialize TRC101, if approved.
We do not have the ability to independently conduct clinical trials. We rely on medical institutions, clinical investigators, contract laboratories, collaborative partners and other third parties, such as CROs, to conduct clinical trials for TRC101. We rely on these third parties to conduct and complete our clinical trials according to GCPs and the study protocol, statistical analysis plan and other study-specific documents (for example, monitoring and blinding plans). Responsibilities of these third parties include, but are not limited to, monitoring of the study sites and ensuring that the study is conducted in compliance with International Council for Harmonization of Technical Requirements for Pharmaceuticals for Human Use, or ICH, guidelines and GCPs, the informed consent process, protocol-specified requirements, safety reporting requirements, data collection guidelines and all study-specific blinding procedures.
Our extension trial, TRCA-301E, was conducted at 37 sites in the United States and Europe. Our confirmatory postmarketing trial, VALOR-CKD, is being conducted in a significantly greater number of countries and a significantly greater number of sites than TRCA-301E. The third parties with whom we contract for execution of our clinical trials play a significant role in the conduct of these trials and the subsequent collection and analysis of data. However, these third parties are not our employees, and, except for contractual duties and obligations, we have limited ability to control the amount or timing of resources that they devote to our program. Although we rely on these third parties to conduct all of our clinical trials in accordance with a transfer of obligations, we remain responsible for ensuring that each of our clinical trials is conducted and its data analyzed in accordance with its protocol and statistical analysis plan. Moreover, the FDA and foreign regulatory agencies require us to comply with regulations and standards, including ICH guidelines and GCPs for conducting, monitoring, recording and reporting the results of clinical trials to ensure that the data and results are scientifically credible and accurate, and that the trial subjects are adequately informed of the potential risks of participating in clinical trials.
In addition, the execution of clinical trials, and the subsequent compilation and analysis of the data produced, requires coordination among various parties. In order for these functions to be carried out effectively and efficiently, it is imperative that these parties communicate and coordinate with one another. Moreover, these third parties may also have relationships with other commercial entities, some of which may compete with us. These third parties may terminate their agreements with us upon as little as 30 days’ prior written notice. Some of these agreements may also be terminated by such third parties under certain other circumstances, including our insolvency. If the third parties conducting our clinical trials do not perform their contractual duties or obligations, experience work stoppages, do not meet expected deadlines, terminate their agreements with us or need to be replaced, or if the quality or accuracy of the clinical data they obtain is compromised due to the intentional or inadvertent failure to adhere to our clinical trial protocols or GCPs, or for any other reason, we may need to enter into new arrangements with alternative third parties, which could be difficult, costly or impossible, and our clinical trials may be extended, delayed or terminated or may need to be repeated. The third parties upon whom we rely may be inspected by FDA or other regulatory authorities in relation to our, or to other, studies or trials. Such inspections may result in FDA or other regulatory authorities not accepting the data produced by the third party.
If any of the foregoing were to occur, we may not be able to obtain regulatory approval for or commercialize TRC101, which would have a material adverse effect on our business, results of operations and financial condition.
We rely completely on third-party suppliers to manufacture our clinical drug supply of TRC101 drug substance and drug product, and we intend to rely on third parties to produce commercial supply of TRC101 drug substance and drug product, if approved.
We do not currently have, nor do we plan to acquire, the infrastructure or internal capability to manufacture TRC101 on a clinical or commercial scale. As such, we contract with third-party service providers to manufacture TRC101 drug substance and drug product and to perform analytical testing services under cGMPs. Pharmaceutical manufacturing facilities are subject to inspection by the FDA and foreign regulatory agencies on a regular basis, before and after product approval.
We do not directly control, and are completely dependent on, our contract manufacturers for compliance with, applicable requirements including cGMP, for manufacture of both TRC101 drug substance and drug product. If our contract manufacturers cannot successfully manufacture material that conforms to our specifications or they are unable to comply with the strict regulatory requirements of the FDA or foreign regulatory agencies, we will not be able to secure and/or maintain adequate supply of TRC101 drug substance and drug product. In addition, we have no direct control over the ability of our contract manufacturers to maintain adequate quality control, quality assurance and qualified personnel. Furthermore, all of our contract manufacturers are engaged with other companies to supply and/or manufacture materials or products for such companies, which exposes our manufacturers to regulatory risks for the production of such other materials and products. As a result, failure to meet the regulatory requirements for the production of those materials and products may generally affect the regulatory clearance of our contract manufacturers’ facilities. If our contract manufacturers’ facilities fail to comply with the FDA or a comparable foreign regulatory agency requirements, we may need to find alternative manufacturing facilities for TRC101 drug substance or drug product, which would negatively impact our ability to develop, obtain regulatory approval for, or market TRC101, if approved, and materially adversely affect our financial condition.
We currently depend on a single third-party supplier for the manufacture of TRC101 drug substance, and any performance failure on the part of our supplier could delay the development and potential commercialization of TRC101.
We cannot be certain that our drug substance supplier will continue to provide us with sufficient quantities of TRC101 drug substance, or that our manufacturers will be able to produce sufficient quantities of drug product incorporating such drug substance, to satisfy our anticipated specifications and quality requirements, or that such quantities can be obtained at pricing necessary to sustain acceptable pharmaceutical margins. We believe that there are a limited number of experienced contract manufacturers in the world capable of manufacturing a polymeric drug substance such as TRC101. Our current dependence on a single supplier for our drug substance and the challenges we may face in obtaining adequate supply of TRC101 drug substance involves several risks, including limited control over pricing, availability, quality and delivery schedules. Any supply interruption in TRC101 drug substance or drug product could materially harm our ability to complete our development program or satisfy commercial demand, if approved, until a new source of supply, if any, could be identified and qualified. We may be unable to find a sufficient alternative supply channel in a reasonable time or on commercially reasonable terms. Any performance failure on the part of our suppliers could delay the development and potential commercialization of TRC101, including limiting supplies necessary for clinical trials and regulatory approvals, which would have a material adverse effect on our business.
Moreover, our current supplier of drug substance may not have the capacity to manufacture TRC101 drug substance in the quantities that we believe will be sufficient to meet anticipated market demand or to enable us to achieve the economies of scale necessary to reduce the manufacturing cost of TRC101 drug substance. We are currently negotiating the terms of a commercial supply agreement with our current drug substance supplier and engaging in discussions with a potential second supplier for commercial drug substance. These negotiations may not lead to a definitive agreement on acceptable terms, or at all, which would have a material adverse effect on our business. Our business plan assumes that we are able to develop a supply chain with multiple suppliers and significantly decrease our cost of goods within the first several years of commercialization of TRC101, if approved, enabling us to achieve gross margins similar to those achieved by other companies with polymer based drugs. If we are unable to reduce the manufacturing cost of TRC101 drug substance, our financial results will suffer and our ability to achieve profitability will be significantly jeopardized. Outside of our current supplier, we currently do not have any agreements for the commercial production of TRC101 drug substance. If our contract manufacturer for drug substance is unable to source, or we are unable to purchase, sufficient quantities of materials necessary for the production of TRC101 drug substance, the ability of TRC101 to reach its market potential or to be timely launched, would be delayed or suffer from a shortage in supply, which would impair our ability to generate revenue from the sale of TRC101. If there is a disruption to our contract manufacturers’ or suppliers’ relevant operations, we will have no other means of producing TRC101 drug substance until they restore the affected facilities or we or they procure alternative manufacturing facilities. Additionally, any damage to or destruction of our contract manufacturers’ or suppliers’ facilities or equipment may significantly impair our ability to manufacture TRC101 on a timely basis.
We are in the process of scaling our two-step manufacturing process to commercial scale with our third-party supplier. Any performance failure or time delay in scaling our two-step drug substance manufacturing process could materially adversely affect or delay validation of our manufacturing process or interrupt the execution of our confirmatory postmarketing trial, VALOR-CKD, and potentially impact the commercialization of TRC101, if approved.
While we believe we have sufficient drug substance to supply the anticipated demand for at least the first 12 months of our confirmatory postmarketing trial, VALOR-CKD, we are in the process of scaling our two-step manufacturing process to commercial scale with our third-party supplier. The scale of the first step in our drug substance manufacturing process, step one, is being increased from approximately 340 kg/batch and the scale of the second step in our manufacturing process, step two, is being increased from approximately 65 kg/batch to provide targeted commercial batch sizes for each of the steps in the range of 500 to 700 kg. As compared to soluble, small organic molecule pharmaceuticals, insoluble, non-absorbed polymers are manufactured in larger batches to satisfy greater doses, e.g., gram quantities versus milligram or even microgram quantities per dose, which presents unique requirements both in terms of scale-up and process controls. We are in the process of scaling and optimizing the current production methods to meet our anticipated commercial needs without introducing changes to key TRC101 properties, including binding capacity, selectivity for hydrochloric acid and non-absorption. We use acid binding, competitive anion binding and particle size measurement assays to confirm these properties. Any difficulties experienced in the ongoing scale-up or optimization of our drug substance manufacturing processes to commercial scale could materially adversely affect or delay our ability to (i) meet regulatory process validation requirements to demonstrate that our manufacturing process is capable of consistently delivering quality product, or (ii) have sufficient quantities of TRC101 drug product manufactured to successfully conduct our confirmatory postmarketing trial, VALOR-CKD, or (iii) have sufficient quantities of TRC101 drug substance and drug product to supply commercial supply of TRC101, if approved, all of which would have a material adverse effect on our business and our prospects.

If we fail to establish an effective distribution process for TRC101 drug product, if approved, our business may be adversely affected.
We do not currently have the infrastructure necessary for distributing pharmaceutical products to patients. We intend to contract with a third-party logistics company to warehouse TRC101 and distribute it. This distribution network will require significant coordination with our sales and marketing and finance teams. Failure to secure contracts with a logistics company could negatively impact the distribution of TRC101, if approved, and failure to coordinate financial systems could negatively impact our ability to accurately report product revenue. If we are unable to effectively establish and manage the distribution process, the commercial launch and sales of TRC101, if approved, will be delayed or severely compromised and our results of operations may be harmed.
Even if TRC101 obtains regulatory approval, it may never achieve market acceptance or commercial success, which will depend, in part, upon the degree of acceptance among physicians, patients, patient advocacy groups, health care payers and the medical community.
Even if we obtain FDA or other regulatory approvals, TRC101 may not achieve market acceptance among physicians, patients, patient advocacy groups, health care payers or the medical community, and may not be commercially successful. If approved, market acceptance of TRC101 depends on a number of factors, including:

•	the efficacy of the product as demonstrated in clinical trials;

•	the prevalence and severity of any side effects and overall safety profile of the product;

•	the clinical indications for which the product is approved;

•	the potential and perceived advantages of TRC101 over current options or future alternative treatments;

•	the strength of our marketing organization and distribution channels;

•	the quality of our relationships with patient advocacy groups;

•	the availability and sufficiency of third-party coverage and adequate reimbursement;

•	acceptance by physicians, major operators of clinics and patients of the product as a safe and effective chronic daily treatment and willingness of physicians to prescribe TRC101;

•	the cost of treatment in relation to alternative treatments and willingness to pay for TRC101, if approved, on the part of patients;

•	relative convenience and ease of administration of TRC101; and

•	the availability of the product and our ability to meet market demand, including providing a reliable supply for long-term daily treatment.
Any failure by our product candidate, if it obtains regulatory approval, to achieve market acceptance or commercial success would adversely affect our results of operations.
The incidence and prevalence of the target patient population for TRC101 are based on estimates and third-party sources. If the market opportunity for TRC101 is smaller than we estimate or if any approval that we obtain is based on a narrower definition of the patient population, our revenue and ability to achieve profitability might be materially and adversely affected.
Periodically, we make estimates regarding the incidence and prevalence of target patient populations based on various third-party sources and internally generated analysis. These estimates may be inaccurate or based on imprecise data. For example, the total addressable market opportunity for TRC101 will depend on, among other things, acceptance of TRC101 by the medical community and patient access, drug pricing and reimbursement. The number of patients in the addressable markets may turn out to be lower than expected, patients may not be otherwise amenable to treatment with TRC101, or new patients may become increasingly difficult to identify or gain access to, all of which may significantly harm our business, financial condition, results of operations and prospects.
TRC101, if approved, may face significant competition and our failure to effectively compete may prevent us from achieving significant market penetration.
While we are not aware of any therapies approved by the FDA for the chronic treatment of metabolic acidosis and are not aware of any active clinical development programs other than ours for such a treatment in the United States, the pharmaceutical market is highly competitive and dynamic, and is characterized by rapid and substantial technological development and product innovations. Our TRC101 development program may serve as a template for a fast follower to develop a competing product candidate. Furthermore, we expect TRC101 to compete against non-approved options for increasing blood bicarbonate levels, including oral alkali supplementation such as sodium bicarbonate, sodium citrate or potassium citrate. TRC101 may not be able to compete effectively with existing non-approved options for increasing blood bicarbonate levels or new drugs that may be developed by competitors. The risk of competition is specifically important to us because TRC101 is our only product candidate.
Our competitors may have materially greater financial, manufacturing, marketing, research and drug development resources than we do. Large pharmaceutical companies in particular, may have extensive expertise in nonclinical and clinical testing and in obtaining regulatory approvals for drugs. In addition, academic institutions, government agencies, and other public and private organizations conducting research may seek patent protection with respect to potentially competitive products or technologies. These organizations may also establish exclusive collaborative or licensing relationships with our competitors.
Failure to compete effectively against available options for raising blood bicarbonate levels or in the future with new products would materially harm our business, financial condition and results of our operations.
We currently have limited sales or marketing capabilities. If we are unable to establish effective sales and marketing capabilities or if we are unable to enter into agreements with third parties to commercialize TRC101, we may not be able to effectively generate product revenue.
We currently have limited sales or marketing capabilities. In order to commercialize TRC101, if approved, we must build marketing and sales capabilities or make arrangements with third parties to perform these services, and we may not be successful in doing so. If TRC101 is approved by the FDA, we plan to initially commercialize it in the United States by deploying an 80- to 100-person specialty sales force targeting that subset of nephrologists most focused on treating CKD patients. Building the requisite sales, marketing or distribution capabilities will be expensive and time-consuming and will require significant attention of our leadership team to manage. Any failure or delay in the development of our sales, marketing or distribution capabilities would adversely impact the commercialization of our product. The competition for talented individuals experienced in selling and marketing pharmaceutical products is intense, and we cannot assure you that we can assemble an effective team. Additionally, we may choose to collaborate, either globally or on a territory-by-territory basis, with third parties on the commercialization of TRC101. If we are unable to enter into such arrangements on acceptable terms or at all, we may not be able to successfully commercialize TRC101 if and when it receives regulatory approval or any such commercialization may experience delays or limitations.

We may be subject to additional risks related to operating in foreign countries either ourselves or through a third-party, including:

•	differing regulatory requirements in foreign countries;

•	unexpected changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements;

•	economic weakness, including inflation or political instability in particular foreign economies and markets;

•	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;

•	foreign taxes, including withholding of payroll taxes;

•	foreign currency fluctuations, which could result in increased operating expenses and reduced revenue, and other obligations incident to doing business in another country;

•	difficulties staffing and managing foreign operations;

•	workforce uncertainty in countries where labor unrest is more common than in the United States;

•	potential liability under the Foreign Corrupt Practices Act of 1977 or comparable foreign regulations;

•
challenges enforcing our contractual and intellectual property rights, especially in those foreign countries that do not respect and protect intellectual property rights to the same extent as the United States;

•	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and

•	business interruptions resulting from geopolitical actions, including war and terrorism.
Our clinical development program may not uncover all possible adverse events that patients who take TRC101 may experience. The number of subjects exposed to TRC101 treatment and the average exposure time in the clinical development program may be inadequate to detect adverse events, or chance findings, that may only be detected once TRC101 is administered to more patients and for greater periods of time.
Clinical trials by their nature utilize a sample of the potential patient population. However, with a limited number of subjects and limited duration of exposure, we cannot be fully assured that TRC101 has no serious or severe side effects, and any such side effects may only be uncovered with a significantly larger number of patients exposed to the drug candidate. It is possible that ongoing and future clinical trials, as well as reports received from TRC101 use commercially, if approved, may identify safety concerns.
Although we have monitored the subjects in our trials for certain safety concerns and we have not seen evidence of significant safety concerns in our clinical trials to date, patients treated with TRC101 may experience adverse reactions. The most commonly reported adverse effect of TRC101 in the TRCA-101 trial was mild-to-moderate GI events, such as diarrhea and constipation. The most commonly reported treatment-related adverse events in the TRCA-301 trial were mild to moderate GI disorders, which included diarrhea, flatulence, nausea and constipation. It is possible that the FDA may ask for additional data regarding such matters. In addition, CKD patients often experience significant and frequent comorbidities and are being treated with other medications. Although in vitro studies and human drug-drug interaction, or DDI, studies available to date indicate that TRC101 does not interact with medications commonly used by CKD patients, if significant DDIs occur in the future, TRC101 may no longer be compatible with some of the medications used to treat CKD patients. If safety problems occur or are identified after TRC101 reaches the market, the FDA may require that we amend the labeling of TRC101, recall TRC101, or even withdraw approval for TRC101.
The FDA may not agree that the safety of TRC101 has been sufficiently characterized by the amount and quality of data provided from our clinical development program.
The NDA safety database for new drugs intended for chronic use in non-life-threatening conditions typically includes at least 1,500 individuals, with at least 100 patients exposed to the drug for a minimum of one year (Guideline for Industry ICH-E1A: The Extent of Population Exposure to Assess Clinical Safety: For Drugs Intended for Long-term Treatment of Non-Life-Threatening Conditions). At the time of filing our NDA, we anticipate that the TRC101 safety database will be significantly smaller than the guidance suggests. Given the toxicology study results and clinical safety profile observed to date for TRC101, as well as the non-absorbed nature of the drug, we believe our proposed safety database will be adequate for the filing of the TRC101 NDA and its review through the Accelerated Approval Program. However, we cannot assure you that the FDA will agree with our proposal. If they require additional safety data in the initial NDA filing, this could have a material adverse effect on our expected clinical and regulatory timelines, business, prospects, financial condition and results of operations.
Our product candidate, TRC101, may cause undesirable side effects or have other properties that could delay or prevent its regulatory approval, reduce the commercial attractiveness of a prescribing label or result in significant negative consequences following regulatory approval, if approved.
Clinical studies of TRC101 could reveal a high and unacceptable incidence and severity of undesirable and currently unknown side effects. Undesirable side effects could adversely affect patient enrollment in clinical studies, cause us or regulatory authorities to interrupt, delay or halt clinical studies or result in the delay, denial or withdrawal of regulatory approval by the FDA, the European Medicines Agency, or EMA, or other global regulatory authorities. Undesirable side effects also could result in regulatory authorities mandating additional clinical testing prior to approval, postmarketing testing following approval, or a more restrictive prescribing label for a product, which, in turn, could limit the market acceptance of the product by physicians and consumers.
Drug-related side effects could result in potential product liability claims, especially if they were not included in the consent forms for clinical trial patients or included in the warnings of any FDA-approved labeling. We currently carry product liability insurance covering use in our clinical trials in the amount of $15 million in the aggregate; however, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts if liability and legal costs exceed the threshold limited. A successful product liability claim or series of claims brought against us could cause our stock price to decline and, if judgments exceed our insurance coverage, could adversely affect our results of operations, business and financial condition, and commercial reputation. In addition, regardless of merit or eventual outcome, product liability claims may result in impairment of our business reputation, withdrawal of clinical study participants, increased costs due to related litigation, distraction of management’s attention from our primary business, initiation of investigations by regulators or other governmental entities, monetary awards to patients or other claimants, the inability to commercialize TRC101 and decreased demand for our product, if approved for marketing.
Additionally, if TRC101 receives regulatory approval, and we or others later identify undesirable side effects or unanticipated adverse events caused by such product, a number of potentially significant negative consequences could result, including but not limited to:

•	the requirement of additional warnings on the prescribing label;

•	the withdrawal of approvals by regulatory authorities;

•
the requirement of a risk evaluation and mitigation strategy plan, which could include a medication guide outlining the risks of such side effects for distribution to patients, a communication plan for healthcare providers and/or other elements to assure safe use;

•	litigation and the potential to be held liable for harm caused to patients; and

•	an adverse effect on our reputation.
Any of these events could prevent us from achieving or maintaining market acceptance of TRC101 and could significantly harm our business, results of operations, financial condition and prospects.
We will need to significantly increase the size of our organization, and we may experience difficulties in managing growth.
As of December 31, 2018, we had 76 full-time employees. We will need to continue to expand our managerial, operational, finance and other resources in order to manage our operations, regulatory filings, manufacturing and supply activities, clinical trials, marketing and commercialization activities for TRC101. Our management, personnel, systems and facilities currently in place may not be adequate to support this future growth. Our need to effectively execute our growth strategy requires that we:

•	expand our general and administrative and sales and marketing organizations;

•	identify, recruit, retain, incentivize and integrate additional employees;

•	manage our internal development efforts effectively while carrying out our contractual obligations to third parties; and

•	continue to improve our operational, legal, financial and management controls, reporting systems and procedures.
Our future financial performance and our ability to successfully develop and commercialize TRC101 will depend, in part, on our ability to effectively manage any future growth. Our management will have to dedicate a significant amount of its attention to managing these growth activities. In addition, we expect to incur additional costs in hiring, training and retaining such additional personnel.
If we are not able to effectively expand our organization by hiring new employees and expanding our groups of consultants and contractors, we may not be able to successfully execute the tasks necessary to further develop and commercialize our product candidate and, accordingly, may not achieve our research, development and commercialization goals.
If we fail to attract and keep senior management, we may be unable to successfully develop TRC101, conduct our clinical trials and commercialize TRC101, if approved.
Our success depends in part on our continued ability to attract, retain and motivate highly qualified personnel. In particular, we are highly dependent upon our experienced senior management. The loss of services of any of these individuals or our inability to attract and retain additional qualified personnel could delay or prevent the successful development of our product, completion of our planned clinical trials or the commercialization of TRC101. Although we have entered into employment agreements with our senior management team, these agreements do not provide for a fixed term of service. Any of our employees could leave our employment at any time, with or without notice.
Although we have not historically experienced unique difficulties attracting and retaining qualified employees, we could experience such problems in the future. For example, competition for qualified personnel in the biotechnology and pharmaceuticals field is intense due to the limited number of individuals who possess the skills and experience required by our industry. We will need to hire additional personnel as we expand our clinical development and commercial activities. We may not be able to attract and retain quality personnel on acceptable terms, or at all. In addition, to the extent we hire personnel from competitors, we may be subject to allegations that they have been improperly solicited or that they have divulged proprietary or other confidential information, or that their former employers own their research output.
We may hire part-time employees or use consultants. As a result, certain of our employees, officers, directors or consultants may not devote all of their time to our business, and may from time to time serve as employees, officers, directors and consultants of other companies.
Our employees, independent contractors, consultants, commercial partners and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.
We are exposed to the risk of fraud or other illegal activity by our employees, independent contractors, consultants, commercial partners and vendors. In connection with our initial public offering, or IPO, we adopted a code of business conduct and ethics, but it is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent inappropriate conduct may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from misconduct or other failure to be in compliance with applicable laws or regulations.
Misconduct by our employees, independent contractors, consultants, commercial partners and vendors could include intentional failures to comply with FDA or international regulations, provide accurate information to the FDA or other international regulatory bodies, comply with manufacturing standards, comply with federal and state healthcare fraud and abuse laws and regulations, report financial information or data timely, completely and accurately or disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Misconduct by third parties could also involve the improper use of information obtained in the course of clinical trials.
If our operations are found to be in violation of any of the laws described above or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, disgorgement, individual imprisonment, possible exclusion from government-funded healthcare programs, such as Medicare and Medicaid, additional integrity oversight and reporting obligations, contractual damages, reputational harm, diminished profits and future earnings and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations.
If we seek and obtain approval to commercialize TRC101 outside of the United States, a variety of risks associated with international operations could materially adversely affect our business.
If TRC101 is approved for commercialization outside the United States, we may enter into agreements with third parties to market TRC101 outside the United States. We expect that we will be subject to additional risks related to entering into these international business relationships, including:

•	different regulatory requirements for drug approvals in foreign countries;

•	differing U.S. and foreign drug import and export rules;

•	reduced protection for intellectual property rights in foreign countries;

•	unexpected changes in tariffs, trade barriers and regulatory requirements;

•	different reimbursement systems, and different competitive drugs indicated to treat metabolic acidosis;

•	economic weakness, including inflation, or political instability in particular foreign economies and markets;

•	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;

•	foreign taxes, including withholding of payroll taxes;

•	foreign currency fluctuations, which could result in increased operating expenses and reduced revenue, and other obligations incident to doing business in another country;

•	workforce uncertainty in countries where labor unrest is more common than in the United States;

•	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad;

•	potential liability resulting from development work conducted by these distributors; and

•	business interruptions resulting from geopolitical actions, including war and terrorism, or natural disasters.
Our Term Loan contains restrictions that limit our flexibility in operating our business.
Our Term Loan with Hercules contains various covenants that limit our ability to engage in specified types of transactions without obtaining prior consent from our lenders. These covenants limit our ability to, among other things:

•	use all of our cash;

•	create, incur, assume, guarantee or be or remain liable with respect to any indebtedness;

•	prepay any indebtedness;

•	subject our assets that serve as collateral under the loan agreement, our intellectual property and all other property and assets used in our business to any lien or legal process;

•	acquire, own or make investments;

•	repurchase or redeem shares of our capital stock;

•	declare or pay any cash dividends or make any other cash distributions;

•	lend money to our employees, officers or directors, or guarantee such loans;

•	waive, release or forgive indebtedness owed by our employees, officers or directors;

•	voluntarily or involuntarily transfer, sell, lease, license, lend or convey our assets;

•	merge or consolidate with another business organization;

•	change our corporate name, legal form or jurisdiction of formation;

•	suffer a change in control;

•	relocate our chief executive office or principal place of business; and

•	maintain deposit accounts or securities accounts without account control agreements in place.
The covenants in our Term Loan may limit our ability to take certain actions and, in the event that we breach one or more covenants, the agent may, and at the direction of the lenders will, declare an event of default and require that we immediately repay all amounts outstanding, plus penalties and interest, terminate their commitments to extend further credit and foreclose on the collateral granted to them to secure such indebtedness. The exercise of remedies by the lenders would have a material adverse effect on our business, operating results and financial condition.
Our debt obligations expose us to risks that could adversely affect our business, operating results, overall financial condition and may result in further dilution to our stockholders.
Our Term Loan with Hercules obligates us to make certain interest and principal payments. Our ability to make payments on this indebtedness depends on our ability to generate cash in the future. We expect to experience negative cash flow for the foreseeable future as we fund our operations and capital expenditures. There can be no assurance we will be in a position to repay this indebtedness when due or obtain extensions to the maturity date. We anticipate that we will need to secure additional funding to repay these obligations when due. We cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. If that additional funding involves the sale of equity securities or convertible securities, it would result in the issuance of additional shares of our capital stock, which would result in dilution to our stockholders.
This level of debt could have an adverse impact on our business or operations. For example, it could:

•	limit our flexibility in planning for the development, clinical testing, approval and marketing of TRC101;

•	place us at a competitive disadvantage compared to any of our competitors that are less leveraged than we are;

•	increase our vulnerability to both general and industry-specific adverse economic conditions; and

•	limit our ability to obtain additional funds.
We will continue to incur significant costs as a result of operating as a public company, and our management will continue to devote substantial time to new compliance initiatives. We may fail to comply with the rules that apply to public companies, including Section 404 of the Sarbanes-Oxley Act of 2002, which could result in sanctions or other penalties that would harm our business.
We will continue to incur significant legal, accounting and other expenses as a public company, including costs resulting from public company reporting obligations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and regulations regarding corporate governance practices. The listing requirements of The Nasdaq Global Select Market require that we satisfy certain corporate governance requirements relating to director independence, distributing annual and interim reports, stockholder meetings, approvals and voting, soliciting proxies, conflicts of interest and a code of conduct. Our management and other personnel devote and will need to continue to devote a substantial amount of time to ensure that we comply with all of these requirements. Moreover, the reporting requirements, rules and regulations have increased our legal and financial compliance costs and will continue to make some activities more time consuming and costly. Any changes we make to comply with these obligations may not be sufficient to allow us to satisfy our obligations as a public company on a timely basis, or at all. These reporting requirements, rules and regulations, coupled with the increase in potential litigation exposure associated with being a public company, could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or board committees or to serve as executive officers, or to obtain certain types of insurance, including directors’ and officers’ insurance, on acceptable terms.

In addition, we implemented an enterprise resource planning, or ERP, system for our company. An ERP system is intended to combine and streamline the management of our financial, accounting, human resources, sales and marketing and other functions, enabling us to manage operations and track performance more effectively. The ongoing process improvements of our ERP system may result in substantial costs. Additionally, in the future, we may be limited in our ability to convert any business that we acquire to the ERP. Any disruptions or difficulties in using an ERP system could adversely affect our controls and harm our business, including our ability to forecast or make sales and collect our receivables. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management attention.
We will be subject to Section 404 of The Sarbanes-Oxley Act of 2002, or Section 404, and the related rules of the SEC, which generally require our management and independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting. Beginning with the second annual report that we will be required to file with the SEC, Section 404 requires an annual management assessment of the effectiveness of our internal control over financial reporting. However, for so long as we remain an emerging growth company as defined in the Jumpstart Our Business Startups Act, or JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404. Once we are no longer an emerging growth company or, if prior to such date, we opt to no longer take advantage of the applicable exemption, we will be required to include an opinion from our independent registered public accounting firm on the effectiveness of our internal controls over financial reporting. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our IPO, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than an aggregate of $1.0 billion in non-convertible debt during the prior three-year period.
In the past, we have identified material weaknesses in our internal control over financial reporting, and if we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports, and the market price of our common stock may be materially adversely affected.
To date, we have never conducted a review of our internal control for the purpose of providing the reports required by the Sarbanes-Oxley Act of 2002. During our review and testing, we may identify deficiencies and be unable to remediate them before we must provide the required reports. In the past, we and our independent registered public accounting firm identified two material weaknesses in our internal control over financial reporting, all of which have since been remediated. We did not identify any material weakness for the year ended December 31, 2018.
Furthermore, if in the future, we have a material weakness in our internal controls over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. We or our independent registered public accounting firm may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting, which could harm our operating results, cause investors to lose confidence in our reported financial information and cause the trading price of our stock to fall. In addition, as a public company we are required to file accurate and timely quarterly and annual reports with the SEC under the Exchange Act. Any failure to report our financial results on an accurate and timely basis could result in sanctions, lawsuits, delisting of our shares from The Nasdaq Global Select Market or other adverse consequences that would materially harm our business. In addition, we could become subject to investigations by the stock exchange on which our securities are listed, the SEC, and other regulatory authorities, and become subject to litigation from investors and stockholders, which could harm our reputation and our financial condition, or divert financial and management resources from our core business.

Any collaboration arrangements that we may enter into in the future may not be successful, which could adversely affect our ability to develop and commercialize TRC101.
We may seek to establish collaboration or similar agreements with one or more established biotechnology, pharmaceutical or specialty pharmaceutical companies to support the development, regulatory approval and commercialization of TRC101 outside of the United States and we may seek similar arrangements for the development or commercialization of TRC101. We may enter into these arrangements on a selective basis depending on the merits of retaining commercialization rights for ourselves as compared to entering into selective collaboration arrangements with leading pharmaceutical or biotechnology companies for TRC101, both in the United States and internationally. We will face, to the extent that we decide to enter into collaboration agreements, significant competition in seeking appropriate collaborators. Moreover, collaboration arrangements are complex and time consuming to negotiate, document and implement. We may not be successful in our efforts to establish and implement collaborations or other alternative arrangements should we so chose to enter into such arrangements. The terms of any collaborations or other arrangements that we may establish may not be favorable to us.
Any future collaborations that we enter into may not be successful. The success of our collaboration arrangements will depend heavily on the efforts and activities of our collaborators. Collaborators generally have significant discretion in determining the efforts and resources that they will apply to these collaborations.
Disagreements between parties to a collaboration arrangement regarding clinical development and commercialization matters can lead to delays in the development process or commercializing the applicable product candidate and, in some cases, termination of the collaboration arrangement. These disagreements can be difficult to resolve if neither of the parties has final decision-making authority.
Collaborations with pharmaceutical or biotechnology companies and other third parties often are terminated or allowed to expire by the other party. If we were to enter into any collaboration agreements, any such termination or expiration would adversely affect us financially and could harm our business reputation.
If we engage in acquisitions, we will incur a variety of costs and we may never realize the anticipated benefits of such acquisitions.
Although we currently have no intent to do so, we may attempt to acquire businesses, technologies, services, products or product candidates that we believe are a strategic fit with our business. If we do undertake any acquisitions, the process of integrating an acquired business, technology, service, products or product candidates into our business may result in unforeseen operating difficulties and expenditures, including diversion of resources and management’s attention from our core business. In addition, we may fail to retain key executives and employees of the companies we acquire, which may reduce the value of the acquisition or give rise to additional integration costs. Future acquisitions could result in additional issuances of equity securities that would dilute the ownership of existing stockholders. Future acquisitions could also result in the incurrence of debt, contingent liabilities or the amortization of expenses related to other intangible assets, any of which could adversely affect our operating results. In addition, we may fail to realize the anticipated benefits of any acquisition.
Our business involves the use of hazardous materials and we and our third-party manufacturers and suppliers must comply with environmental laws and regulations, which can be expensive and restrict how we do business.
Our research and development activities and our third-party manufacturers’ and suppliers’ activities involve the controlled storage, use and disposal of hazardous materials, including the components of TRC101 and other hazardous compounds. We and our manufacturers and suppliers are subject to laws and regulations governing the use, manufacture, storage, handling and disposal of these hazardous materials. In some cases, these hazardous materials and various wastes resulting from their use are stored at our and our manufacturers’ facilities pending their use and disposal. We cannot eliminate the risk of contamination, which could cause an interruption of our commercialization efforts, research and development efforts and business operations, environmental damage resulting in costly clean-up and liabilities under applicable laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products. Although we believe that the safety procedures utilized by us and our third-party manufacturers for handling and disposing of these materials generally comply with the standards prescribed by these laws and regulations, we cannot guarantee that this is the case or eliminate the risk of accidental contamination or injury from these materials. In such an event, we may be held liable for any resulting damages and such liability could exceed our resources and state or federal or other applicable agencies may curtail our use of certain materials and/or interrupt our business operations. Furthermore, environmental laws and regulations are complex, change frequently and have tended to become more stringent. We cannot predict the impact of such changes and cannot be certain of our future compliance. We do not currently carry biological or hazardous waste insurance coverage.
Unfavorable global economic conditions could adversely affect our business, financial condition or results of operations.
Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets. The recent global financial crisis caused extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn, such as the recent global financial crisis, could result in a variety of risks to our business, including reduced ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy as well as unexpected changes in tariffs or trade barriers could also strain our suppliers, possibly resulting in supply disruption or increased prices. It may also harm our ability to attract and retain collaboration partners or customers. Additionally, currency fluctuations may affect our ability to successfully market and sell TRC101 in markets outside of the United States. Any of the foregoing could harm our business and we cannot anticipate all of the ways in which the current or future economic climate and financial market conditions could adversely impact our business.
We or the third parties upon whom we depend may be adversely affected by earthquakes or other natural disasters and our business continuity and disaster recovery plans may not adequately protect us from a serious disaster.
Our corporate headquarters and other facilities are located in the San Francisco Bay Area, which in the past has experienced severe earthquakes. We do not carry earthquake insurance. Earthquakes or other natural disasters could severely disrupt our operations, and have a material adverse effect on our business, results of operations, financial condition and prospects.
If a natural disaster, power outage or other event occurred that prevented us from using all or a significant portion of our headquarters, that damaged critical infrastructure, such as our enterprise financial systems or manufacturing resource planning and enterprise quality systems, or that otherwise disrupted operations, it may be difficult or, in certain cases, impossible for us to continue our business for a substantial period of time. The disaster recovery and business continuity plans we have in place currently are limited and are unlikely to prove adequate in the event of a serious disaster or similar event. We may incur substantial expenses as a result of the limited nature of our disaster recovery and business continuity plans, which, particularly when taken together with our lack of earthquake insurance, could have a material adverse effect on our business.
Furthermore, integral parties in our supply chain may operate from single sites, increasing their vulnerability to natural disasters or other sudden, unforeseen and severe adverse events. If such an event were to affect our supply chain, it could have a material adverse effect on our business.

Our internal computer systems, or those of our CROs or other contractors or consultants, may fail or suffer security breaches, which could result in material disruptions to our drug development programs.
Despite the implementation of security measures, our internal computer systems and those of our CROs and other contractors and consultants are vulnerable to damage from computer viruses, cyber attacks, industrial espionage, other unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. While we have not experienced any such system failure, accident or security breach to date, if such an event were to occur, it could cause interruptions to our operations and result in material disruptions to our drug development programs. For example, the loss or theft of clinical trial data from completed or ongoing clinical trials for our product candidate could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss or theft of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability, our competitive position could be adversely affected, our reputation could be harmed and the further development of our product candidate could be delayed.
We are subject to European data protection laws, including the new EU General Data Protection Regulation 2016/679, or GDPR. If we fail to comply with existing or future data protection regulations, our business, financial condition, results of operations and prospects may be materially adversely affected.
By virtue of our clinical trial activities in Europe, we are subject to European data protection laws, including GDPR. The GDPR which came into effect on May 25, 2018, establishes new requirements applicable to the processing of personal data (i.e., data which identifies an individual or from which an individual is identifiable), affords new data protection rights to individuals (e.g., the right to erasure of personal data) and imposes penalties for serious breaches of up to 4% annual worldwide turnover or €20 million, whichever is greater. Individuals (e.g., study subjects) also have a right to compensation for financial or non-financial losses (e.g., distress). There may be circumstances under which a failure to comply with GDPR, or the exercise of individual rights under the GDPR, would limit our ability to utilize clinical trial data collected on certain subjects. The GDPR will likely impose additional responsibility and liability in relation to our processing of personal data. This may be onerous and materially adversely affect our business, financial condition, results of operations and prospects.
Risks Related to Government Regulation
The regulatory approval process is highly uncertain and we may not obtain approval under the Accelerated Approval Program or the conventional pathway, as required for the commercialization of TRC101.
The research, testing, manufacturing, labeling, approval, selling, import, export, pricing and reimbursement marketing and distribution of drug products are subject to extensive regulation by the FDA and other regulatory agencies in the United States and other countries, which regulations differ from country to country. Neither we nor any future collaboration partner is permitted to market TRC101 in the United States until we receive approval of an NDA from the FDA. We have not submitted an application or obtained marketing approval for TRC101 anywhere in the world. Obtaining regulatory approval of an NDA, even under the Accelerated Approval Program, can be a lengthy, expensive and uncertain process. In addition, failure to comply with FDA and other applicable U.S. and foreign regulatory requirements may subject us to administrative or judicially imposed sanctions or other actions, including:

•	warning letters;

•	civil and criminal penalties;

•	injunctions;

•	withdrawal of regulatory approval of products;

•	product seizure or detention;

•	product recalls;

•	total or partial suspension of production; and

•	refusal to approve pending NDAs or supplements to approved NDAs.
Prior to obtaining approval to commercialize a drug candidate in the United States or abroad, we or our collaborators must demonstrate with substantial evidence from well-controlled clinical trials, and to the satisfaction of the FDA or other foreign regulatory agencies, that such drug candidates are safe and effective for their intended uses. The number of nonclinical and clinical studies and trials that will be required for FDA approval varies depending on the drug candidate, the disease or condition that the drug candidate is designed to address, and the regulations applicable to any particular drug candidate. We will seek approval for TRC101 under the FDA’s Accelerated Approval Program, which would allow us to demonstrate an effect on a surrogate endpoint that is reasonably likely to predict TRC101’s clinical benefit, but we will be subject to rigorous postmarketing requirements, including the completion of one or more confirmatory postmarketing trials to verify the clinical benefit of TRC101. If unable to obtain approval under the Accelerated Approval Program, we will have to pursue a conventional approval pathway for TRC101. In addition, in such case, the FDA could determine that our pivotal Phase 3 clinical trial, TRCA-301, may not be sufficient to support approval under the conventional pathway. Results from nonclinical and clinical trials and studies can be interpreted in different ways. Even if we believe the nonclinical or clinical data for our drug candidate is promising, such data may not be sufficient to support approval by the FDA and other regulatory agencies. Administering drug candidates to humans may produce undesirable side effects, which could interrupt, delay or halt clinical trials and result in the FDA or other regulatory agencies denying approval of a drug candidate for any or all targeted indications.
Both accelerated and conventional regulatory approval pathways of an NDA or NDA supplement are not guaranteed, and the approval process is expensive and may take several years. The FDA also has substantial discretion in the approval process and we may encounter matters with the FDA that require us to expend additional time and resources and delay or prevent the approval of our product candidate. For example, the FDA may require us to conduct additional studies or trials for TRC101 either prior to approval or postmarketing, such as additional drug-drug interaction studies or safety or efficacy studies or trials, or it may object to elements of our clinical development program such as the number of subjects enrolled in our current clinical trials from the United States. Despite the time and expense exerted, failure can occur at any stage. The FDA can delay, limit or deny approval of a drug candidate for many reasons, including, but not limited to, the following:

•	a drug candidate may not be deemed safe or effective;

•	the FDA might not approve our trial design and analysis plan;

•	the FDA may not find the data from nonclinical and clinical studies and trials sufficient;

•	clinical inspection(s) by the FDA or other regulatory authorities may result in unacceptable findings that could negatively impact approval of TRC101;

•	the FDA might not accept or deem acceptable a third-party manufacturers’ processes or facilities; or

•	the FDA may change its approval policies or adopt new regulations.
If TRC101 fails to demonstrate safety and efficacy in clinical trials or does not gain regulatory approval, our business and results of operations will be materially and adversely harmed. Additionally, if the FDA requires that we conduct additional clinical trials, places limitations on TRC101 in our label, delays approval to market TRC101 or limits the use of TRC101, our business and results of operations may be harmed.
We had multiple interactions with the FDA to finalize the protocol for the VALOR-CKD trial and initiated the trial in late 2018. Currently, we believe there are no outstanding questions or topics regarding the VALOR-CKD protocol with the FDA. However, the trial design may be impacted by clinical data generated while the VALOR-CKD trial is ongoing, including data that may affect key assumptions regarding sample size, endpoints, duration or the underlying standard of care, in which case we may be required to modify our planned clinical trials, or conduct additional clinical trials, before we can submit the NDA or comparable foreign applications.
We had multiple interactions with the FDA to finalize the protocol for the VALOR-CKD trial and initiated the trial in late 2018 in the United States and other countries with an anticipated sample size of approximately 1,600 subjects. The FDA has specifically requested that our confirmatory postmarketing trial, VALOR-CKD, be completely enrolled or nearly completely enrolled prior to submission of our NDA for TRC101. Our NDA submission may be delayed if we are unable to completely, or nearly completely, enroll our confirmatory postmarketing trial, VALOR-CKD, or the FDA imposes any additional requirements prior to NDA submission, any of which could have a material adverse effect on our expected clinical and regulatory timelines, business, prospects, financial condition and results of operations. Although we believe there are no outstanding questions or topics regarding the protocol for the VALOR-CKD trial with the FDA, the trial design may be impacted by clinical data generated while the VALOR-CKD trial is ongoing, including data that may affect key assumptions regarding sample size, endpoints, duration or the underlying standard of care. If we are required to modify our planned clinical trials, or conduct additional clinical trials, before we can submit the NDA or comparable foreign applications, any such modification could have a material adverse effect on our expected clinical and regulatory timelines, business, prospects, financial condition and results of operations.
Because we are developing a product candidate for the treatment of a disease or condition on the basis of an unvalidated surrogate endpoint, there are increased risks that the FDA or other regulatory authorities may find that our clinical program provides insufficient evidence of clinical benefit, may have difficulty analyzing and interpreting the results of our clinical program, and may delay or refuse to approve TRC101.
There are no FDA-approved therapies for the chronic treatment of metabolic acidosis in CKD patients. In addition, we are not aware of any chronic therapeutic agent that has previously been approved by the FDA on the basis of a clinical trial that used blood bicarbonate level as the primary endpoint. We have engaged in discussions with the FDA regarding the design of our pivotal Phase 3 clinical trial, TRCA-301, and whether the use of blood bicarbonate as a surrogate endpoint is reasonably likely to predict clinical benefit. However, the FDA has discretion at any time, including during the NDA review, to determine whether there is support for the use of blood bicarbonate as a surrogate endpoint.
Key issues with our endpoint include uncertainty about the degree of change from baseline blood bicarbonate that will translate into improved clinical outcomes, the population in which such change is expected to translate into improved clinical outcomes, and the need for data supporting a causal relationship between blood bicarbonate concentration and clinical outcomes. As a result, we cannot be certain that FDA will ultimately conclude that the design and results of our pivotal Phase 3 clinical trial, TRCA-301, which uses changes from baseline in blood bicarbonate level as the primary endpoint, and our 40-week extension study, TRCA-301E, will be sufficient for approval of TRC101.
Moreover, even if the FDA does find that changes from baseline in blood bicarbonate are sufficiently likely to predict clinical benefit for patients, the FDA may not agree that we have achieved the primary endpoint in our pivotal Phase 3 clinical trial, TRCA-301, to the magnitude or to the degree of statistical significance required by the FDA. Further, even if those requirements are satisfied, the FDA also could give overriding weight to inconsistent or otherwise confounding results on other efficacy endpoints or other results of the trial, including results on secondary and exploratory endpoints. The FDA also weighs the benefits of a product against its risks and the FDA may view the efficacy results in the context of safety as not being supportive of regulatory approval. Regulatory authorities in other countries may take similar positions.
We are conducting and may in the future conduct clinical trials for our product candidate, TRC101, outside the United States and the FDA may not accept data from such trials.
Although the FDA may accept data from clinical trials conducted outside the United States in support of safety and efficacy claims for TRC101, this is subject to certain conditions. For example, such foreign clinical trials should be conducted in accordance with GCPs, including review and approval by an independent ethics committee and obtaining the informed consent from subjects of the clinical trials. The foreign clinical data should also be applicable to the U.S. population and U.S. medical practice. Other factors that may affect the acceptance of foreign clinical data include differences in clinical conditions, study populations or regulatory requirements between the United States and the foreign country.
We conducted the TRCA-301 trial, the extension trial, TRCA-301E, and the VALOR-CKD trial with majority enrollment outside the United States and may, in the future, conduct clinical trials of our product candidates outside the United States. The FDA may not accept such foreign clinical data, and in such event, we may be required to re-conduct the relevant clinical trials within the United States, which would be costly and time-consuming, and which could have a material and adverse effect on our ability to carry out our business plans.
Even if we receive regulatory approval for TRC101, we will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense. Additionally, TRC101, if approved, could be subject to labeling and other restrictions and market withdrawal, and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with TRC101.
Even if a drug is approved by the FDA and/or foreign regulatory agencies, regulatory agencies may still impose significant restrictions on a product’s indicated uses or marketing or impose various ongoing requirements. Furthermore, any new legislation addressing drug safety issues could result in delays or increased costs to assure compliance. In addition, if a drug receives approval under the FDA’s Accelerated Approval Program, it will be subject to special postmarketing requirements, including the completion of confirmatory postmarketing clinical trials to verify the clinical benefit of the product, and submission to the FDA of all promotional materials prior to their dissemination. The FDA could seek to withdraw the approval for multiple reasons, including if we fail to conduct any required confirmatory postmarketing trial with due diligence, a confirmatory postmarketing trial does not confirm the predicted clinical benefit, other evidence shows that the product is not safe or effective under the conditions of use, or we disseminate promotional materials that are found by the FDA to be false and misleading.
If TRC101 receives approval under the Accelerated Approval Program, it will be subject to ongoing regulatory requirements for conducting postmarketing clinical studies and trials, labeling, packaging, storage, advertising, promotion, sampling, record-keeping and submission of safety and other post-market information, including both federal and state requirements in the United States. In addition, manufacturers and manufacturers’ facilities are required to comply with extensive FDA requirements, including ensuring that quality control and manufacturing procedures conform to cGMP. As such, we and our contract manufacturers are subject to continual review and periodic inspections to assess compliance with cGMP. Accordingly, we must conduct the confirmatory postmarketing trial in a diligent manner and we and others with whom we work must continue to expend time, money, and effort in all areas of regulatory compliance, including manufacturing, production, and quality control. We will also be required to report certain adverse reactions and production problems, if any, to the FDA, and to comply with requirements concerning advertising and promotion for TRC101. Promotional communications with respect to prescription drugs are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product’s approved label. As such, we may not promote TRC101 for indications or uses for which it does not have FDA approval.
If TRC101 receives approval under the Accelerated Approval Program but we fail to conduct the required confirmatory postmarketing trials with due diligence or such postmarketing trials fail to confirm TRC101’s clinical profile or risks and benefits, the FDA may withdraw its approval. If a regulatory agency discovers previously unknown problems with TRC101, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, or disagrees with the promotion, marketing, or labeling of a product, the regulatory agency may impose restrictions on the product or us, including requiring withdrawal of the product from the market. If we fail to comply with applicable regulatory requirements, a regulatory agency or enforcement authority may:

•	issue warning letters;

•	impose civil or criminal penalties;

•	suspend regulatory approval;

•	suspend any of our ongoing clinical trials;

•	refuse to approve pending applications or supplements to approved applications submitted by us;

•	impose restrictions on our operations, including closing our contract manufacturers’ facilities; or

•	seize or detain products or require a product recall.
Any government investigation of alleged violations of law could require us to expend significant time and resources in response and could generate negative publicity. Any failure to comply with ongoing regulatory requirements may significantly and adversely affect our ability to commercialize and generate revenue from TRC101. If regulatory sanctions are applied or if regulatory approval is withdrawn, the value of our company and our operating results will be adversely affected. Additionally, if we are unable to generate revenue from the sale of TRC101 our potential for achieving profitability will be diminished and the capital necessary to fund our operations will be increased.
The regulatory requirements and policies may change, and additional government regulations may be enacted for which we may also be required to comply. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or in other countries. If we or any future collaboration partner are not able to maintain regulatory compliance, we or such collaboration partner, as applicable, may face government enforcement action and our business will suffer.
Currently we plan to seek regulatory approval to market TRC101 for the treatment of metabolic acidosis and slowing of kidney disease progression in CKD patients with metabolic acidosis and, unless we seek regulatory approval for additional indications, we will be prohibited from marketing TRC101 for other indications.
We intend to seek FDA approval to market TRC101 for the treatment of metabolic acidosis and slowing of kidney disease progression in CKD patients with metabolic acidosis, but we cannot be certain what indication and what labeling language will be approved for TRC101 until the NDA review and potentially as late as approval. If TRC101 is approved under the Accelerated Approval Program, the indications and usage section of the label is likely to include a statement that clinical benefit of TRC101 has not yet been established and that continued approval may be contingent upon demonstration of clinical benefit in a confirmatory postmarketing trial. The FDA strictly regulates the promotional claims that may be made about prescription products, and TRC101 may not be promoted for uses that are not approved by the FDA as reflected in its approved labeling. Under applicable regulations, promoting uses that are not reflected in the FDA-approved labeling, referred to as “off-label” marketing, is prohibited. If we are found to have promoted such off-label uses, we may become subject to significant liability.
If we fail to comply or are found to have failed to comply with FDA and other regulations related to the promotion of TRC101 for unapproved uses, we could be subject to criminal penalties, substantial fines or other sanctions and damage awards.
The regulations relating to the promotion of products for unapproved uses are complex and subject to substantial interpretation by the FDA and other government agencies. If we receive marketing approval for TRC101, physicians may nevertheless prescribe it to their patients in a manner that is inconsistent with the approved label. We intend to implement compliance and training programs designed to ensure that our sales and marketing practices comply with applicable regulations. Notwithstanding these programs, the FDA or other government agencies may allege or find that our practices constitute prohibited promotion of TRC101 for unapproved uses. We also cannot be sure that our employees will comply with company policies and applicable regulations regarding the promotion of products for unapproved uses.
Over the past several years, a significant number of pharmaceutical and biotechnology companies have been the target of inquiries and investigations by various federal and state regulatory, investigative, prosecutorial and administrative entities in connection with the promotion of products for unapproved uses and other sales practices, including the Department of Justice and various U.S. Attorneys’ Offices, the Office of Inspector General of the Department of Health and Human Services, the FDA, the Federal Trade Commission and various state Attorneys General offices. These investigations have alleged violations of various federal and state laws and regulations, including claims asserting antitrust violations, violations of the FFDCA, the federal civil False Claims Act, or FCA, the Prescription Drug Marketing Act, anti-kickback laws, and other alleged violations in connection with the promotion of products for unapproved uses and Medicare and/or Medicaid reimbursement. Many of these investigations originate as “qui tam” actions under the FCA. Under the FCA, any individual can bring a claim on behalf of the government alleging that a person or entity has presented a false claim, or caused a false claim to be submitted, to the government for payment. The person bringing a qui tam suit is entitled to a share of any recovery or settlement. Qui tam suits, also commonly referred to as “whistleblower suits,” are often brought by current or former employees. In a qui tam suit, the government must decide whether to intervene and prosecute the case. If it declines, the individual may pursue the case alone.
If the FDA or any other governmental agency initiates an enforcement action against us or if we are the subject of a qui tam suit and it is determined that we violated prohibitions relating to the promotion of products for unapproved uses, or other applicable prohibitions we could be subject to substantial civil or criminal fines or damage awards and other sanctions such as consent decrees and corporate integrity agreements pursuant to which our activities would be subject to ongoing scrutiny and monitoring to ensure compliance with applicable laws and regulations. Any such fines, awards or other sanctions would have an adverse effect on our revenue, business, financial prospects and reputation.
If approved, TRC101 may cause or contribute to adverse medical events that we are required to report to regulatory agencies and if we fail to do so we could be subject to sanctions that would materially harm our business.
Some participants in our Phase 1/2 trial, TRCA-101, and our pivotal Phase 3 clinical trial, TRCA-301, reported mild to moderate adverse effects after being treated with TRC101, most commonly mild-to-moderate GI events, such as diarrhea, flatulence, nausea and constipation. If we are successful in commercializing TRC101, FDA and most foreign regulatory agency regulations require that we report certain information about adverse medical events if the product may have caused or contributed to those adverse events. The timing of our obligation to report would be triggered by the date we become aware of the adverse event as well as the nature of the event. We may fail to report adverse events we become aware of within the prescribed timeframe. We may also fail to appreciate that we have become aware of a reportable adverse event, especially if it is not reported to us as an adverse event or if it is an adverse event that is unexpected or removed in time from the use of TRC101. If we fail to comply with our reporting obligations, the FDA or a foreign regulatory agency could take action, including criminal prosecution, the imposition of civil monetary penalties, and seizure of our products.
If third-party manufacturers fail to comply with manufacturing regulations, our financial results and financial condition will be adversely affected.
Before commercial distribution of TRC101, contract manufacturers may be inspected to determine acceptability by FDA or foreign regulatory agencies for their manufacturing facilities, processes and quality systems, as part of the NDA approval. In addition, pharmaceutical manufacturing facilities are subject to inspection by the FDA and foreign regulatory agencies on a regular basis, before and after product approval. Due to the complexity of the processes used to manufacture pharmaceutical products and product candidates, any potential third-party manufacturer may be unable to continue to pass or initially pass federal, state or international regulatory inspections in a cost-effective manner.
If a third-party manufacturer with whom we contract is unable to comply with manufacturing regulations, TRC101 may not be approved, or we may be subject to fines, unanticipated compliance expenses, recall or seizure of our products, total or partial suspension of production and/or enforcement actions, including injunctions, and criminal or civil prosecution. These possible sanctions would adversely affect our financial results and financial condition.
We are currently only seeking regulatory approval to market TRC101 in the United States. If we want to expand the geographies in which we may market TRC101, we will need to obtain additional regulatory approvals.
We currently plan to seek regulatory approval for TRC101 in the United States. In the future, we may attempt to develop and seek regulatory approval to promote and commercialize TRC101 outside of the United States. In order to obtain such approvals, we may be required to conduct additional clinical trials or studies to support our applications, which would be time consuming and expensive, and may produce results that do not result in regulatory approvals. Further, we will have to expend substantial time and resources in order to establish the commercial infrastructure or pursue a collaboration arrangement that would be necessary to promote and commercialize TRC101 outside of the United States. If we do not obtain regulatory approvals for TRC101 in foreign jurisdictions, our ability to expand our business outside the United States will be severely limited.
Our failure to obtain regulatory approvals in foreign jurisdictions for TRC101 would prevent us from marketing our products internationally.
In order to market any product in the European Economic Area, or EEA (which is composed of the 28 Member States of the European Union plus Norway, Iceland and Liechtenstein), and many other foreign jurisdictions, separate regulatory approvals are required. In the EEA, medicinal products can only be commercialized after obtaining a Marketing Authorization. Before granting a Marketing Authorization, the competent agencies of the Member States of the EEA make an assessment of the risk-benefit balance of the product on the basis of scientific criteria concerning its quality, safety and efficacy. It is unclear how the United Kingdom’s pending exit of the European Union may affect our ability to seek marketing authorization for the United Kingdom market.
The approval procedures vary among countries and can involve additional nonclinical and clinical testing, and the time required to obtain approval may differ from that required to obtain FDA approval. Clinical trials conducted in one country may not be accepted by regulatory agencies in other countries. Approval by the FDA does not ensure approval by regulatory agencies in other countries, and approval by one or more foreign regulatory agencies does not ensure approval by regulatory agencies in other foreign countries or by the FDA. However, a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory process in others. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval. We may not be able to file for regulatory approvals or to do so on a timely basis, and, even if we do file, we may not receive necessary approvals to commercialize TRC101 in any market. If we do not obtain regulatory approvals for TRC101 in foreign jurisdictions, our ability to expand our business outside the United States will be severely limited.
We may be subject to healthcare laws, regulation and enforcement; our failure to comply with these laws could have a material adverse effect on our results of operations and financial conditions.
Although we do not currently have any products on the market, we are subject to a variety of regulatory requirements, including healthcare statutory and regulatory requirements and enforcement by the U.S. federal and state governments and the foreign governments of the countries in which we conduct our business. Even though we are not in a position to make patient referrals and do not bill Medicare, Medicaid, or other government or commercial third-party payers, the federal and state healthcare fraud and abuse laws and regulations may be applicable to our business. The healthcare regulatory laws that affect our current and future operations include, among others:

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the federal Anti-Kickback Statute, which is a criminal law that prohibits, among other things, any person from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in cash or in kind, to induce or reward referrals, purchases, orders, or arranging for or recommending the purchase, order, or referral of any item or service for which payment may be made in whole or in part by a federal healthcare program, such as the Medicare and Medicaid programs. The term “remuneration” has been broadly interpreted to include anything of value. The Patient Protection and Affordable Care Act, or PPACA, among other things, amended the intent requirement of the federal Anti-Kickback Statute, so that a person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. The Anti-Kickback Statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on the one hand and individuals, such as prescribers, patients, purchasers, and formulary managers on the other the other hand. A conviction for violation of the Anti-Kickback Statute results in criminal fines and requires mandatory exclusion from participation in federal health care programs. Although there are a number of statutory exceptions and regulatory safe harbors to the federal Anti-Kickback Statute that protect certain common, industry practices from prosecution, the exceptions and safe harbors are drawn narrowly, and arrangements may be subject to scrutiny or penalty if they do not fully satisfy all elements of an available exception or safe harbor. The Anti-Kickback Statute safe harbors, particularly the discount safe harbor, are the subject of possible reform. Any changes to the safe harbors may impact how we contract with customers in the future and impact our future pricing strategies with payers;

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federal civil and criminal false claims laws and civil monetary penalty laws, such as the FCA, which imposes significant penalties and can be enforced by private citizens through civil qui tam (or “whistleblower”) actions, prohibits individuals or entities from, among other things, knowingly presenting, or causing to be presented claims to the government that are false or fraudulent, or knowingly making, using or causing to be made or used a false record or statement material to a false or fraudulent claim to avoid, decrease or conceal an obligation to pay money to the federal government. FCA liability is potentially significant in the healthcare industry because the statute provides for treble damages and mandatory penalties of $11,181 to $22,363 per false claim or statement for penalties assessed after January 29, 2018, with respect to violations occurring after November 2, 2015. For example, among other things, pharmaceutical companies have been prosecuted under the FCA in connection with their alleged off-label promotion of drugs, purportedly concealing price concessions in the pricing information submitted to the government for government price reporting purposes (e.g., under the Medicaid Drug Rebate Program), and allegedly providing free product to customers with the expectation that the customers would bill federal health care programs for the product. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the FCA. As a result of a modification made by the Fraud Enforcement and Recovery Act of 2009, a claim includes “any request or demand”

for money or property presented to the U.S. government. Manufacturers can be held liable under the FCA even when they do not submit claims directly to government payers if they are deemed to “cause” the submission of false or fraudulent claims. Criminal prosecution is also possible for making or presenting a false or fraudulent claim to the federal government;

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the federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, and its implementing regulations, or collectively, HIPAA, which imposes privacy, security and breach reporting obligations with respect to individually identifiable health information upon entities subject to the law, such as health plans, healthcare clearinghouses and healthcare providers and their respective business associates that perform services for them that involve individually identifiable health information. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in U.S. federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions;

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under the HIPAA criminal federal healthcare fraud statute, it is a crime to knowingly and willfully execute, or attempt to execute, a scheme or artifice to defraud any health care benefit program or to obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any health care benefit program, in connection with the delivery of or payment for health care benefits, items, or services;

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U.S. and European reporting requirements detailing interactions with and payments to healthcare providers, such as the U.S. federal Physician Payments Sunshine Act, which requires, among others, “applicable manufacturers” of drugs, devices, biologics and medical supplies reimbursed under Medicare, Medicaid, or the Children’s Health Insurance Program to annually report to the Department of Health and Human Services, Centers for Medicare and Medicaid Services, information related to payments and other transfers of value provided to “covered recipients.” The term covered recipients includes U.S.-licensed physicians and teaching hospitals, and, for reports submitted on or after January 1, 2022, physician assistants, nurse practitioners, clinical nurse specialists, certified nurse anesthetists, and certified nurse-midwives. In addition, several U.S. states and localities have enacted legislation requiring pharmaceutical companies to establish marketing compliance programs, file periodic reports, and/or make periodic public disclosures on sales, marketing, pricing, clinical trials, and other activities. Failure to submit required information may result in civil monetary penalties; and

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state and foreign laws that require pharmaceutical companies to implement compliance programs, comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government, or to track and report gifts, compensation and other remuneration provided to physicians and other health care providers, and several recently passed state laws that require disclosures to state agencies and/or commercial purchasers with respect to certain price increases that exceed a certain level as identified in the relevant statutes; and

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state law equivalents of each of the above federal laws, such as the Anti-Kickback Statute and FCA which may apply to items or services reimbursed by any third-party payer, including commercial insurers (i.e., so-called “all-payor anti-kickback laws”), as well as state laws that govern the privacy and security of health information or personally identifiable information in certain circumstances, including state health information privacy and data breach notification laws which govern the collection, use, disclosure, and protection of health-related and other personal information, many of which differ from each other in significant ways and often are not pre-empted by HIPAA, thus requiring additional compliance efforts.

In addition, the approval and commercialization of TRC101 outside the United States will also likely subject us to foreign equivalents of the healthcare laws mentioned above, among other foreign laws. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.
In addition, federal and state governments are active in regulating payments made manufacturers to physicians. Some states mandate implementation of compliance programs and/or the tracking and reporting of gifts, compensation, and other remuneration to physicians. The evolving enforcement environment and the need to build and maintain robust and expandable systems to comply with multiple jurisdictions with different compliance and/or reporting requirements increases the possibility that a healthcare company may run afoul of one or more of the requirements.
Ensuring that our business arrangements with third parties comply with applicable healthcare laws and regulations will likely be costly. If our operations are found to be in violation of any of the laws described above or any other governmental laws and regulations that apply to us, we may be subject to penalties, including civil, administrative and criminal penalties, damages, and fines; the curtailment or restructuring of our operations; contractual damages; disgorgement; reputational harm; additional oversight and reporting obligations pursuant to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws; exclusion from participation in federal and state healthcare programs; and individual imprisonment, any of which could adversely affect our ability to market TRC101, if approved, and adversely impact our financial results. The risk of our being found in violation of these laws is increased by the fact that many of them have not been fully interpreted by the applicable regulatory agencies or the courts, and their provisions are open to a variety of interpretations.
Legislative or regulatory FDA reforms in the United States may make it more difficult and costly for us to obtain regulatory clearance or approval of TRC101 and to produce, market and distribute our products after clearance or approval is obtained.
From time to time, legislation is drafted and introduced in Congress that could significantly change the statutory provisions governing the regulatory clearance or approval, manufacture, and marketing of regulated products or the reimbursement thereof. In addition, FDA regulations and guidance are often revised or reinterpreted by the FDA in ways that may significantly affect our business and our products. Any new regulations or revisions or reinterpretations of existing regulations may impose additional costs or lengthen review times of TRC101. We cannot determine what effect changes in regulations, statutes, legal interpretation or policies, when and if promulgated, enacted or adopted may have on our business in the future. Such changes could, among other things, require:

•	additional clinical trials to be conducted prior to obtaining approval;

•	changes to manufacturing methods;

•	recall, replacement, or discontinuance of TRC101; and

•	additional record keeping.
Each of these would likely entail substantial time and cost and could materially harm our business and our financial results. In addition, delays in receipt of or failure to receive regulatory clearances or approvals would harm our business, financial condition and results of operations.
Further, the United States and some foreign jurisdictions have enacted or are considering a number of legislative and regulatory proposals to change the healthcare system in ways that could affect our ability to sell our products, if approved, and profitably. Among policy makers and payers in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and expanding access.

In the United States, the pharmaceutical industry has been a particular focus of these efforts and has been significantly affected by major legislative initiatives, including the PPACA, which contains provisions that may potentially reduce the profitability of products, including, for example, increased rebates for products sold to Medicaid programs, extension of Medicaid rebates to Medicaid managed care plans, mandatory discounts for certain Medicare Part D beneficiaries and annual fees based on pharmaceutical companies’ share of sales to federal health care programs. There have been judicial and Congressional challenges to the PPACA, as well as efforts by the Trump administration to repeal or replace certain aspects of the PPACA. Since January 2017, President Trump has signed two Executive Orders and other directives designed to delay the implementation of certain provisions of the PPACA or otherwise circumvent some of the requirements for health insurance mandated by the PPACA. While Congress has not passed comprehensive repeal legislation, two bills affecting the implementation of certain taxes under the PPACA have been signed into law, including the repeal, effective January 1, 2019, of the tax-based shared responsibility payment imposed by the PPACA on certain individuals who fail to maintain qualifying health coverage for all or part of a year that is commonly referred to as the “individual mandate.” Additionally, on January 22, 2018, President Trump signed a continuing resolution on appropriations for fiscal year 2018 that delayed the implementation of certain fees mandated by the PPACA, including the so-called “Cadillac” tax on certain high cost employer-sponsored insurance plans, the annual fee imposed on certain health insurance providers based on market share, and the medical device excise tax on non-exempt medical devices. Moreover, the Bipartisan Budget Act of 2018, among other things, amends the PPACA, effective January 1, 2019, to increase from 50% to 70% the point-of-sale discount to eligible beneficiaries during their coverage gap period that is owed by pharmaceutical manufacturers who participate in Medicare Part D and to close the coverage gap in most Medicare drug plans, commonly referred to as the “donut hole.” In the future, there may be additional challenges and amendments to the PPACA. It remains to be seen precisely what new legislation will provide, when it will be enacted, and what impact it will have on the availability of healthcare and containing or lowering the cost of healthcare, including the cost of pharmaceutical products.
On December 14, 2018, a federal district court in Texas ruled the individual mandate was unconstitutional and inseverable from the PPACA. As a result, the court ruled the remaining provisions of the PPACA were also invalid, though the court declined to issue a preliminary injunction with respect to the PPACA. The court subsequently stayed its ruling on December 31, 2018, pending the outcome of appeals. The court’s ruling has been appealed to the U.S. Court of Appeals for the Fifth Circuit (the “Fifth Circuit”). On March 25, 2019, the DOJ stated in a legal filing with the Fifth Circuit that the district court’s ruling that the PPACA was invalid should be upheld. It remains unclear whether the district court’s ruling will be upheld by appellate courts.
Additionally, there has been increasing legislative and enforcement interest in the United States with respect to specialty drug pricing practices. Specifically, there have been several recent U.S. Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to drug pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs. At the federal level, the Trump administration’s budget proposal for fiscal year 2019 contains additional drug price control measures that could be enacted during the 2019 budget process or in other future legislation, including, for example, measures to end Medicare Part B coverage of medications and to shift those medication costs to Medicare Part D, to allow some states to negotiate drug prices under Medicaid and to eliminate cost sharing for generic drugs for low-income patients. While any proposed measures will require authorization through additional legislation to become effective, Congress and the Trump administration have each indicated that it will continue to seek new legislative and/or administrative measures to control drug costs. At the state level, legislatures are increasingly passing legislation and implementing regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability, or commercialize TRC101 and those for which we may receive regulatory approval in the future.
If we fail to obtain and sustain an adequate level of coverage and reimbursement for TRC101 by third-party payers, sales would be adversely affected.
We expect patients who have metabolic acidosis to need chronic treatment but we anticipate that most patients will rely on coverage and reimbursement by a third-party payer, such as Medicare, Medicaid or a private health insurer, to pay for such treatment. There will be no commercially viable market for TRC101 without coverage and reimbursement from third-party payers. Additionally, even if we obtain third-party payer coverage and reimbursement for TRC101, if the level of coverage and reimbursement is below our expectations, our revenue and gross margins will be adversely affected.
Obtaining coverage and reimbursement approval for a product from a government or other third-party payer can be an expensive and time-consuming process that could require us to provide supporting scientific, clinical and cost effectiveness data for the use of our products to the payer. We cannot be certain if and when we will obtain formulary approval to allow us to sell TRC101, if approved, into our target markets. Even if we do obtain formulary approval, third-party payers, carefully review and increasingly question the coverage of, and challenge the prices charged for, drugs. Reimbursement rates from third-party payers vary depending on the payer, the insurance plan and other factors. A current trend in the United States health care industry is toward cost containment. Large public and private payers, managed care organizations, group purchasing organizations and similar organizations are exerting increasing influence on decisions regarding the use of, and reimbursement levels for, particular treatments. Such third-party payers, including Medicare, are questioning the coverage of, and challenging the prices charged for medical products and services, and many third-party payers limit coverage of, or reimbursement for, newly approved health care products.
In addition, there may be significant delays in obtaining such coverage and reimbursement for newly approved products, and coverage may be more limited than the purposes for which the product is approved by the FDA or comparable foreign regulatory authorities. Moreover, eligibility for coverage and reimbursement does not imply that a product will be paid for in all cases or at a rate that covers our costs, including research, development, intellectual property, manufacture, sale and distribution expenses.
Interim reimbursement levels for new products, if applicable, may also not be sufficient to cover our costs and may not be made permanent. Reimbursement rates may vary according to the use of the product and the clinical setting in which it is used, may be based on reimbursement levels already set for lower cost products and may be incorporated into existing payments for other services. Net prices for products may be reduced by mandatory discounts or rebates required by government healthcare programs or private payers, by any future laws limiting drug prices and by any future relaxation of laws that presently restrict imports of product from countries where they may be sold at lower prices than in the United States.
Coverage and reimbursement by a third-party payer may depend upon a number of factors, including the third-party payer’s determination that use of a product is:

•	a covered benefit under its health plan;

•	safe, effective and medically necessary;

•	appropriate for the specific patient;

•	cost-effective; and

•	neither experimental nor investigational.

We cannot be sure that reimbursement will be available for TRC101 and, if coverage and reimbursement are available, what the level of reimbursement will be. Our inability to promptly obtain coverage and adequate reimbursement rates from both government-funded and private payers for any approved products that we develop could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize products and our overall financial condition.
Reimbursement may impact the demand for, and the price of, TRC101, if approved. Assuming we obtain coverage for TRC101 by a third-party payer, the resulting reimbursement payment rates may not be adequate or may require co-payments that patients find unacceptably high. Patients who are prescribed medications for the treatment of their conditions, and their prescribing physicians, generally rely on third-party payers to reimburse all or part of the costs associated with those medications. Patients are unlikely to use TRC101 unless coverage is provided and reimbursement is adequate to cover all or a significant portion of the cost of TRC101. Therefore, coverage and adequate reimbursement is critical to new product acceptance. Coverage decisions may depend upon clinical and economic standards that disfavor new products when more established or lower cost therapeutic alternatives are already available or subsequently become available.
We expect to experience pricing pressures in connection with the sale of our product candidate due to the trend toward managed healthcare, the increasing influence of health maintenance organizations, and additional legislative changes. The downward pressure on healthcare costs in general, particularly prescription medicines, medical devices and surgical procedures and other treatments, has become very intense. As a result, increasingly high barriers are being erected to the successful commercialization of new products. Further, the adoption and implementation of any future governmental cost containment or other health reform initiative may result in additional downward pressure on the price that we may receive for TRC101, if approved.
These cost-control initiatives could decrease the price we might establish for TRC101, which could result in product revenue being lower than anticipated. The pricing, coverage and reimbursement of TRC101, if approved, must be adequate to support a commercial infrastructure. If the price for TRC101 decreases or if governmental and other third-party payers do not provide adequate coverage and reimbursement levels, our revenue and prospects for profitability will suffer. Reimbursement systems in international markets vary significantly by country and by region, and reimbursement approvals must be obtained on a country-by-country basis.
Outside the United States, international operations are generally subject to extensive governmental price controls and market regulations, and we believe the increasing emphasis on cost-containment initiatives in Europe, Canada, China and other countries will put pressure on the pricing and usage of TRC101. In many countries, the prices of medical products are subject to varying price control mechanisms as part of national health systems. Other countries allow companies to fix their own prices for medicinal products, but monitor and control company profits. Additional foreign price controls or other changes in pricing regulation could restrict the amount that we are able to charge for TRC101, if approved. Accordingly, in markets outside the United States, the reimbursement for TRC101 compared with the United States and may be insufficient to generate commercially reasonable revenue and profits.
We are subject to U.S. and certain foreign export and import controls, sanctions, embargoes, anti-corruption laws, and anti-money laundering laws and regulations. Compliance with these legal standards could impair our ability to compete in domestic and international markets. We can face criminal liability and other serious consequences for violations which can harm our business.
We are subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations, various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the United States domestic bribery statute contained in 18 U.S.C. § 201, the United States Travel Act, the USA PATRIOT Act, and other state and national anti-bribery and anti-money laundering laws in the countries in which we conduct activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, agents, contractors, and other partners from authorizing, promising, offering, or providing, directly or indirectly, improper payments or anything else of value to recipients in the public or private sector. We may engage third parties for clinical trials outside of the United States, to sell TRC101 abroad once we enter a commercialization phase, and/or to obtain necessary permits, licenses, patent registrations, and other regulatory approvals. We have direct or indirect interactions with officials and employees of government agencies or government-affiliated hospitals, universities, and other organizations. We can be held liable for the corrupt or other illegal activities of our employees, agents, contractors, and other partners, even if we do not explicitly authorize or have actual knowledge of such activities. Any violations of the laws and regulations described above may result in substantial civil and criminal fines and penalties, imprisonment, the loss of export or import privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm, and other consequences.
Risks Related to Intellectual Property
We may become subject to claims alleging infringement of third parties’ patents or proprietary rights and/or claims seeking to invalidate our patents, which would be costly, time consuming and, if successfully asserted against us, delay or prevent the development and commercialization of TRC101.
Our success depends in part on our ability to develop, manufacture, market and sell TRC101, if approved, and use our proprietary technologies without alleged or actual infringement, misappropriation or other violation of the patents and other intellectual property rights of third parties. There have been many lawsuits and other proceedings asserting patents and other intellectual property rights in the pharmaceutical and biotechnology industries. We cannot assure you that TRC101 will not infringe existing or future third-party patents. Because patent applications can take many years to issue and may be confidential for 18 months or more after filing, there may be applications now pending of which we are unaware and which may later result in issued patents that we may infringe by commercializing TRC101. There may also be issued patents or pending patent applications that we are aware of, but that we think are irrelevant to TRC101, which may ultimately be found to be infringed by the manufacture, sale, or use of TRC101. Moreover, we may face claims from non-practicing entities that have no relevant product revenue and against whom our own patent portfolio may thus have no deterrent effect. In addition, TRC101 has a complex structure that makes it difficult to conduct a thorough search and review of all potentially relevant third-party patents. We may be unaware of one or more issued patents that would be infringed by the manufacture, sale or use of TRC101.
We may be subject to third-party claims in the future against us or our collaborators that would cause us to incur substantial expenses and, if successful against us, could cause us to pay substantial damages, including treble damages and attorney’s fees if we are found to be willfully infringing a third-party’s patents. Furthermore, because of the potential for significant damage awards, which are not necessarily predictable, it is not unusual to find even arguably unmeritorious claims resulting in large settlements. We may be required to indemnify future collaborators against such claims. If a patent infringement suit were brought against us or our collaborators, we or they could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit. As a result of patent infringement claims, or in order to avoid potential claims, we or our collaborators may choose to seek, or be required to seek, a license from the third party and would most likely be required to pay license fees or royalties or both. These licenses may not be available on acceptable terms, or at all. Even if we or our collaborators were able to obtain a license, the rights may be nonexclusive, which would give our competitors access to the same intellectual property. Ultimately, we could be prevented from commercializing a product, or forced to redesign it, or to cease some aspect of our business operations if, as a result of actual or threatened patent infringement claims, we or our collaborators are unable to enter into licenses on acceptable terms. Even if we are successful in defending against such claims, such litigation can be expensive and time consuming to litigate and would divert management’s attention from our core business. Moreover, some claimants may have substantially greater resources than we do and may be able to sustain the costs of complex intellectual property litigation to a greater degree and for longer periods of time than we could. Any of these events could harm our business significantly.
In addition to infringement claims against us, if third parties prepare and file patent applications in the United States that also claim technology similar or identical to ours, we may have to participate in interference or derivation proceedings in the U.S. Patent and Trademark Office, or the USPTO, to determine which party is entitled to a patent on the disputed invention. Recently, due to changes in U.S. law referred to as patent reform, new procedures including inter partes review and post-grant review have been implemented. This reform adds uncertainty to the possibility of challenge to our patents in the future. We may also become involved in similar opposition proceedings in the European Patent Office or similar offices in other jurisdictions regarding our intellectual property rights with respect to TRC101 and our technology. Since patent applications are confidential for a period of time after filing, we cannot be certain that we were the first to file any patent application related to our product candidate.
We may become involved in lawsuits to protect or enforce our patents or other intellectual property, which could be expensive, time consuming and unsuccessful.
Competitors may infringe, misappropriate or otherwise violate our patents, trademarks, copyrights or other intellectual property, or those of our licensors. To counter infringement, misappropriation, unauthorized use or other violations, we may be required to file legal claims, which can be expensive and time consuming and divert the time and attention of our management and scientific personnel. In some cases, it may be difficult or impossible to detect third-party infringement or misappropriation of our intellectual property rights, even in relation to issued patent claims, and proving any such infringement may be even more difficult.
We may not be able to prevent, alone or with our licensees or any future licensors, infringement, misappropriation or other violations of our intellectual property rights, particularly in countries where the laws may not protect those rights as fully as in the United States. Any claims we assert against perceived infringers could provoke these parties to assert counterclaims against us alleging that we infringe their patents. In addition, in a patent infringement proceeding, there is a risk that a court will decide that a patent of ours is invalid or unenforceable, in whole or in part, and that we do not have the right to stop the other party from exploiting the claimed subject matter at issue. There is also a risk that, even if the validity of such patents is upheld, the court will construe the patent’s claims narrowly or decide that we do not have the right to stop the other party from exploiting its technology on the grounds that our patents do not cover such technology. An adverse outcome in a litigation or proceeding involving our patents could limit our ability to assert our patents against those parties or other competitors, and may curtail or preclude our ability to exclude third parties from making, using, importing and selling similar or competitive products. Any of these occurrences could adversely affect our competitive business position, business prospects and financial condition. Similarly, if we assert trademark infringement claims, a court may determine that the marks we have asserted are invalid or unenforceable, or that the party against whom we have asserted trademark infringement has superior rights to the marks in question. In this case, we could ultimately be forced to cease use of such trademarks.
In any infringement, misappropriation or other intellectual property litigation, any award of monetary damages we receive may not be commercially valuable. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during litigation. Moreover, there can be no assurance that we will have sufficient financial or other resources to file and pursue such infringement claims, which typically last for years before they are concluded. Even if we ultimately prevail in such claims, the monetary cost of such litigation and the diversion of the attention of our management and scientific personnel could outweigh any benefit we receive as a result of the proceedings.

If our intellectual property related to TRC101 is not adequate, we may not be able to compete effectively in our market.
We rely upon a combination of patents, trade secret protection, employment and confidentiality agreements to protect the intellectual property related to TRC101. Any disclosure to or misappropriation by third parties of our confidential or proprietary information could enable competitors to quickly duplicate or surpass our technological achievements, thus eroding our competitive position in our market.
The strength of patents in the biotechnology and pharmaceutical field involves complex legal and scientific questions and can be uncertain. The patent applications that we own or license may fail to result in issued patents in the United States or in foreign countries, and even if issued, the patents may not meaningfully protect TRC101, effectively prevent competitors and third parties from commercializing competitive products or otherwise provide us with any competitive advantage. Our pending patent applications cannot be enforced against third parties practicing the technology claimed in such applications unless and until a patent issues from such applications. Further, the examination process may require us to narrow the claims for our pending patent applications, which may limit the scope of patent protection that may be obtained if these applications issue. Even if patents do successfully issue, third parties may challenge the validity, enforceability or scope thereof, which may result in such patents being narrowed, invalidated or held unenforceable. For example, patents granted by the European Patent Office may be opposed by any person within nine months from the publication of the grant. Similar proceedings are available in other jurisdictions, and in some jurisdictions third parties can raise questions of validity with a patent office even before a patent has granted. Furthermore, even if they are unchallenged, our patents and patent applications may not adequately protect our intellectual property or prevent others from designing around our claims. For example, a third party may develop a competitive product that provides therapeutic benefits similar to TRC101 but has a sufficiently different composition to fall outside the scope of our patent protection. If the breadth or strength of protection provided by the patents and patent applications we hold or pursue with respect to TRC101 is successfully challenged, then our ability to commercialize TRC101 could be negatively affected, and we may face unexpected competition that could have a material adverse impact on our business. Further, if we encounter delays in our clinical trials, the period of time during which we could market TRC101 under patent protection would be reduced.
Even where laws provide protection, costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and the outcome of such litigation would be uncertain. If we or one of our future collaborators were to initiate legal proceedings against a third party to enforce a patent covering TRC101, the defendant could counterclaim that our patent is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to validity, for example, we cannot be certain that there is no invalidating prior art, of which we and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability against our intellectual property related to TRC101, we would lose at least part, and perhaps all, of the patent protection on TRC101. Such a loss of patent protection would have a material adverse impact on our business. There is also a risk that, even if the validity of such patents is upheld, the court will construe the patent’s claims narrowly or decide that we do not have the right to stop the other party from exploiting its technology on the grounds that our patents do not cover that technology. Moreover, our competitors could counterclaim that we infringe their intellectual property, and some of our competitors have substantially greater intellectual property portfolios than we do.
We also rely on trade secret protection, employment and confidentiality agreements to protect proprietary know-how that may not be patentable, processes for which patents may be difficult to obtain and/or enforce and any other elements of our product development processes that involve proprietary know-how, information or technology that is not covered by patents. Although we require all of our employees to assign their inventions to us, and endeavor to execute confidentiality agreements with all of our employees, consultants, advisors and any third parties who have access to our proprietary know-how, information or technology, we cannot be certain that we have executed such agreements with all parties who may have helped to develop our intellectual property or who had access to our proprietary information, nor can we be certain that our agreements will not be breached. Any party with whom we have executed such an agreement may breach that agreement and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. Further, if any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent such third party, or those to whom they communicate such technology or information, from using that technology or information to compete with us. We cannot guarantee that our trade secrets and other confidential proprietary information will not be disclosed or that competitors or third parties such as contract manufacturers will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. For example, we and our third-party suppliers continue to refine and improve the manufacturing process, certain aspects of which are complex and unique, and we may encounter difficulties with new or existing processes, particularly as we seek to significantly increase our capacity to commercialize TRC101. Our reliance on contract manufacturers exposes us to the possibility that they, or third parties with access to their facilities, will have access to and may appropriate our trade secrets or other proprietary information.
Further, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the United States. As a result, we may encounter significant problems in protecting and defending our intellectual property both in the United States and abroad. If we are unable to prevent material disclosure of the intellectual property related to our technologies to third parties, we will not be able to establish or maintain a competitive advantage in our market, which could materially adversely affect our business, results of operations and financial condition.
Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our product candidate, TRC101.
Changes in either the patent laws or interpretation of the patent laws in the United States could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. Assuming that other requirements for patentability are met, prior to March 2013, in the United States, the first to invent the claimed invention was entitled to the patent, while outside the United States, the first to file a patent application was entitled to the patent. After March 2013, under the Leahy-Smith America Invents Act, or the America Invents Act, enacted in September 2011, the United States transitioned to a first inventor to file system in which, assuming that other requirements for patentability are met, the first inventor to file a patent application will be entitled to the patent on an invention regardless of whether a third party was the first to invent the claimed invention. A third party that files a patent application in the USPTO after March 2013, but before us could therefore be awarded a patent covering an invention of ours even if we had made the invention before it was made by such third party. This will require us to be cognizant going forward of the time from invention to filing of a patent application. Since patent applications in the United States and most other countries are confidential for a period of time after filing or until issuance, we cannot be certain that we or our licensors were the first to either (i) file any patent application related to TRC101 or (ii) invent any of the subject matter claimed in our or our licensor’s patents or patent applications.
The America Invents Act also includes a number of significant changes that affect the way patent applications will be prosecuted and also may affect patent litigation. These include allowing third party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO administered post-grant proceedings, including post-grant review, inter partes review, and derivation proceedings. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in U.S. federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate our patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. Therefore, the America Invents Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our owned or in-licensed patent applications and the enforcement or defense of our owned or in-licensed issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations, and prospects.
In addition, the patent positions of companies in the development and commercialization of biologics and pharmaceuticals are particularly uncertain. Recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. This combination of events has created uncertainty with respect to the validity and enforceability of patents, once obtained. Depending on future actions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could have a material adverse effect on our existing patent portfolio and our ability to protect and enforce our intellectual property in the future.
Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.
The USPTO and various foreign patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions to maintain patent applications and issued patents. Noncompliance with these requirements can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case.
We have not yet registered trademarks for a commercial trade name for TRC101 in the United States or elsewhere and failure to secure such registrations could adversely affect our business.
We have not yet registered trademarks for a commercial trade name for TRC101 in the United States or elsewhere. During trademark registration proceedings, our trademark application may be rejected. Although we are given an opportunity to respond to those rejections, we may be unable to overcome such rejections. In addition, in the USPTO and in comparable agencies in many foreign jurisdictions, third parties can oppose pending trademark applications and seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against our trademarks, and our trademarks may not survive such proceedings. Moreover, any name we propose to use with our product candidate in the United States must be approved by the FDA, regardless of whether we have registered it, or applied to register it, as a trademark. The FDA typically conducts a review of proposed product names, including an evaluation of potential for confusion with other product names. If the FDA objects to any of our proposed proprietary product names, approval may be delayed or we may be required to expend significant additional resources in an effort to identify a suitable substitute name that would qualify under applicable trademark laws, not infringe the existing rights of third parties and be acceptable to the FDA.
We may not be able to enforce our intellectual property rights throughout the world.
The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. For example, the requirements for patentability may differ in certain countries, particularly developing countries, and we may be unable to obtain issued patents that contain claims that adequately cover or protect TRC101 or any future product candidates. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of some countries, particularly developing countries, do not favor the enforcement of patents and other intellectual property protection, especially those relating to life sciences. This could make it difficult for us to stop the infringement of our patents or the misappropriation of our other intellectual property rights. For example, many foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties. In addition, many countries limit the enforceability of patents against third parties, including government agencies or government contractors. In these countries, patents may provide limited or no benefit.
Proceedings to enforce our patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and attention from other aspects of our business. Furthermore, while we intend to protect our intellectual property rights in our expected significant markets, we cannot ensure that we will be able to initiate or maintain similar efforts in all jurisdictions in which we may wish to market TRC101. Consequently, we may not be able to prevent third parties from practicing our technology in all countries outside the United States, or from selling or importing products made using our technology in and into those other jurisdictions where we do not have intellectual property rights. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and may also export infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our product candidates, and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing. Accordingly, our efforts to protect our intellectual property rights in such countries may be inadequate. In addition, changes in the law and legal decisions by courts in the United States and foreign countries may affect our ability to obtain and enforce adequate intellectual property protection for our technology.
We may be subject to claims that we or our employees, consultants, contractors or advisors have infringed, misappropriated or otherwise violated the intellectual property of a third party, or claiming ownership of what we regard as our own intellectual property.
Many of our employees were previously employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although we try to ensure that our employees do not use the intellectual property and other proprietary information, know-how or trade secrets of others in their work for us, we may be subject to claims that we or these employees have used or disclosed such intellectual property or other proprietary information. Litigation may be necessary to defend against these claims.
In addition, while we typically require our employees, consultants and contractors who may be involved in the development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who in fact develops intellectual property that we regard as our own. To the extent that we fail to obtain such assignments, such assignments do not contain a self-executing assignment of intellectual property rights or such assignments are breached, we may be forced to bring claims against third parties, or defend claims they may bring against us, to determine the ownership of what we regard as our intellectual property. If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Such intellectual property rights could be awarded to a third party, and we could be required to obtain a license from such third party to commercialize our technology or products. Such a license may not be available on commercially reasonable terms or at all. Even if we are successful in prosecuting or defending against such claims, litigation could result in substantial costs and be a distraction to our management and scientific personnel.
Patent terms may be inadequate to protect our competitive position on our product candidate, TRC101, for an adequate amount of time.
Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering TRC101 are obtained, once the patent life has expired, we may be open to competition from competitive products, including generics or biosimilars. Given the amount of time required for the development, testing and regulatory review of our product candidate, TRC101, patents protecting TRC101 might expire before or shortly after TRC101 is commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.
Intellectual property rights do not necessarily address all potential threats to our business.
Once granted, patents may remain open to opposition, interference, re-examination, post-grant review, inter partes review, nullification or derivation action in court or before patent offices or similar proceedings for a given period after allowance or grant, during which time third parties can raise objections against such grant. In the course of such proceedings, which may continue for a protracted period of time, the patent owner may be compelled to limit the scope of the allowed or granted claims thus attacked, or may lose the allowed or granted claims altogether. In addition, the degree of future protection afforded by our intellectual property rights is uncertain because even granted intellectual property rights have limitations and may not adequately protect our business. The following examples are illustrative:

•	others may be able to make products that are similar to TRC101 but that are not covered by the claims of our patent rights;

•	the patents of third parties may have an adverse effect on our business;

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we or our licensors or any future strategic partners might not have been the first to conceive or reduce to practice the inventions covered by the issued patent or pending patent application that we own or have exclusively licensed;

•	we or our licensors or any future strategic partners might not have been the first to file patent applications covering certain of our inventions;

•	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

•	it is possible that our pending patent applications will not lead to issued patents;

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issued patents that we may own or that we exclusively license in the future may not provide us with any competitive advantage, or may be held invalid or unenforceable, as a result of legal challenges by our competitors;

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our competitors might conduct research and development activities in the United States and other countries that provide a safe harbor from patent infringement claims for certain research and development activities, as well as in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

•	third parties performing manufacturing or testing for us using our product candidates or technologies could use the intellectual property of others without obtaining a proper license;

•	we may not develop additional proprietary technologies that are patentable; and

•	the patents of others may have an adverse effect on our business.
Should any of these events occur, they could have a material adverse effect on our business, financial condition, results of operations and prospects.

Risks Related to Our Common Stock
Our stock price may be volatile and fluctuate substantially and you may not be able to resell shares of our common stock at or above the price you paid.
The trading price of our common stock has been highly volatile and is subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include those discussed in this “Risk Factors” section of this prospectus and others such as:

•	announcements of regulatory approval or a complete response letter to TRC101, or specific label indications or patient populations for its use, or changes or delays in the regulatory review process;

•	announcements of therapeutic innovations or new products by us or our competitors;

•	adverse actions taken by regulatory agencies with respect to our clinical trials, manufacturing supply chain or sales and marketing activities;

•	adverse events experienced by the patient population taking TRC101, whether or not related to our product candidate;

•	changes or developments in laws or regulations applicable to TRC101;

•	changes in existing tax laws, treaties or regulations or the interpretations or enforcement thereof, or the enactment or adoption of new tax laws, regulations or policies;

•	any adverse changes to our relationship with any manufacturers or suppliers;

•	the success of our testing and clinical trials;

•	the success of our efforts to scale-up and optimize our manufacturing process;

•	the success of our efforts to acquire or license or discover additional product candidates, if any;

•	any intellectual property infringement actions in which we may become involved;

•	announcements concerning our competitors or the pharmaceutical industry in general;

•	achievement of expected product sales and profitability;

•	manufacture, supply or distribution shortages;

•	actual or anticipated fluctuations in our operating results;

•	changes in financial estimates or recommendations by securities analysts;

•	trading volume of our common stock;

•	sales of our common stock by us, our executive officers and directors or our stockholders in the future;

•	general economic and market conditions and overall fluctuations in the United States equity markets; and

•	the loss of any of our key scientific or management personnel.
In addition, the stock markets in general, and the markets for pharmaceutical and biotechnology stocks in particular, have experienced extreme volatility that may have been unrelated to the operating performance of the issuer. These broad market fluctuations may adversely affect the trading price or liquidity of our common stock. In the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business, which could seriously harm our financial position. Any adverse determination in litigation could also subject us to significant liabilities.
If securities or industry analysts do not or do not continue to publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our business, our stock price and trading volume could decline.
The trading market for our common stock is and will be influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who currently cover us issue, or in the event we obtain additional coverage and any new analyst issues, an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our clinical trials and operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.
We are an “emerging growth company” and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common stock may be less attractive to investors.
We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved and an extended transition period for complying with new or revised accounting standards. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our IPO, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.
If we sell shares of our common stock in future financings, stockholders may experience immediate dilution and, as a result, our stock price may decline.
We may from time to time issue additional shares of common stock at a discount from the current trading price of our common stock. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of our common stock sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock. If we issue common stock or securities convertible into common stock, our common stockholders would experience additional dilution and, as a result, our stock price may decline.
Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.
Sales of a substantial number of shares of our common stock in the public market could occur at any time, subject to certain restrictions described below. These sales, or the perception in the market that holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. If stockholders who held shares of our common stock prior to our IPO sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline.
In addition, shares of common stock that are either subject to outstanding options or reserved for future issuance under our 2018 Equity Incentive Plan, or 2018 Plan, or our Employee Stock Purchase Plan, or ESPP, will become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules, the lock-up agreements and Rule 144 and Rule 701 under the Securities Act. The number of shares of our common stock reserved for issuance under the 2018 Plan will automatically increase on the first day of each fiscal year by the lesser of 4% of the number of shares of common stock outstanding on the first day of such fiscal year, 3,200,000 shares of our common stock or such lesser amount as is determined by our board of directors.
The number of shares of our common stock reserved for issuance under the ESPP will automatically increase on the first day of each fiscal year by the lesser of 1% of the number of shares of common stock outstanding on the first day of such fiscal year, 800,000 shares of our common stock or such lesser amount as is determined by our board of directors. Unless our board of directors elects not to increase the number of shares available for future grant each year, our stockholders may experience additional dilution. If these additional shares of common stock are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.
Holders of an aggregate of approximately 28.7 million shares of our common stock are entitled, subject to some conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders. Registration of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act, except for shares held by affiliates, as defined in Rule 144 under the Securities Act. Any sales of securities by these stockholders could have a material adverse effect on the trading price of our common stock.
Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.
As of December 31, 2018, our executive officers, directors, holders of 5% or more of our capital stock and their respective affiliates beneficially owned approximately 67% of our outstanding voting stock.

Therefore, these stockholders have the ability to influence us through this ownership position. These stockholders may be able to determine all matters requiring stockholder approval. For example, these stockholders may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interest as one of our stockholders.
Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable and may lead to entrenchment of management.
Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could significantly reduce the value of our shares to a potential acquiror or delay or prevent changes in control or changes in our management without the consent of our board of directors. The provisions in our charter documents include the following:

•	a classified board of directors with 3-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

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the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors, unless the board of directors determines by resolution that any such vacancy shall be filled by the affirmative vote of the stockholders;

•	the prohibition on removal of directors without cause;

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the ability of our board of directors to authorize the issuance of shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquiror;

•	the ability of our board of directors to alter our bylaws without obtaining stockholder approval;

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the required approval of at least 66 2⁄3% of the shares entitled to vote at an election of directors to adopt, amend or repeal certain provisions of our bylaws or repeal the provisions of our amended and restated certificate of incorporation regarding the election and removal of directors;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•
the requirement that a special meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

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advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of us.

In addition, these provisions would apply even if we were to receive an offer that some stockholders may consider beneficial.

We are also subject to the anti-takeover provisions contained in Section 203 of the General Corporation Law of the State of Delaware, or the DGCL. Under Section 203 of the DGCL, a corporation may not, in general, engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other exceptions, the board of directors has approved the transaction.
Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Our amended and restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law.
In addition, as permitted by Section 145 of the DGCL, our amended and restated certificate of incorporation, which became effective immediately prior to the completion of our IPO and our indemnification agreements that we have entered into with our directors and officers provide that:

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We will indemnify our directors and officers for serving us in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	We may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

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We are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

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We will not be obligated pursuant to our amended and restated bylaws to indemnify a person with respect to proceedings initiated by that person against us or our other indemnitees, except with respect to proceedings authorized by our board of directors or brought to enforce a right to indemnification.

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The rights conferred in our amended and restated bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	We may not retroactively amend our amended and restated certificate of incorporation provisions to reduce our indemnification obligations to directors and officers.
Our amended and restated certificate of incorporation and our amended and restated bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our current or former directors, officers or employees.
Our amended and restated certificate of incorporation provides that, subject to limited exceptions, the Court of Chancery of the State of Delaware is the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty owed by any of our current or former directors, officers or other employees to us or our stockholders, any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws, any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine, or any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our amended and restated certificate of incorporation and amended and restated bylaws described above. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our current or former directors, officers or other employees, which may discourage such lawsuits against us and our current or former directors, officers and employees. Alternatively, if a court were to find these provisions of our amended and restated certificate and our amended and restated bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could have a material adverse effect on our business, financial condition, results of operations and prospects.
We may be required to pay severance benefits to our executive officers who are terminated in connection with a change in control, which could harm our financial condition or results.
Certain of our executive officers are parties to severance arrangements that contain change in control and severance provisions providing for aggregate cash payments of up to approximately $4.8 million for severance and other benefits and acceleration of vesting of stock options with a value of approximately $27.0 million (as of December 31, 2018, based on The Nasdaq Global Select Market closing price of $23.58 per share) in the event of a termination of employment in connection with a change in control of our company. The accelerated vesting of options could result in dilution to our existing stockholders and harm the market price of our common stock. The payment of these severance benefits could harm our financial condition and results. In addition, these potential severance payments may discourage or prevent third parties from seeking a business combination with us.
We do not currently intend to pay dividends on our common stock, and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.
We do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Additionally, the terms of our Term Loan restrict our ability to pay dividends. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future. Since we do not intend to pay dividends, your ability to receive a return on your investment will depend on any future appreciation in the market value of our common stock. There is no guarantee that our common stock will appreciate or even maintain the price at which our holders have purchased it.
Our ability to use our net operating losses to reduce our tax liability may be limited.
We have incurred substantial losses during our history. Our ability to utilize net operating loss carryforwards is subject to the rules of Section 382 of the Internal Revenue Code of 1986, as amended, or the Code. Section 382 generally restricts the use of net operating loss carryforwards after an “ownership change.” If we have experienced or experience in the future an “ownership change” for purposes Section 382, we may be subject to annual limits on our ability to utilize net operating loss carryforwards. An ownership change is, as a general matter, triggered by sales or acquisitions of our stock in excess of 50% on a cumulative basis during a three-year period by persons or groups of persons owning 5% or more of our total equity value. We have not performed any analysis under Section 382 of the Code. As a result, uncertainty exists as to whether we may have undergone an ownership change in the past, whether as a result of our IPO or otherwise. We cannot provide any assurance that our net operating losses will be available. Accordingly, we could pay taxes earlier and/or in larger amounts than would be the case if the net operating losses were available to reduce federal income taxes without restriction.
As noted above under “Risks Related to Our Limited Operating History, Financial Condition and Capital Requirements,” we anticipate that we will continue to incur losses for the foreseeable future. Our ability to utilize any future net operating losses may also be limited by the recently enacted Tax Cut and Jobs Act, or Tax Act. Under the Tax Act, the amount of post-2017 net operating losses that we are permitted to deduct in any taxable year is limited to 80% of our taxable income in such year, where taxable income is determined without regard to the net operating loss deduction itself. In addition, the Tax Act generally eliminates the ability to carry back any net operating loss to prior taxable years, while allowing post-2017 unused net operating losses to be carried forward indefinitely. Due to these changes under the Tax Act, or potential future ownership changes under Section 382 of the Code, we may not be able to realize a tax benefit from the use of our net operating losses, whether or not we attain profitability in future years.
Risks Related to this Offering
Risks Related to Our Common Stock and This Offering
Our stock price may be volatile and fluctuate substantially and you may not be able to resell shares of our common stock at or above the price you paid.
The trading price of our common stock has been and, following the completion of this offering is likely to continue to be highly volatile and is subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include those discussed in this “Risk Factors” section of this prospectus and others such as:

•	announcements of regulatory approval or a complete response letter to TRC101, or specific label indications or patient populations for its use, or changes or delays in the regulatory review process;

•	announcements of therapeutic innovations or new products by us or our competitors;

•	adverse actions taken by regulatory agencies with respect to our clinical trials, manufacturing supply chain or sales and marketing activities;

•	adverse events experienced by the patient population taking TRC101, whether or not related to our product candidate;

•	changes or developments in laws or regulations applicable to TRC101;

•	changes in existing tax laws, treaties or regulations or the interpretations or enforcement thereof, or the enactment or adoption of new tax laws, regulations or policies;

•	any adverse changes to our relationship with any manufacturers or suppliers;

•	the success of our testing and clinical trials;

•	the success of our efforts to scale-up and optimize our manufacturing process;

•	the success of our efforts to acquire or license or discover additional product candidates, if any;

•	any intellectual property infringement actions in which we may become involved;

•	announcements concerning our competitors or the pharmaceutical industry in general;

•	achievement of expected product sales and profitability;

•	manufacture, supply or distribution shortages;

•	actual or anticipated fluctuations in our operating results;

•	changes in financial estimates or recommendations by securities analysts;

•	trading volume of our common stock;

•	sales of our common stock by us, our executive officers and directors or our stockholders in the future;

•	general economic and market conditions and overall fluctuations in the United States equity markets; and

•	the loss of any of our key scientific or management personnel.
In addition, the stock markets in general, and the markets for pharmaceutical and biotechnology stocks in particular, have experienced extreme volatility that may have been unrelated to the operating performance of the issuer. These broad market fluctuations may adversely affect the trading price or liquidity of our common stock. In the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business, which could seriously harm our financial position. Any adverse determination in litigation could also subject us to significant liabilities.
If securities or industry analysts do not or do not continue to publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our business, our stock price and trading volume could decline.
The trading market for our common stock is and will be influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who currently cover us issue, or in the event we obtain additional coverage and any new analyst issues, an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our clinical trials and operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.
We are an “emerging growth company” and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common stock may be less attractive to investors.
We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved and an extended transition period for complying with new or revised accounting standards. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds

$700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.
We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.
Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.
The offering price of our common stock is substantially higher than the pro forma net tangible book value per share of our common stock before giving effect to this offering. Accordingly, if you purchase our common stock in this offering, you will incur immediate substantial dilution of approximately $27.97 per share, based on the public offering price of $36.00 per share, and our pro forma net tangible book value as of December 31, 2018. In addition, following this offering, purchasers in this offering will have contributed approximately 33% of the total gross consideration paid by stockholders to us to purchase shares of our common stock, through December 31, 2018, but will own only approximately 12% of the shares of common stock outstanding immediately after this offering. Furthermore, if the underwriters exercise their option to purchase additional shares, or outstanding options and warrants are exercised, you could experience further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”
If we sell shares of our common stock in future financings, stockholders may experience immediate dilution and, as a result, our stock price may decline.
We may from time to time issue additional shares of common stock at a discount from the current trading price of our common stock. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of our common stock sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock. If we issue common stock or securities convertible into common stock, our common stockholders would experience additional dilution and, as a result, our stock price may decline.
Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.
Sales of a substantial number of shares of our common stock in the public market could occur at any time, subject to certain restrictions described below. These sales, or the perception in the market that holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. If stockholders who held shares of our common stock prior to our public offering sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline.
As of December 31, 2018, we have outstanding a total of 42,148,247 shares. All of our outstanding shares of common stock (other than shares held by an officer or director of the Company and shares held by certain other stockholders, which are subject to a lock-up agreement), are currently freely tradable in the public market. The underwriters may, in their sole discretion, permit our officers, directors and the stockholders who are subject to the lock-up agreements to sell shares prior to the expiration of the lock-up agreements.
The lock-up agreements pertaining to this offering will expire 90 days from the date of this prospectus, following which approximately 25.5 million shares of common stock will be eligible for sale in the public market.
In addition, shares of common stock that are either subject to outstanding options or reserved for future issuance under our 2018 Equity Incentive Plan or our ESPP will become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules, the lock-up agreements and Rule 144 and Rule 701 under the Securities Act. The number of shares of our common stock reserved for issuance under our 2018 Equity Incentive Plan will automatically increase on the first day of each fiscal year by the lesser of 4% of the number of shares of common stock outstanding on the first day of such fiscal year, 3,200,000 shares of our common stock or such lesser amount as is determined by our board of directors.
The number of shares of our common stock reserved for issuance under our ESPP will automatically increase on the first day of each fiscal year by the lesser of 1% of the number of shares of common stock outstanding on the first day of such fiscal year, 800,000 shares of our common stock or such lesser amount as is determined by our board of directors. Unless our board of directors elects not to increase the number of shares available for future grant each year, our stockholders may experience additional dilution. If these additional shares of common stock are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.
Holders of an aggregate of approximately 28.7 million shares of our common stock are entitled, subject to some conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders. Registration of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act, except for shares held by affiliates, as defined in Rule 144 under the Securities Act. Any sales of securities by these stockholders could have a material adverse effect on the trading price of our common stock.
We have broad discretion to determine how to use the funds raised in this offering and may use them in ways that may not enhance our operating results or the price of our common stock.
Our management has broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We currently intend to use substantially all of the net proceeds of this offering for manufacturing activities related to TRC101, conducting our confirmatory postmarketing trial, VALOR-CKD, commercial expenses related to TRC101 and the remainder for working capital and general corporate purposes. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained or incorporated by reference herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•	estimates of our expenses, capital requirements and our needs for additional financing;

•	the prospects of TRC101, our only product candidate, which is still in development;

•	our expectations regarding the timing of submitting an NDA to the FDA, and our ability to obtain approval, for TRC101 under the Accelerated Approval Program;

•	our expectations regarding the timing of the completion of our nonclinical studies;

•	the design of our confirmatory postmarketing trial, VALOR-CKD, including the sample size, trial duration, endpoint definition, event rate assumptions and eligibility criteria;

•	our expectations regarding the timing of the enrollment, completion and reporting of our confirmatory postmarketing trial, VALOR-CKD;

•	outcome and results of VALOR-CKD trial;

•	market acceptance or commercial success of TRC101 and the degree of acceptance among physicians, patients, patient advocacy groups, health care payers and the medical community;

•	our expectations regarding competition, potential market size, the size of the patient populations for TRC101, if approved for commercial use, and market acceptance;

•	our expectations regarding our ability to draw under our credit facility with Hercules;

•	our expectations regarding the safety, efficacy and clinical benefit of TRC101;

•	our ability to maintain regulatory approval of TRC101, and any related restrictions, limitations and/or warnings in the label of TRC101;

•	our sales, marketing or distribution capabilities and our ability to commercialize TRC101, if we obtain regulatory approval;

•	current and future agreements with third parties in connection with the manufacturing, commercialization, packaging and distribution of TRC101;

•	our expectations regarding the ability of our contract manufacturing partners to produce TRC101 in the quantities and timeframe that we will require;

•	our expectations regarding our future costs of goods;

•	our ability to attract, retain and motivate key personnel and increase the size of our organization;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering TRC101;

•	potential claims relating to our intellectual property and third-party intellectual property;

•	the duration of our intellectual property estate that will provide protection for TRC101;

•	our ability to establish collaborations in lieu of obtaining additional financing;

•	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•	anticipated use of proceeds from this offering; and

•	our financial performance.
These forward-looking statements are based on management’s current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus and in the documents incorporated by reference in this prospectus. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

USE OF PROCEEDS
We estimate that our net proceeds from our issuance and sale of 5,600,000 shares in this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us will be approximately $188.9 million, or $217.3 million if the underwriters exercise their option to purchase additional shares in full.
We intend to use the net proceeds from the offering as follows:

•	approximately $40.0 million for manufacturing activities related to TRC101;

•	approximately $47.0 million for conducting our confirmatory postmarketing trial, known as the VALOR-CKD trial, or TRCA-303;

•	approximately $65.0 million for commercial expenses related to TRC101; and

•	the remainder for working capital and general corporate purposes.
Our expected use of proceeds from this offering represents our current intentions based on our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above. We may also use a portion of the proceeds to in-license, acquire or invest in additional businesses, technologies, products or assets. Although we have no specific agreements, commitments or understandings with respect to any in-licensing activity or acquisition, we evaluate these opportunities and engage in related discussions with other companies from time to time.
The net proceeds from this offering, together with our cash, cash equivalents and investments and the available amount under our Term Loan with Hercules may not be sufficient for us to fund TRC101 through commercial launch, if approved, and we may need to raise additional capital to complete our confirmatory postmarketing trial, VALOR-CKD, and commercialize TRC101, if approved.
The amount and timing of our actual expenditures will depend on numerous factors, including the results of our research and development efforts, the timing and outcome of any ongoing or future clinical studies, and the timing and outcome of regulatory submissions. As a result, our management will have broad discretion over the use of the proceeds from this offering.
Pending the use of the proceeds from this offering, we may invest the proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities.

DIVIDEND POLICY
We have never declared or paid cash dividends on our capital stock. We intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. In addition, unless waived, the terms of our Term Loan with Hercules prohibit us from paying any cash dividends. Any future determination related to dividend policy will be made at the discretion of our board of directors.

CAPITALIZATION
The following table sets forth our cash, cash equivalents and investments and capitalization as of December 31, 2018:

•	on an actual basis; and

•
a pro forma as adjusted basis to give effect to the sale and issuance of 5,600,000 shares of our common stock by us in this offering, at the public offering price of $36.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma as adjusted information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.
You should read this information in conjunction with our financial statements and the related notes and the sections titled “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2018 Annual Report.

	As of December 31, 2018
	Actual	Pro Forma As Adjusted
	(unaudited)
	(in thousands, except share and per share amounts)
Cash, cash equivalents and investments	$243,365	$432,269
Term loan	38,071	38,071
Stockholders’ equity:
Preferred stock, par value $0.001 per share; 40,000,000 shares authorized, no shares issued or outstanding, actual; 40,000,000 shares authorized, no shares issued and outstanding, pro forma	—	—
Common stock, par value $0.001 per share; 400,000,000 shares authorized, 42,148,247 shares issued and outstanding, actual; 400,000,000 shares authorized, 47,748,247 shares issued and outstanding, pro forma as adjusted	42	48
Additional paid-in capital	386,830	575,728
Accumulated other comprehensive loss	(153)	(153)
Accumulated deficit	(192,194)	(192,194)
Total stockholders’ equity	194,525	383,429
Total capitalization	$247,849	$436,753
The number of shares of our common stock issued and outstanding actual and pro forma as adjusted in the table above is based on 42,148,247 shares outstanding as of December 31, 2018, which excludes:

•
4,577,515 shares of common stock, with a weighted-average exercise price of $5.99 per share, issuable upon exercise of stock options outstanding and 21,792 shares of common stock issuable upon vesting of restricted stock units outstanding as of December 31, 2018 under our 2013 and 2018 Equity Incentive Plans;

•
3,752,893 shares of common stock reserved for issuance pursuant to future awards under our 2018 Equity Incentive Plan, as of December 31, 2018, plus any future increases in the number of shares of common stock reserved for issuance under our 2018 Equity Incentive Plan pursuant to provisions thereof that automatically increase the share reserve under the plan each year;

•
781,891 shares of common stock reserved for future issuance under our ESPP plus any future increases in the number of shares of common stock reserved for issuance under the ESPP pursuant to provisions thereof that automatically increase the share reserve under the plan each year; and

•
106,916 shares of common stock issuable upon the exercise of warrants held by Hercules and Hercules Technology III, L.P. as of December 31, 2018. Subsequent to December 31, 2018, the Company issued to Hercules and Hercules Technology III, L.P. warrants for an additional 16,721 shares of common stock.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering.
Our historical net tangible book value as of December 31, 2018 was $194.5 million, or $4.62 per share of our common stock. Our historical net tangible book value per share is determined by dividing our total tangible assets less total liabilities by the actual number of outstanding shares of our common stock.
After giving effect to our sale of 5,600,000 shares of common stock in this offering at the public offering price of $36.00 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2018 would have been approximately $383.4 million, or approximately $8.03 per share of our common stock. This represents an immediate increase in pro forma as adjusted net tangible book value of $3.41 per share to our existing stockholders and an immediate dilution in pro forma as adjusted net tangible book value of approximately $27.97 per share to new investors purchasing common stock in this offering. Dilution per share to new investors purchasing common stock in this offering is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.
The following table illustrates this dilution on a per share basis:

Public offering price per share		$36.00
Historical net tangible book value per share as of December 31, 2018	$4.62
Pro forma increase in net tangible book value per share attributable to new investors in this offering	3.41
Pro forma as adjusted net tangible book value per share after this offering	8.03
Dilution per share to new investors purchasing shares in this offering		$27.97
If the underwriters fully exercise their option to purchase additional shares, pro forma as adjusted net tangible book value after this offering would increase to approximately $8.48 per share, and there would be an immediate dilution of approximately $3.86 per share to new investors.
The following table summarizes, on a pro forma as adjusted basis, as of December 31, 2018, the difference between the number of shares of common stock purchased from us, the total consideration paid, and the weighted-average price per share paid, by existing stockholders and by new investors in this offering, at the public offering price of $36.00 per share, and before deducting underwriting discounts and commissions and estimated offering expenses payable by us.

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
Existing stockholders before this offering	42,148,247	88%	$411,663,467	67%	$9.77
Investors participating in this offering	5,600,000	12%	201,600,000	33%	36.00
Total	47,748,247	100%	$613,263,467	100%	$12.84
This section assumes no exercise of the underwriters’ option to purchase 840,000 additional shares in this offering. If the underwriters’ option to purchase additional shares is exercised in full, the number of shares of our common stock held by existing stockholders would be reduced to 87% of the total number of shares of our common stock outstanding after this offering, and the number of shares of common stock held by new investors participating in the offering would be increased to 13% of the total number of shares outstanding after this offering.
The foregoing tables and calculations (other than the historical net tangible book value calculation) are based on 42,148,247 shares outstanding as of December 31, 2018, which excludes:

•
4,577,515 shares of common stock, with a weighted-average exercise price of $5.99 per share, issuable upon exercise of stock options outstanding and 21,792 shares of common stock issuable upon vesting of restricted stock units outstanding as of December 31, 2018 under our 2013 and 2018 Equity Incentive Plans;

•
3,752,893 shares of common stock reserved for issuance pursuant to future awards under our 2018 Equity Incentive Plan, as of December 31, 2018, plus any future increases in the number of shares of common stock reserved for issuance under our 2018 Equity Incentive Plan pursuant to provisions thereof that automatically increase the share reserve under the plan each year;

•
781,891 shares of common stock reserved for future issuance under our ESPP plus any future increases in the number of shares of common stock reserved for issuance under the ESPP pursuant to provisions thereof that automatically increase the share reserve under the plan each year; and

•
106,916 shares of common stock issuable upon the exercise of warrants held by Hercules and Hercules Technology III, L.P. as of December 31, 2018. Subsequent to December 31, 2018, the Company issued to Hercules and Hercules Technology III, L.P. warrants for an additional 16,721 shares of common stock.

To the extent that any outstanding options or warrants are exercised or new options are issued under the equity benefit plans, or we issue additional shares of common stock or convertible securities in the future, there will be further dilution to investors participating in this offering.

BUSINESS
Overview
Our goal is to slow the progression of chronic kidney disease, or CKD, through the treatment of metabolic acidosis. We are a pharmaceutical company focused on the development and commercialization of our drug candidate, TRC101 (veverimer), a non-absorbed, orally-administered polymer designed to treat metabolic acidosis by binding and removing acid from the gastrointestinal, or GI, tract. We have successfully completed all of the clinical trials that we planned to complete prior to submission of a New Drug Application, or NDA, to the U.S. Food and Drug Administration, or FDA, and are preparing to file our NDA under the Accelerated Approval Program in the second half of 2019.
In May 2018, we completed our randomized, double-blind, placebo-controlled, pivotal Phase 3 clinical trial, TRCA-301, in 217 CKD patients with metabolic acidosis, and in March 2019, the results of this trial were published in The Lancet. The TRCA-301 trial met both its primary and secondary endpoints in a highly statistically significant manner (p<0.0001 for both the primary and secondary endpoints). TRC101 was well tolerated in our TRCA-301 trial. One hundred ninety-six of the 208 eligible subjects who completed the 12-week treatment period in our pivotal TRCA-301 trial agreed to continue into our 40-week blinded extension trial, TRCA-301E.
In March 2019, we completed our TRCA-301E trial. Based on the initial topline data analyses, the TRCA-301E trial met its primary and all secondary endpoints. We believe these results provide evidence of long-term safety and tolerability of TRC101 and durability of its blood bicarbonate effect. The placebo-adjusted improvements in favor of TRC101-treated subjects in the two measures of physical function at Week 52 approximately doubled compared to the results at Week 12 observed in the parent trial, TRCA-301. We believe the results from these two measures of physical function provide consistent evidence of a clinically meaningful improvement in physical function and related aspects of quality of life for TRC101-treated subjects. The statistical analysis plan for the TRCA-301E trial also specified a comparison of the TRC101 and placebo groups for the time to the composite clinical endpoint of death (all-cause mortality), dialysis/kidney transplant (renal replacement therapy) or a ≥50% decline in estimated glomerular filtration rate (eGFR) (taken together, DD50) over the combined (TRCA-301 and TRCA-301E) 52-week treatment period. Of the 124 subjects randomized to the TRC101 group, 5 (4.0%) subjects had a DD50 event. There were no deaths in the TRC101 group and one TRC101-treated subject initiated dialysis during the 52-week treatment period. Of the 93 subjects randomized to the placebo group, 10 (10.8%) subjects had a DD50 event, including four subjects who died and one who initiated dialysis during the 52-week treatment period. The time to DD50 was prolonged in the TRC101 group compared to the placebo group, with an annualized DD50 incidence rate, calculated as 100 times the number of events divided by the total person-years, of 4.2% in the TRC101 group vs 12.0% in the placebo group (p = 0.0224). We are conducting a confirmatory postmarketing trial, VALOR-CKD, as part of the Accelerated Approval Program. We have committed to completely enrolling, or nearly completely enrolling, subjects in the VALOR-CKD trial prior to our NDA submission.
Metabolic acidosis is a chronic condition commonly caused by CKD and is believed to accelerate the progression of kidney deterioration. Today, there are no FDA-approved chronic therapies for treating metabolic acidosis. TRC101 is an in-house discovered, new chemical entity that we believe may effectively treat metabolic acidosis and slow the progression of kidney disease in CKD patients with metabolic acidosis.
We estimate that metabolic acidosis affects approximately 3 million CKD patients in the United States, and we believe that slowing the progression of CKD in patients with metabolic acidosis represents a significant medical need and market opportunity. We have an intellectual property estate that we believe will provide patent protection for TRC101 until at least 2034 in the United States, the European Union, Japan, China, India and certain other markets. Tricida is led by a seasoned management team that includes a founder of Ilypsa, Inc. and Relypsa, Inc. Our management team has extensive experience in the development and commercialization of therapeutics, with deep expertise in developing polymers for the treatment of kidney-related diseases.
Our Strategy
Our strategy is to develop and commercialize TRC101 as a first-in-class FDA-approved chronic treatment for metabolic acidosis for the large CKD population of patients with metabolic acidosis. Key elements of our strategy are to:

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Obtain FDA approval of TRC101. Based on feedback from the FDA, we believe TRC101 will be eligible for review and potential approval through the FDA’s Accelerated Approval Program. If approved, TRC101 could be the first FDA-approved therapy for the chronic treatment of metabolic acidosis to slow the progression of CKD. We plan to submit an NDA for TRC101 in the second half of 2019.

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Commercialize TRC101 in the United States. If TRC101 is approved by the FDA, we plan to initially commercialize it in the United States by deploying an 80- to 100-person specialty sales force targeting that subset of nephrologists most focused on treating CKD patients. With this approach, we believe we can reach a majority of the approximately 600,000 Stage 3 to 5 CKD patients with metabolic acidosis that are treated by nephrologists. Over time, due to the disease modification potential of TRC101, we intend to address the broader population of CKD patients who receive care from cardiologists, endocrinologists, diabetologists and a subset of primary care physicians, either on our own or with a partner.

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Commercialize TRC101 outside of the United States with one or more partners. We believe there is a significant commercial opportunity for TRC101 in markets outside the United States. To address these markets, we plan to seek one or more partners with international sales expertise who can commercialize TRC101 in target markets.

Chronic Kidney Disease and Metabolic Acidosis Represent a Major Health Crisis
Overview of CKD
CKD is a serious condition characterized by the gradual loss of essential kidney functions over time. In CKD patients, normal fluid and electrolyte balance can no longer be maintained, and the excretion of metabolic end products, toxins and drugs is impaired. Furthermore, production and secretion of certain enzymes and hormones are disturbed.
According to the Centers for Disease Control and Prevention, or CDC, more than 30 million people in the United States are afflicted with CKD, representing an overall prevalence in the adult population of approximately 15%. The incidence of CKD is primarily driven by the increasing prevalence of diabetes and hypertension. CKD represents the ninth leading cause of death in the United States. The treatment of CKD adds a tremendous financial burden to the United States, with annual Medicare expenses for CKD in 2018 totaling approximately $114 billion, including approximately $79 billion on CKD costs and approximately $35 billion for end-stage renal disease, or ESRD. ESRD is total and permanent kidney failure that is treated with a kidney transplant or dialysis. There are approximately 700,000 people in the United States living on kidney dialysis or with a kidney transplant and approximately 124,000 new ESRD cases annually. Each year kidney disease kills more people than breast cancer or prostate cancer. According to United States Renal Data System report, there were approximately 100,000 deaths from ESRD in 2016. There is a significant medical need to slow progression of kidney disease and reduce the number of patients progressing to kidney failure.
To help improve the diagnosis and management of kidney disease, the National Kidney Foundation, or NKF, has divided CKD into five stages. The severity of CKD at each stage is identified by the estimated glomerular filtration rate, or eGFR. Treatment during the first four stages of CKD focuses on ways to preserve kidney function for as long as possible. ESRD is the final stage of CKD in which the patient typically requires renal replacement therapy, i.e., dialysis or a kidney transplant, for survival.
Stages of CKD and Key Risk Factors for CKD Progression
Overview of Metabolic Acidosis
Diabetes and hypertension have long been recognized as modifiable primary risk factors for the progression of CKD. More recently, metabolic acidosis, a serious condition in which the body has accumulated too much acid, has also been identified as a key modifiable risk factor in the progression of CKD. The human body generates acid every day through normal food intake and metabolism. Sources of acid include amino and nucleic acids from daily dietary intake and digestion of proteins. A healthy kidney counteracts these sources of acid through excretion mechanisms that rid the body of the excess acid and by restoring bicarbonate, a base that buffers acid. Metabolic acidosis results when the kidneys can no longer excrete sufficient acid or reabsorb sufficient bicarbonate back into the blood stream to balance acid production.
The prevalence and severity of metabolic acidosis in people with CKD progressively rises as kidney function declines. Adaptations by the kidneys initially prevent a fall in blood bicarbonate concentration but as eGFR continues to decline below 40 ml/min/1.73 m2, metabolic acidosis commonly develops. Over time, metabolic acidosis can lead to an increased risk of muscle wasting, loss of bone density and death. Additionally, if uncontrolled, a vicious cycle of worsening metabolic acidosis and accelerated progression of kidney disease can result.
The mechanism that links metabolic acidosis to kidney disease involves a cascade of events whereby patients with compromised kidneys do not excrete adequate amounts of acid to maintain acid-base balance. This imbalance and acid load accumulation leads to increases in the production of select peptides and hormones, including endothelin-1, aldosterone and angiotensin II, that increase the secretion of acid through the proximal and distal renal tubules of the remaining healthy nephrons in the compromised kidney. As currently understood, this sustained over-production of hormones exacerbates the damage in the diseased kidneys, resulting in long-term consequences, including renal fibrosis, proteinuria and inflammation, as well as sodium and water retention, which are hallmarks of the progression of CKD.
Metabolic acidosis can be diagnosed by measuring the level of bicarbonate in the blood, which is part of a standard metabolic panel. Properly functioning kidneys will maintain a blood bicarbonate level of between 22 to 29 milliequivalents per liter, or mEq/L. A persistent blood bicarbonate level below 22 mEq/L indicates metabolic acidosis. The NKF’s Kidney Disease Outcomes Quality Initiative, or KDOQI, guidelines and the International Society of Nephology’s Kidney Disease: Improving Global Outcomes, or KDIGO, guidelines recommend that in people with CKD, blood bicarbonate be maintained within the normal range of 22 to 29 mEq/L. Blood bicarbonate concentrations less than 22 mEq/L are associated with increased risk of CKD progression and increased risk of death.
The prevalence and severity of metabolic acidosis increases from Stage 3 to Stage 5 of CKD. We estimate the prevalence of metabolic acidosis to be 9% of the estimated 13.4 million Stage 3a CKD patients, 18% of the estimated 5.7 million Stage 3b CKD patients and over 30% of the estimated 2.5 million Stage 4 and Stage 5 CKD patients, resulting in a total prevalence of approximately 3 million CKD patients in the United States.
Metabolic Acidosis Poses a Significant Health Risk to Approximately 3 Million CKD Patients in the United States

~ 22 Million US Patients with Stage 3 to 5 CKD*
~3 Million with Metabolic Acidosis
Potential Consequences
Increased Mortality
Muscle Breakdown & Bone Disease
CKD Progression
CKD 3a/b (9-18%) ~2.2 M with Metabolic Acidosis
CKD 4/5/ESRD* (>30%) ~ 850K with Metabolic Acidosis

*Non-dialysis patients with eGFR<60.

There is Significant Evidence that Treating Metabolic Acidosis Can Slow the Progression of CKD
Multiple retrospective studies provide qualitative and quantitative evidence for the relationship between metabolic acidosis and the progression of CKD across a wide range of baseline eGFRs and blood bicarbonate levels. Prospective studies have shown that treating metabolic acidosis translates into a clinically meaningful slowing of CKD progression.

In particular, four prospective trials (Garneata et al., 2016; de Brito-Ashurst et al., 2009; Phisitkul et al., 2010; Dubey et al., 2018) studying Stage 3 to 5 CKD patients with metabolic acidosis demonstrated slowing of CKD progression following an increase in blood bicarbonate with three different interventions, comprising a very low-protein diet, oral sodium bicarbonate and oral sodium citrate. Increases in blood bicarbonate resulted in improved clinical outcomes, including fewer patients who progressed to ESRD and/or experienced significant declines of eGFR. Additionally, clinical trials reported by Goraya et al., 2013 and 2014 and Mahajan et al., 2010 showed that, in patients with Stages 2 to 4 CKD due to hypertensive nephropathy, increasing blood bicarbonate levels with sodium bicarbonate or a low protein diet rich in fruits and vegetables resulted in reduced markers of kidney injury and slower decline in eGFR.
Four large published retrospective database analyses show an association between higher blood bicarbonate levels and slower progression of CKD, independent of baseline eGFR and other factors such as age, sex, proteinuria, hypertension and diabetes (Dobre et al., 2013; Raphael et al., 2011; Shah et al., 2009; Tangri et al., 2011). In these four distinct large cohorts of CKD patients, the analyses all demonstrate that clinical outcomes for CKD patients with blood bicarbonate levels that are below normal (i.e., < 22 mEq/L) are significantly worse compared to patients with normal blood bicarbonate levels (i.e., 22 to 29 mEq/L).
Dr. Navdeep Tangri, M.D., Ph.D., and colleagues have developed a validated model which is an accepted standard for predicting the risk of kidney disease progression (Tangri et al., 2011). This validated model and its underlying kidney failure risk equations have been proven generalizable in a multinational retrospective study of more than 30 cohorts and 720,000 participants with CKD, including 450,000 individuals from the Veterans Affairs Health System (Tangri et al., 2016). Blood bicarbonate is one of the key variables predicting kidney disease progression in Dr. Tangri’s eight variable risk equation.
Together with Dr. Tangri, we presented data at the NKF 2018 Spring Clinical Meeting that describes an analysis of the relationship between blood bicarbonate and a composite renal outcome (≥ 40% reduction in eGFR or ESRD) very similar to that being assessed in our confirmatory postmarketing trial (≥ 40% reduction in eGFR, ESRD or renal death). For purposes of this analysis, Dr. Tangri isolated the effect of blood bicarbonate on disease progression in a population of CKD patients with metabolic acidosis. Included in this analysis were 2,378 non-dialysis patients with Stage 3 to 5 CKD from Dr. Tangri’s validated cohort who had at least two nephrology visits and a blood bicarbonate value at their baseline visit (including a cohort of 289 patients with eGFR between 15 to 45 mL/min/1.73m2 and blood bicarbonate of 12 to 22 mEq/L). The resulting predictive metabolic acidosis model, or the Predictive MA Model, established the quantitative relationship between an increase in blood bicarbonate and the reduction in risk of kidney disease progression. The Predictive MA Model shows that the relationship between blood bicarbonate and the renal outcome is effectively linear, independent of baseline kidney function (eGFR), and consistent across subgroups of patients with reduced eGFR and those with established metabolic acidosis. Furthermore, it shows that each 1 mEq/L increase in blood bicarbonate is associated with a 6% to 9% reduction in the risk of CKD progression.
The Unmet Medical Need for the Chronic Treatment of Metabolic Acidosis
While the need to treat metabolic acidosis to slow the progression of CKD is well established, there are no FDA-approved therapies for the chronic treatment of metabolic acidosis. Specifically, the KDIGO guidelines recommend that in people with CKD, blood bicarbonate be maintained within the normal range of 22 to 29 mEq/L, because blood bicarbonate concentrations less than 22 mEq/L are associated with increased risk of CKD progression and increased risk of death.
Unapproved methods to increase blood bicarbonate include oral alkali supplements, such as sodium bicarbonate. However, the use of oral alkali supplements such as sodium bicarbonate to increase blood bicarbonate introduces significant amounts of sodium to patients. Approximately 90% of later-stage CKD patients suffer from sodium sensitive comorbid conditions, such as hypertension, cardiovascular disease, heart failure or edema, and require a sodium-restricted diet. As such, the use of sodium-based supplements can lead to worsening blood pressure control and volume overload in this population.

A randomized, crossover study conducted by Husted et al., 1977, demonstrated that when equal amounts of sodium were delivered from either sodium bicarbonate or sodium chloride, each regimen led to similar increases in systolic blood pressure and fluid retention resulting in weight gain after just 4 days of dosing. In the control cohort the CKD patients were given approximately 12 grams/day of sodium chloride and in the treatment cohort the CKD patients were given approximately 6 grams/day sodium chloride plus approximately 8 grams/day sodium bicarbonate. During the treatment period, mean blood bicarbonate increased from 21 to 26 mEq/L. Systolic blood pressure increases (9 to 13 mm Hg) and weight gains (2 to 3 pounds) were not significantly different after administration of sodium chloride or sodium bicarbonate. We believe that increases of this magnitude in systolic blood pressure and fluid-based weight gain would pose a significant risk in CKD patients. In addition, a recent review of the literature by Bushinsky et al., 2018, indicates that the sodium from both sodium bicarbonate and sodium chloride has a consistent effect on fluid retention and/or blood pressure.
In a recent randomized, placebo-controlled, open-label study with a 6-month treatment conducted by Dubey et al., 2018, oral sodium bicarbonate was less well tolerated than placebo. Overall, adverse events occurred in significantly (p=0.01) more subjects in the sodium bicarbonate group compared to the control group. The safety profile of oral sodium bicarbonate showed that more subjects experienced GI side effects, fluid retention and worsening hypertension compared to placebo, despite significantly higher use of diuretics in the sodium bicarbonate group (p=0.008).
Consistent with the Husted et al., 1977 study, Abramowitz et al., 2013, demonstrated that achieving a 2 to 3 mEq/L increase in blood bicarbonate requires 4 to 6 grams of sodium bicarbonate (for an 80 kilogram, or kg, patient) which results in an additional sodium load of 1.1 to 1.6 grams (each gram of sodium bicarbonate delivers 274 mg of sodium). According to the CDC, the average diet in the United States includes approximately 3.4 grams of sodium each day, which equates to 8.6 grams of sodium chloride. KDIGO guidelines recommend that CKD patients consume less than 2 grams of total sodium per day. Given the sodium-sensitive comorbidities of most CKD patients, there are significant limitations on the use of sodium-based supplements.
As a result, while existing guidelines recommend treating patients into the normal range of blood bicarbonate, the limitations of currently available options results in approximately 3 million CKD patients with metabolic acidosis in the United States alone. There is a significant unmet medical need for a chronic therapy which treats metabolic acidosis and slows the progression of kidney disease in these patients. To chronically treat the broad population of CKD patients with metabolic acidosis, physicians need an FDA-approved treatment that is proven to be safe, effective and easy to comply with.
Our Solution—TRC101
TRC101 is a novel, non-absorbed, orally-administered polymer that is designed to bind hydrochloric acid in the GI tract and remove it from the body through excretion in the feces thereby decreasing the total amount of acid in the body and increasing blood bicarbonate. TRC101 is administered orally as a suspension in water. TRC101 removes acid without delivering additional sodium or other counterions, such as potassium and calcium, which would allow for the chronic treatment of patients with common comorbidities such as hypertension, edema and heart failure.
TRC101 Target Product Profile
We have designed TRC101 to target the following product profile:

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Significantly Increase Blood Bicarbonate: Bind and remove sufficient amounts of acid such that a majority of the patients will achieve an increase from baseline blood bicarbonate of 4 mEq/L or more and/or reach the normal blood bicarbonate range.

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Well-Tolerated: Based on our long-term TRCA-301E trial results, patients reported GI-related adverse events, at a similar rate to placebo. These events were generally mild, self-limited and did not require treatment or dose adjustment of TRC101.

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Suitable for a Broad Population of Patients, including Patients with Sodium-Sensitive Comorbidities: Increase blood bicarbonate without delivering sodium or other counterions; such a therapy would be particularly advantageous for the approximately 90% of later-stage CKD patients with hypertension, cardiovascular disease, heart failure or edema comorbidities.

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Compatible with Other Medications: Allow concomitant dosing of common CKD medications. TRC101’s unique characteristics include a particle size designed to prevent systemic absorption and size-exclusion that provides high selectivity for hydrochloric acid.

•	Convenient, Once-Daily, Oral Administration: In our pivotal TRCA-301 trial, subjects self-administered 3-, 6- or 9-gram doses, once daily, with high overall compliance.

•	Room-Temperature Stable: Current data demonstrate 12-month room temperature stability and we plan to have data supporting 24-month shelf-life at room temperature at the time of the commercial launch.
TRC101 Mechanism of Action
The metabolic acidosis observed in CKD patients is often caused by an imbalance in production of acids relative to acid excretion. The human body generates acid every day through normal food intake and metabolism. Sources of acid include amino and nucleic acids from daily dietary intake and digestion of proteins. The daily load of acids from metabolic processes amounts to approximately 1 mEq per kg of body weight, or 50 to 100 mEq per day for adults. Prior studies with alkali supplementation have shown that 40% to 80% (20 to 80 mEq) of the daily acid produced needs to be neutralized in order to increase blood bicarbonate.
Acid binding is a novel approach to treating metabolic acidosis and increasing blood bicarbonate levels without introducing deleterious counterions or metals. This approach mimics the physiologic response to acid removal seen with persistent vomiting or nasogastric suction that results in an elevated blood bicarbonate level. To achieve the desired effect of increasing blood bicarbonate with a compliance enhancing daily dose of less than 10 grams per day, an acid binding polymer should have an amine capacity to bind at least 5 mEq of proton/gram. Once protonated, the acid binding polymer needs to preserve the effect of the proton binding by not removing anions such as fatty and bile acids that represent precursors metabolized to bicarbonate in the blood. The complementary anion to be bound that ensures net acid removal from the GI tract is chloride, the smallest anion present in the GI tract.
TRC101 is composed of low-swelling, spherical polymer beads that are approximately 100 micrometers in diameter. Each bead is a single, high molecular weight, crosslinked polyamine molecule. The size of the beads prevents the systemic absorption of TRC101 from the GI tract. The high degree of cross-linking within the TRC101 beads limits swelling and the overall volume in the GI tract, to ensure good GI tolerability. The high amine content of TRC101 provides proton binding capacity of at least 10 mEq/gram of polymer. Size exclusion built into the three-dimensional structure of the polymer enables preferential binding of chloride versus larger inorganic and organic anions, including phosphate, citrate, fatty acids and bile acids. This size exclusion mechanism allows a majority of the binding capacity to be used for hydrochloric acid binding.

The mechanism of action of TRC101 is illustrated below:
TRC101 Mechanism of Action
NH2 = Amino group, H+ = proton, NH3+ = Ammonium, Cl- = Chloride
Our Development Program for TRC101
Overview
Our development program for TRC101 is designed to obtain approval of TRC101 pursuant to the FDA’s Accelerated Approval Program. Under the Accelerated Approval Program, we plan to pursue approval for TRC101 based upon data from a primary endpoint that measures a change from baseline in blood bicarbonate. We have successfully completed all of the clinical trials that we planned to complete prior to filing an NDA, including a successful 135-subject, Phase 1/2 trial, TRCA-101, a successful 217-subject, pivotal Phase 3 clinical trial, TRCA-301 and a successful 196-subject, Phase 3 extension trial, TRCA-301E. Both TRCA-101 and TRCA-301 utilized change from baseline in blood bicarbonate as their primary endpoint. Subjects who completed the 12-week treatment period in our pivotal TRCA-301 trial were invited to continue in our extension trial, TRCA-301E, which enrolled 196 of these 208 subjects. The primary endpoint of the TRCA-301E trial was the assessment of the long-term safety profile of TRC101 versus placebo. Based on feedback from the FDA, we believe that the data from the TRCA-101, TRCA-301 and TRCA-301E clinical trials will provide sufficient clinical evidence of safety and efficacy to support the submission and review of an NDA for TRC101 pursuant to the Accelerated Approval Program. We plan to submit the NDA for TRC101 in the second half of 2019.
As part of the Accelerated Approval Program, the FDA may require one or more confirmatory postmarketing trials to verify and describe the anticipated effect or clinical benefit. In the fourth quarter of 2018, we initiated a confirmatory postmarketing trial, known as the VALOR-CKD trial, or TRCA-303, to evaluate the efficacy and safety of TRC101 in delaying CKD progression in subjects with metabolic acidosis. We anticipate that the VALOR-CKD trial will randomize approximately 1,600 subjects in order to show a 30% to 35% reduction in renal events, defined for purposes of the VALOR-CKD trial as a ≥ 40% reduction in eGFR, ESRD or renal death. The FDA has requested that the VALOR-CKD confirmatory postmarketing trial be completely enrolled, or nearly completely enrolled, prior to submission of our NDA for TRC101. We plan to complete the VALOR-CKD trial after the FDA’s review of our NDA for TRC101 and potential approval of TRC101. VALOR-CKD is a time-to-event study, and we estimate it will take approximately 4 years to accrue the number of events necessary to complete the study. Assuming successful completion of the VALOR-CKD trial, we plan to file a supplemental NDA, or sNDA, that incorporates results from the VALOR-CKD trial.
TRC101 Clinical and Nonclinical Results
TRCA-301 Phase 3 Clinical Trial and TRCA-301E Extension Trial
TRCA-301 Phase 3 Clinical Trial
In May 2018, we completed our pivotal Phase 3 clinical trial, TRCA-301, and in March 2019, the results of this trial were published in The Lancet. The double blind, randomized, placebo-controlled trial enrolled 217 subjects with Stage 3b or 4 CKD (an estimated glomerular filtration rate, or eGFR, of 20 to 40 mL/min/1.73m2) and low blood bicarbonate levels (between 12 and 20 mEq/L). At the beginning of the 12-week treatment period, subjects were randomized in a 4:3 ratio to receive once-daily, or QD, TRC101 or placebo. Subjects in the active group initially received a QD dose of 6 grams of TRC101 (2 sachets). After week 4, bi-directional blinded dose adjustments to 3 grams/day (1 sachet) or 9 grams/day (3 sachets) were allowed in order to maintain blood bicarbonate in the normal range. Subjects in the placebo group initially received 2 sachets of placebo, with the same ability for bi-directional dose adjustments after 4 weeks. The dose titration algorithm required down-titration at blood bicarbonate values of ≥ 27 to ≤ 30 mEq/L. Subjects with a blood bicarbonate level > 30 mEq/L underwent an interruption of the study drug in accordance with the titration algorithm. Subjects were permitted to continue their existing oral alkali supplement during the trial, provided dosing remained stable. We conducted the trial at 47 sites in the United States and Europe, of which 37 sites enrolled patients.
TRCA-301 Pivotal Phase 3 Clinical Trial
The underlying comorbid conditions of TRC101-treated subjects and subjects in the placebo group in the TRCA-301 trial were well-balanced and included 97% hypertension, 65% type 2 diabetes, 44% left ventricular hypertrophy, and 31% congestive heart failure. During the three months prior to baseline, 12% of subjects had shortness of breath with exertion and 9% had edema or fluid overload. Nine percent of the total patient population in the trial reported the use of oral alkali therapy at baseline.
TRCA-301 Pivotal Phase 3 Trial Results
Primary and Secondary Endpoints
The blood bicarbonate levels of subjects were measured on day 1, week 1, week 2, and bi-weekly thereafter, up to and including week 14, which was a final post-treatment visit for those subjects not continuing into the TRCA-301E extension trial. The primary endpoint of the trial was an increase in blood bicarbonate level of at least 4 mEq/L or achieving a blood bicarbonate level in the normal range of 22 to 29 mEq/L, at the end of the 12-week treatment period. The secondary endpoint of the trial was the change from baseline in blood bicarbonate at the end of the 12-week treatment period.
Analysis of our pivotal Phase 3 trial demonstrated that treatment with TRC101 resulted in statistically significant increases in blood bicarbonate, meeting both the primary and secondary endpoints. After 12 weeks of treatment, 59.2% of subjects in the TRC101-treated group, compared with 22.5% of subjects in the placebo group, had an increase in blood bicarbonate level of at least 4 mEq/L or achieved a blood bicarbonate level in the normal range of 22 to 29 mEq/L, which was the primary endpoint of the trial. The secondary endpoint of the trial, the least squares, or LS, mean change from baseline to week 12 in blood bicarbonate, was 4.42 mEq/L in the TRC101-treated group, compared with 1.78 mEq/L in the placebo group. The mean change in blood bicarbonate from baseline to week 12 was 4.49 mEq/L in the TRC101-treated group, compared with 1.66 mEq/L in the placebo group. The results of the primary and secondary endpoints were both highly statistically significant (p<0.0001).
Summary Data for Our Pivotal Phase 3 Clinical Trial, TRCA-301
Exploratory Endpoints
Metabolic acidosis has been implicated as an important factor contributing to reduced muscle mass, manifested in decreases in lean body mass and muscle strength as well as increases in protein catabolic rate. Prior to a measurable decrease in blood bicarbonate, the body adapts, in part, to the increasing acid load by using intracellular buffers in muscle (primarily proteins and organic phosphates). We included two exploratory endpoints in our pivotal Phase 3 trial, TRCA-301, to assess whether improvement in physical function and physical function-related quality of life could be demonstrated in this patient population through the treatment of metabolic acidosis.
The first exploratory endpoint examined the effect of treatment with TRC101 on self-reported responses to the physical functioning subpart of the Kidney Disease and Quality of Life Short Form, or the KDQOL-SF, survey. The KDQOL-SF survey is a validated questionnaire designed to assess health-related quality of life, or HRQOL, in kidney disease patients. Subjects in the trial responded to 10 questions related to physical function during daily activities, or the KDQOL-SF Physical Function Survey.
The second exploratory endpoint objectively measured physical function derived from a repeated chair stand test, or Repeated Chair Stand Test. In the Repeated Chair Stand Test, subjects were asked to fold their arms across their chests and to stand up from a sitting position once; if they successfully rose from the chair, they were asked to stand up and sit down five times as quickly as possible, and the time for these five repetitions was recorded.

The KDQOL-SF Physical Function Survey and Repeated Chair Stand Test were administered and scored in a blinded fashion, and a change in KDQOL-SF Physical Function Survey score and Repeated Chair Stand Test time from baseline at week 12 were pre-specified as exploratory endpoints.
Analyses of the TRCA-301 trial demonstrated statistically significant results from the KDQOL-SF Physical Function Survey. The least squares, or LS, mean change from baseline in the TRC101-treated group was 6.29 points (p<0.0001). In the placebo group, the LS mean change from baseline was 1.10 points (p=0.4787). The between group change from baseline difference between TRC101-treated subjects versus subjects in the placebo group was 5.19 points and was statistically significant (p=0.0122).
The TRCA-301 results for the second exploratory endpoint, the Repeated Chair Stand Test, showed a statistically significant improvement for the TRC101-treated subjects after 12 weeks of treatment, compared to their baseline score (a reduction in the LS mean of 1.17 seconds, p=0.0249) and showed a trend toward significance for the difference between TRC101-treated subjects and subjects in the placebo group (a reduction in the LS mean of 1.52 seconds, p=0.0630). Due to the non-normal distribution of data related to the two exploratory endpoints, post-hoc rank-based analyses were performed to supplement the pre-specified data analyses described above. The rank-based analyses showed consistent between group difference for the KDQOL-SF Physical Function Survey (p=0.0117) and a stronger association for the between group difference in the Repeated Chair Stand Test (p=0.0027), both favoring TRC101.
We believe the 12-week results from the two exploratory endpoints are consistent and suggest an improvement, on average, in the physical function and related quality of life for TRC101-treated subjects in this trial. We believe the two endpoints together address the same potential clinical benefit in this acidotic population and are consistent with the basic physiology of the disease.
Safety
The overall safety profile of TRC101 observed in our pivotal Phase 3 trial, TRCA-301, is consistent with that expected for the general population of patients with Stage 3 to 5 CKD and with similar non-absorbed polymer drugs with a site of action in the gastrointestinal tract. The incidence of serious adverse events was low and balanced in the two treatment groups. The types of serious adverse events were consistent with those expected in the study population, and none of the serious adverse events were assessed to be related to treatment by the trial investigator, Medical Monitor or Drug Safety and Pharmacovigilance Team. There were two deaths in the study and both of these occurred in the placebo group.
TRC101 was well tolerated in our pivotal Phase 3 trial, TRCA-301. In total, over 95% of subjects in each of the groups completed the trial. Overall treatment-related adverse events occurred in 9.7% of subjects in the placebo group and 13.7% of TRC101-treated subjects. The most common treatment-related adverse events were mild to moderate GI disorders, which occurred in 5.4% of subjects in the placebo group and 12.9% of TRC101-treated subjects. The treatment-related GI adverse events that occurred in more than one subject in the trial included diarrhea, flatulence, nausea and constipation. The only other treatment-related adverse event that occurred in more than one subject was paresthesia (1.1% of subjects in the placebo group and 0.8% of TRC101-treated subjects). There were no apparent effects of TRC101 on serum parameters, such as sodium, calcium, potassium, phosphate, magnesium, or low-density lipoprotein observed in the trial that would indicate off-target effects of TRC101. A high blood bicarbonate level, defined as greater than 30 mEq/L, was observed transiently in 2 subjects, or 0.9%. Discontinuation of TRC101 per the protocol-defined dosing algorithm resulted in normalization of blood bicarbonate in these subjects.
TRCA-301E Extension Trial
The TRCA-301E trial was a blinded, 40-week extension of the 12-week TRCA-301 trial, which randomized 217 subjects with non-dialysis dependent CKD and metabolic acidosis to treatment with TRC101 (N=124) or placebo (N=93). Two hundred eight (208; 95.9%) subjects completed the 12-week treatment period in the TRCA-301 trial and had the option to continue into the extension trial and receive the same blinded treatment (TRC101 or placebo) to which they were assigned in the parent study. One hundred ninety-six subjects (196; 94.2%), (114 in the TRC101 group and 82 in the placebo group) elected and were qualified to continue in the extension trial. One hundred eleven (111; 97.4%) subjects in the TRC101 group and 74 (90.2%) subjects in placebo group completed one year of treatment.
TRCA-301E Phase 3 Extension Clinical Trial
TRCA-301E Clinical Trial Results
Based on the initial topline data analyses, the TRCA-301E trial met its primary and all secondary endpoints. The primary endpoint of the TRCA-301E trial was the assessment of the long-term safety profile of TRC101 versus placebo. The results demonstrated that fewer subjects on TRC101 than on placebo discontinued the 40-week treatment period prematurely (2.6% vs 9.8%, respectively). The incidence of serious adverse events was 1.8% for subjects in the TRC101 group and 4.9% for subjects in the placebo group, and none were assessed to be related to study drug by the trial investigator, Medical Monitor or Drug Safety and Pharmacovigilance Team. The only adverse event with a between-group frequency difference of >5% was headache, which was more common in the placebo group. Gastrointestinal disorders adverse events occurred in 21.4% of subjects in the TRC101 group and in 25.9% of subjects in the placebo group.
The statistical analysis plan for the TRCA-301E trial also specified a comparison of the TRC101 and placebo groups for the time to the composite clinical endpoint of death (all-cause mortality), dialysis/kidney transplant (renal replacement therapy) or a ≥50% decline in estimated glomerular filtration rate, or eGFR, (taken together, DD50) over the combined (TRCA-301 and TRCA-301E) 52-week treatment period. Of the 124 subjects randomized to the TRC101 group, 5 (4.0%) subjects had a DD50 event. There were no deaths in the TRC101 group and one TRC101-treated subject initiated dialysis during the 52-week treatment period. Of the 93 subjects randomized to the placebo group, 10 (10.8%) subjects had a DD50 event, including four subjects who died and one who initiated dialysis during the 52-week treatment period. The time to DD50 was prolonged in the TRC101 group compared to the placebo group, with an annualized DD50 incidence rate, calculated as 100 times the number of events divided by the total person-years, of 4.2% in the TRC101 group vs 12.0% in the placebo group (p = 0.0224). The TRCA-301/TRCA-301E clinical trials were not designed or powered to assess all-cause mortality and/or the progression of CKD outcomes; they enrolled only 217 subjects and followed them over a one-year treatment period to support the long-term safety and efficacy profile of TRC101. Nevertheless, we observed a 65% reduction in the annualized event rate of the composite endpoint of all-cause mortality and/or the progression of CKD (DD50) in TRC101-treated subjects versus subjects in the placebo group.
The secondary endpoints of the TRCA-301E trial assessed the durability of effect of TRC101, both on blood bicarbonate levels and on measures of physical function, over the 52-week treatment period for those subjects who participated in the TRCA-301E trial. All were met with high statistical significance.
The durability of effect of TRC101 was assessed by comparing the changes in blood bicarbonate from baseline between TRC101 versus placebo subjects who completed the 52-week treatment period. Sixty-

three percent of the 111 TRC101 subjects treated for 52 weeks exhibited an increase in blood bicarbonate level of at least 4 mEq/L or achieved a blood bicarbonate level in the normal range of 22 to 29 mEq/L, compared with 38% of the 74 placebo subjects who completed 52 weeks of treatment (p=0.0015). The least squares (LS) mean change in blood bicarbonate from baseline to end of treatment in the TRC101 group was 4.7 mEq/L, compared with 2.7 mEq/L in the placebo group (p=0.0002). We believe these results provided evidence of the long-term durability of blood bicarbonate effect of TRC101-treated group compared to placebo.
Measures of physical function were assessed through the self-reported responses to the KDQOL Physical Functioning Survey and the Repeated Chair Stand Test. Improvement from baseline to end of treatment in the self-reported responses to the KDQOL Physical Functioning Survey was significantly greater in the TRC101 group (+11.4 points) compared to the placebo group (-0.7 points), with a between-group difference of 12.1 points in favor of TRC101 (p<0.0001). Improvement from baseline to end of treatment in physical function using the Repeated Chair Stand Test was also significantly greater in the TRC101 group (4.3 seconds faster) compared to the placebo group (1.4 seconds faster), with a between-group difference of 2.9 seconds in favor of TRC101 (p<0.0001). The placebo-adjusted improvements in favor of TRC101-treated subjects in the two measures of physical function at Week 52 approximately doubled compared to the results at Week 12 observed in the parent trial, TRCA-301. We believe the results from the KDQOL Physical Functioning Survey and the Repeated Chair Stand Test are consistent with each other and both indicate a clinically meaningful improvement in physical function and related aspects of quality of life for TRC101-treated subjects.
TRCA-101 Phase 1/2 Clinical Trial
In 2016, we completed our Phase 1/2 trial, TRCA-101, a 135-subject, double-blind, randomized, placebo-controlled trial of TRC101. In this trial, subjects received either placebo or one of four different dosing regimens of TRC101 for two weeks as shown in the diagram below:
TRCA-101 Phase 1/2 Clinical Trial
The subjects were Stage 3 or 4 CKD patients with blood bicarbonate levels at baseline between 12 and 20 mEq/L. The treatment groups were demographically well matched, and the mean blood bicarbonate levels at baseline ranged between 17.5 and 18.0 mEq/L across the treatment groups. Comorbid conditions of the subjects enrolled in TRCA-101 included 93% of patients with hypertension, 70% with type 2 diabetes, 29% with left ventricular hypertrophy and 21% with congestive heart failure. We conducted the trial at five in-patient clinical research units where the subjects were monitored for the duration of the 2-week treatment period. During the 16-day in-unit residence (including the 14-day treatment period), clinical trial subjects were given a diet controlled for protein, caloric content, anions, cations and fiber, in accordance with dietary recommendations for CKD patients. The potential renal acid load, or PRAL, value was calculated for the daily meal plans to ensure that the trial diet was neither acidic nor basic. Daily PRAL values averaged 0.8 mEq/day. Average protein intake during the trial was 0.7 g/kg/day.

The blood bicarbonate levels of subjects were measured on a daily basis. Statistically significant increases in blood bicarbonate levels were observed in all TRC101-treated groups within 24 to 72 hours of initiation of therapy. After 14 days of treatment, the mean increase in blood bicarbonate levels from baseline in each of the TRC101-treated groups was between 2.95 and 3.83 mEq/L, with a mean blood bicarbonate increase of 3.3 mEq/L in the combined TRC101 group. All of these results were highly statistically significant (p-value < 0.0001), as were the increases from baseline as compared to the placebo group, whose mean blood bicarbonate level decreased by 0.18 mEq/L. The blood bicarbonate levels of all subjects were measured up to four times during the 2-week off-treatment follow-up period. In the TRC101-treated groups, the mean levels had reverted to near baseline levels after two weeks off treatment.
TRC101 Significantly Increased Mean Blood Bicarbonate Throughout the
2-week Treatment Period, with Blood Bicarbonate Rapidly Returning
Toward Baseline After Treatment Discontinuation

End of Treatment
Mean Blood Bicarbonate, mEq/L
22
21
20
19
18
17
16
Baseline
Day 2
Day 3
Day 4
Day 5
Day 6
Day 7
Day 8
Day 9
Day 10
Day 11
Day 12
Day 13
Day 14
Day 15
Day 21
Day 28
Placebo (n=31)
1.5 g BID (n=25)
3 g BID (n=25)
6 g QD (n=28)
4.5 g BID (n=26)

In our Phase 1/2 trial, TRC101 was well-tolerated. All subjects completed treatment and remained in the trial through the applicable follow-up period. All treatment emergent adverse events, or TEAEs, were mild or moderate, and there were no serious adverse events. The most common TEAE was diarrhea which was reported by 20.2% of TRC101 treated subjects as compared to 12.9% of subjects in the placebo group. All cases of diarrhea were mild, self-limited, and none required treatment. There were no apparent effects of TRC101 on serum parameters, such as sodium, calcium, potassium, phosphate, magnesium, or low-density lipoprotein observed in the trial that would indicate off-target effects of TRC101. There were no apparent effects on vital signs, such as blood pressure, heart rate, respiratory rate or temperature, or body weight. The results of this trial were published in the Clinical Journal of the American Society of Nephrology (Bushinsky, et al., 2018).

Nonclinical Studies
We have conducted a range of nonclinical in vivo and in vitro studies to assess the mechanism of action, pharmacology, pharmacokinetics, and toxicology of TRC101.
Nonclinical in vitro and in vivo pharmacology studies demonstrated robust proton and chloride binding and retention by the TRC101 polyamine polymer resulting in removal of hydrochloric acid from the body. In vitro studies demonstrated that TRC101 can selectively bind and retain chloride under conditions that mimic the pH, transit times, and ionic content of various compartments of the GI tract. The marked binding capacity and selectivity for chloride observed with TRC101 in vitro translates into in vivo pharmacological effects. Removal of acid by TRC101 results in a dose-dependent increase in mean blood bicarbonate, as observed in rats with adenine-induced nephropathy and low blood bicarbonate. A significant increase in fecal chloride relative to controls suggests that TRC101 retained its functional integrity during transit through the rat GI tract. This study in an animal model of CKD illustrated the potential of TRC101 to correct depleted blood bicarbonate levels, the hallmark of metabolic acidosis.
Safety pharmacology assessments of the central nervous, respiratory, cardiovascular, and GI systems did not identify any TRC101-related adverse effects at oral doses up to 4 g/kg (central nervous system, respiratory) and up to 2 g/kg (GI) in rats and at 2 g/kg (cardiovascular) in dogs.
Lack of TRC101 absorption from the GI tract was demonstrated in both rats and dogs administered a single oral dose of radiolabeled [ 14 C]-TRC101. Because radioactivity was not observed in the plasma of either species, metabolism was not evaluated. The lack of absorption, in conjunction with the in vivo pharmacology study in rats, supports that TRC101 is not metabolized or degraded but maintains functional, and therefore, structural integrity during transit through the GI tract following oral administration. The results of the radiolabeled TRC101 absorption, distribution, metabolism, and excretion, or ADME, studies demonstrating a lack of oral bioavailability is consistent with the physicochemical properties of TRC101 (insolubility in aqueous and organic solvents, particle size averaging 100 micrometers in diameter, and particle stability).
Repeat-dose, GLP toxicology studies of up to 26 weeks duration in rats and 39 weeks duration in dogs demonstrated that TRC101 has a very low order of toxicity and was well tolerated. There were no effects on male or female reproductive organs and local GI tolerance was good. The no observed adverse effect level, or NOAEL, in both the rat and dog in the chronic toxicity studies was the highest dose of 2 g/kg/day; this dose of TRC101 is 13-fold higher than the highest proposed human dose of 9 g/day (0.15 g/kg/day based on a 60-kg patient). We also established that the polymer has no effect on the absorption of fat-soluble vitamins, such as A, D2, D3, and E. Reproductive toxicity studies indicate there are no adverse TRC101-related effects on maternal reproductive function or embryofetal development and no evidence of teratogenicity. TRC101 was not mutagenic or clastogenic when evaluated in genotoxicity studies. Given the non-absorbed nature of TRC101, we have been granted a waiver from FDA for fertility and early embryonic development (Segment I) and peri/postnatal development (Segment III) reproductive toxicity and carcinogenicity studies.
Drug-drug Interaction Studies
As part of our NDA filing, we will submit data evaluating the potential for drug-drug interactions, or DDIs, to occur with TRC101. TRC101 was designed to minimize DDIs. The size of the TRC101 particles prevents systemic absorption of the polymer from the GI tract; therefore, potential DDIs are confined to those that could occur in the GI tract (i.e., direct binding or indirect effects on bioavailability resulting from transient increases in gastric pH). In vitro studies have demonstrated that, as expected, given the charge and the size exclusion properties of TRC101, potential direct binding interactions are limited to small compounds (< 435 daltons) that are negatively charged under physiologic conditions. In our review of the structures of drugs commonly used in the CKD patient population, we observed that drugs with these characteristics are uncommon (approximately 10% of commonly used drugs in CKD patients). In our in vitro studies, the two drugs showing the most binding to TRC101 were aspirin and furosemide, both of which are small, negatively-charged and commonly used in the CKD patient population. We have tested aspirin and furosemide in vivo in human DDI studies conducted in healthy volunteers and these drugs showed a change in exposure of < 20% when co-administered with TRC101.
Because it is a hydrochloric acid binder, TRC101 can transiently increase gastric pH. The magnitude and duration of effect of TRC101 on gastric pH was measured continuously in vivo in healthy volunteers using a microelectrode pH probe. TRC101 increased gastric pH by approximately 3 pH units and approximately 1.5 pH units in the fasted and fed states, respectively. The increase in gastric pH was short-lived, with a peak within 1 hour after TRC101 dosing and a return to baseline after approximately 1.5 hours and approximately 3 hours under fasting and fed conditions, respectively. The effect on gastric pH following administration of TRC101 was similar in the presence and absence of a proton pump inhibitor (omeprazole). The bioavailability of orally administered drugs that are weak acids and weak bases can be affected by changes in gastric pH. Therefore, the clinical relevance of the transient increase in gastric pH caused by TRC101 was evaluated in vivo in human DDI studies conducted in healthy volunteers using three drugs with pH-dependent solubility: furosemide (weak acid), dabigatran (weak base) and warfarin (weak acid). These drugs showed a change in exposure of < 20% when co-administered with TRC101.
Based on the results of our DDI studies, we do not believe we need to recommend dosing separation for co-administered drugs with TRC101, either due to direct binding interactions or due to pH sensitivity. We believe it is reasonable to propose dosing instructions for TRC101 that do not include any dose separation recommendations for other oral medications. However, ultimate label instructions regarding co-administration of TRC101 with other oral medications will be subject to FDA review and approval.
TRC101 Regulatory Pathway and Confirmatory Postmarketing Trial, VALOR-CKD
Our Development of TRC101 Pursuant to the Accelerated Approval Program.
Based upon the success of the TRCA-101 Phase 1/2, TRCA-301 pivotal Phase 3 and TRCA-301E extension trials and discussions with the FDA, we plan to pursue approval of TRC101 through the Accelerated Approval Program. The FDA’s Accelerated Approval Program allows for drugs for serious conditions that address an unmet medical need to be approved based on a surrogate endpoint that is reasonably likely to predict clinical benefit. Surrogate endpoints are used instead of clinical outcomes in some clinical trials. Surrogate endpoints are used when the clinical outcomes might take a very long time to study, or in cases where the clinical benefit of improving the surrogate endpoint, such as controlling blood pressure, is well understood. Clinical trials are needed to show that surrogate endpoints can be relied upon to predict, or correlate with, clinical benefit. Surrogate endpoints that have undergone this testing are called validated surrogate endpoints and those are accepted by the FDA as evidence of benefit.
Surrogate endpoints that the FDA determines are reasonably likely to predict clinical benefit may be used to support approval, in some cases, but are not yet validated. This is accomplished under the FDA’s Accelerated Approval Program, which is intended to provide patients with serious diseases more rapid access to promising therapies. Because such surrogate endpoints have not been validated, sponsors relying on them are generally required to verify the predicted clinical benefit of their products with confirmatory postmarketing clinical trials.
We believe that TRC101 is eligible for approval pursuant to the FDA’s Accelerated Approval Program based upon meeting the following three criteria:

•	Treatment of a Serious Condition: We believe that the progression of CKD to ESRD is a serious condition and the chronic treatment of metabolic acidosis may slow the progression of CKD.

•	Meaningful Advantage over Available Therapy: We believe that there is an unmet need for chronic therapies that slow progression to ESRD in CKD patients with metabolic acidosis. There are no

FDA-approved chronic treatments for metabolic acidosis and there exists a large CKD patient population with metabolic acidosis.

•
Demonstrates an Effect on an Endpoint That Is Reasonably Likely to Predict Clinical Benefit: We believe that blood bicarbonate is an appropriate surrogate endpoint and that increasing blood bicarbonate is reasonably likely to predict slowing of progression of CKD.

Under the Accelerated Approval Program, we believe that our TRCA-301 Phase 3 trial will serve as the pivotal trial for our NDA submission for TRC101.
VALOR-CKD (also known as TRCA-303) Clinical Trial
As a condition of filing our NDA pursuant to the Accelerated Approval Program, we have committed to conduct our confirmatory postmarketing trial, VALOR-CKD, which is designed to demonstrate that TRC101 provides a clinical benefit (i.e., improves how the patient feels, functions or survives) in addition to increasing blood bicarbonate levels. The FDA has requested that the trial be completely enrolled, or nearly completely enrolled, prior to submission of our NDA. If we receive FDA approval for TRC101, but do not complete the postmarketing trial, or if the postmarketing trial fails to show a clinical benefit of TRC101 treatment, the FDA may revoke its approval of TRC101.
In the fourth quarter of 2018, we initiated the VALOR-CKD postmarketing trial to evaluate the efficacy and safety of TRC101 in delaying CKD progression in subjects with metabolic acidosis. The postmarketing trial is being conducted as a condition of filing our TRC101 NDA pursuant to the Accelerated Approval Program.
VALOR-CKD Postmarketing Clinical Trial
The protocol for the VALOR-CKD trial was designed in collaboration with a steering committee of international key opinion leaders in the fields of chronic kidney disease progression and metabolic acidosis and with input from the FDA. It is a multicenter, randomized, double-blind, placebo-controlled trial of subjects with Stage 3b or 4 CKD (eGFR of 20 to 40 mL/min/1.73m2) and metabolic acidosis (blood bicarbonate levels of 12 to 20 mEq/L). The eligibility criteria for the VALOR-CKD trial are similar to those used in our pivotal Phase 3 trial, TRCA-301. Based on observations from the TRCA-301 trial, we have strengthened the screening requirements in the VALOR-CKD trial to enable enrollment of subjects with confirmed metabolic acidosis at baseline. Subjects will be treated with TRC101 (3, 6 or 9 g QD) or placebo, with titration to attempt to maintain blood bicarbonate in the normal range (22 to 29 mEq/L); we have removed the requirement for dose down-titration for subjects with blood bicarbonate ≥ 27 mEq/L and ≤ 30 mEq/L that was stipulated in the TRCA-301 trial, as we believe that down-titration is no longer needed to avoid sustained blood bicarbonate levels above the normal range.
The primary endpoint of the VALOR-CKD trial compares the time to first renal event, with a renal event defined as a ≥ 40% reduction in eGFR, progressing to ESRD, or renal death, in TRC101-treated subjects versus subjects in the placebo group. Subjects will be followed in the trial until the independent blinded Clinical Endpoint Committee has positively adjudicated the targeted number of primary endpoint events, which we estimate will be approximately four years following full enrollment. Based on the magnitude of the increase in blood bicarbonate observed in our pivotal Phase 3 trial, TRCA-301, and the inverse relationship between blood bicarbonate and risk of renal events described by the Predictive MA Model, we have determined that randomizing 1,600 subjects to TRC101 or placebo in a 1:1 ratio will result in 90% power to show a 30% to 35% reduction in renal events in the VALOR-CKD trial.

The VALOR-CKD protocol specifies that an interim analysis may be performed when at least half the planned number of primary endpoint events have occurred. At such time, the trial may be stopped early for efficacy, the sample size may be increased, or the trial may continue without changes. We estimate that the interim analysis may occur when all patients have been on treatment for approximately two to three years.
The FDA has requested that the VALOR-CKD trial should be completely enrolled, or nearly completely enrolled, prior to submission of our NDA for TRC101.
Commercial Opportunity and Commercialization Plan
The commercial opportunity for TRC101, as potentially the first and only FDA-approved therapy for the chronic treatment of CKD patients with metabolic acidosis is rooted in its distinctive value proposition. TRC101 has the potential for disease modification by slowing the progression of CKD by treating metabolic acidosis.
CKD patients suffering from metabolic acidosis frequently present with diabetes, hypertension, and cardiovascular disease leading to progressive kidney disease. These patients are managed by multiple physician specialties and are generally referred to a nephrologist as their kidney disease progresses to Stage 3 or 4. Nephrologists have few treatment options beyond renin-angiotensin-aldosterone system, or RAAS, inhibitors to slow the progression of CKD and typically manage common symptoms and complications of kidney disease, such as hyperkalemia, hyperphosphatemia and anemia.
We have identified nephrologist-treated CKD patients with metabolic acidosis as our initial target patient population for TRC101, if approved. We estimate that metabolic acidosis affects 3 million of the approximately 22 million CKD patients in the United States, but that only 35% of those patients are currently diagnosed. Of those CKD patients that are diagnosed with metabolic acidosis, we believe that approximately 50%, or 600,000, are treated by a nephrologist. We plan to initially commercialize TRC101 in the United States with a specialty sales force of approximately 80 to 100 individuals focused on the highest prescribing subset of the approximately 9,000 practicing nephrologists who we believe are currently treating our target patient population.
We estimate that approximately 90% of patients with Stage 3 to 5 CKD have one or more sodium sensitive comorbidities. Therefore, we believe that approximately 10% of our 600,000 patient target population are candidates for oral alkali supplementation. The remaining 540,000 patients with metabolic acidosis are the initial target population for TRC101.
Our pre-launch activities are focused on physician education and ensuring optimal market access. We have initiated a campaign to deliver comprehensive disease awareness and education to nephrology specialists. These disease education efforts will communicate the existing evidence that increasing blood bicarbonate in CKD patients with metabolic acidosis slows the progression of CKD and reduces kidney failure events. We believe the broad understanding of this evidence will help to establish and increase the urgency to treat patients with TRC101 and support our rapid launch uptake following FDA approval, if achieved. As part of our disease awareness and education activities, we have developed and launched a mobile app, Neph+, educational videos and two nephrology-oriented websites, NephPlus.com and MetabolicAcidosisInsights.com, to provide ready access to the Neph+ app and to expand awareness of the complications of metabolic acidosis in CKD patients, including the link between metabolic acidosis and the progression of CKD. Over time, due to the disease modification potential of TRC101, we intend to address the broader CKD patient population who receive care from cardiologists, endocrinologists, diabetologists and a subset of primary care physicians, either on our own or with a partner.
In late 2018, we completed a retrospective health economic study of pre-dialysis patients with Stage 3 to 5 CKD which showed that the presence of metabolic acidosis in these patients was associated with significantly higher patient costs independent of CKD stage, sex, age, diabetes, hypertension, and occurrence of a renal outcome event defined as death, chronic dialysis, renal transplant, or an eGFR decline ≥ 40%. The study queried electronic health records, or EHR, from a national de-identified electronic medical record dataset from 2007 to 2017 to identify non-dialysis patients with Stage 3 to 5 CKD and that were followed for 2 years for the renal outcome event. The results of the analyses from 10,725 persons less than 65 years of age showed a mean total per patient per year healthcare cost of approximately $90 thousand for patients with metabolic acidosis versus approximately $53 thousand for patients with a 4 mEq/L higher blood bicarbonate level, resulting in an estimated per patient per year healthcare cost savings of approximately $37 thousand. The study also showed that metabolic acidosis was a strong independent predictor of costs at each CKD stage. Due to the absence of an FDA-approved product for metabolic acidosis, we cannot model a treated versus untreated population for this health economic study. Rather we relied on matching similar patient populations, one with metabolic acidosis and one with 4 mEq/L higher blood bicarbonate level, based on the assumption that the population with 4 mEq/L higher blood bicarbonate level accurately mimics a treated population.
We presented information about the design and results of our health economic study to 15 payers covering over 200 million patient lives and also shared with them our TRCA-301 trial data. Health insurers surveyed have indicated their perception of the likelihood of TRC101 coverage is influenced by the following potential attributes of TRC101: first in class treatment, disease modifying, safe and efficacious and significant direct healthcare cost savings. Based on the payers’ responses, we believe that the pricing for TRC101 can be supported above the current pricing for other polymer therapeutics marketed for treating conditions related to kidney disease, but which are not disease modifying. Notably, we estimate that approximately 25% to 30% of our target patient population is commercially-insured and may be eligible for co-pay assistance programs to help them access TRC101.
To address markets outside of the United States, we plan to seek one or more partners with international sales expertise who can sell TRC101 in target markets. We anticipate that in certain markets additional clinical trials of TRC101 may be required to obtain regulatory approval and/or ensure market access.
Manufacturing
TRC101 drug substance is a room-temperature stable, free flowing powder, composed of low-swelling, polymeric beads, approximately 100 micrometers in diameter. As a non-absorbed polymeric drug, TRC101 is designed to be insoluble in all solvents, including water, and is characterized by its desired function, including high binding capacity and selectivity, physical properties, such as minimal swelling, and impurities. Characterization of isolated intermediates and careful control of each step of the process, such as rate and amount of incorporation of starting materials, define the structure of the polymer. Because the process to manufacture TRC101 fundamentally defines the key polymer attributes for safety and efficacy, the same process that was originally developed by us during the discovery and early development phase, is still closely followed at larger scales.
TRC101 is manufactured using an efficient, scalable, two-step process. This two-step approach enables, in step one, the preparation of a crosslinked polymer having a high binding capacity, and in step two, further crosslinking for low swelling and selectivity for hydrochloric acid.
The resulting TRC101 drug substance is converted into drug product by filling it into sachets without the addition of excipients. TRC101 drug product is stored at room temperature. Ongoing stability studies demonstrate that TRC101 is stable at room temperature for at least 12 months, and we are conducting registration stability studies that we anticipate will enable us to indicate on our label, if approved, that TRC101 is stable at room temperature for up to 24 months.
We contract with third-party service providers to manufacture TRC101 drug substance, TRC101 drug product and to perform analytical testing services. We currently have no manufacturing facilities and limited personnel with manufacturing experience. We developed the process to manufacture TRC101 drug substance in-house and have successfully transferred it to three manufacturers. We believe that there are a limited number of experienced contract manufacturers in the world capable of manufacturing a polymeric drug substance such as TRC101. We currently rely on Patheon Austria GmbH & Co KG, or Patheon, as our sole supplier for drug substance manufacturing and we have two suppliers for drug product manufacturing. We intend to initially commercialize with a single supplier for drug substance and a single supplier for drug product. Nevertheless, we plan to establish a diverse and volume-appropriate portfolio of third-party manufacturers to reduce our dependency on single suppliers for drug substance and drug product in the future. We plan to continue to rely upon contract manufacturers and commercial suppliers of raw materials for the commercial manufacture of TRC101 if it is approved by regulatory authorities.
In May 2018, we entered into a Master Development/Validation Services and Clinical/Launch Supply Agreement, or the Patheon Agreement, with Patheon. Pursuant to the Patheon Agreement, Patheon has agreed to manufacture and supply to us, and we have agreed to purchase from Patheon, on a project basis, TRC101 drug substance in amounts necessary to satisfy our currently projected demand for our confirmatory postmarketing trial, VALOR-CKD, manufacturing process validation to satisfy FDA requirements, and the initial commercial supply for our TRC101 launch, assuming approval, through at least 2020. The Patheon Agreement has an initial term of three years or such time as there has been a period of 12 months without any statement of work outstanding absent earlier termination. Thereafter, the Patheon Agreement will continue for consecutive one-year renewal terms unless terminated earlier. Either party may terminate the Patheon Agreement after the initial term, at any time, by providing the other party at least three months written notice of termination prior to the end of the then current term. Either party may terminate the Patheon Agreement for the other party’s material breach or bankruptcy.
We have completed manufacturing of TRC101 drug substance for our ongoing registration stability studies. TRC101 drug product registration stability studies began in mid-2018 and are scheduled to be completed in mid-2019. Ongoing TRC101 drug substance and drug product manufacturing campaigns have produced the initial quantities to support the anticipated demand for the first 12 months of our confirmatory postmarketing trial, VALOR-CKD.
Manufacturing commercial quantities of TRC101 will require larger scale production than we have been using to produce TRC101 for use in our clinical trials. We believe that our current production methods can be scaled to meet our anticipated commercial needs without introducing changes to key TRC101 properties, including binding capacity, selectivity for hydrochloric acid and non-absorption. We use acid binding, competitive anion binding and particle size measurement assays to confirm these properties. The scale of the first step in our drug substance manufacturing process, step one, is being increased to approximately 640 kg, and the scale of the second step in our drug substance manufacturing process, step two, is being increased to approximately 700 kg.
Our third-party service providers, their facilities and the TRC101 used in our clinical trials or for commercial sale are required to be in compliance with current Good Manufacturing Practices, or cGMP. The cGMP regulations include requirements relating to organization of personnel, buildings and facilities, equipment, control of components and packaging containers and closures, production and process controls, packaging and labeling controls, holding and distribution, laboratory controls, records and reports, and returned or salvaged products. The facilities manufacturing and testing our products must meet cGMP requirements and satisfy FDA or other authorities before any product is approved and before we can manufacture commercial products. Our third-party manufacturers are also subject to periodic inspections of facilities by the FDA and other authorities, including procedures and operations used in the testing and manufacture of TRC101 to assess compliance with applicable regulations. Failure to comply with statutory and regulatory requirements subjects a manufacturer to possible legal or regulatory action, including warning letters, the seizure or recall of products, injunctions, consent decrees placing significant restrictions on or suspending manufacturing operations and civil and criminal penalties. These actions could have a material impact on the availability of TRC101. Contract manufacturers at times encounter difficulties involving production yields, quality control and quality assurance, as well as shortages of qualified personnel.

Summaries of Key Prospective Studies
In multiple prospective studies it has been observed that increasing blood bicarbonate results in improved renal outcomes in CKD patients. In particular, four prospective studies (Garneata et al., 2016, de Brito-Ashurst et al., 2009; Phisitkul et al., 2010, Dubey et al., 2018) ranging from 6 months to 2 years in duration, demonstrated slowing of CKD progression following an increase in blood bicarbonate in patients with Stage 3 to 5 CKD and metabolic acidosis. Clinical observations included fewer cases of rapid kidney function decline, and fewer patients who developed ESRD requiring dialysis in CKD patients who received interventional therapy in order to increase their blood bicarbonate.
The following are summaries of these four prospective studies:
Prospective Study #1: Ketoanalogue-Supplemented Vegetarian Very Low-Protein Diet and CKD Progression, Garneata et al., 2016
In this single-center, open-label, prospective, parallel-group study, 207 CKD patients with metabolic acidosis were studied for 15 months. One hundred four (104) patients were randomized to receive a vegetarian, ketoanalogue-supplemented very low protein diet (0.3 g/kg/day; N = 104) and the remaining 103 patients served as the control group and received a typical low protein diet (0.6 g/kg/day; N = 103). The patient population had a baseline average eGFR of approximately 18 mL/min/1.73m2 and an average blood bicarbonate of approximately 16.7 mEq/L. Patients with hypertension (BP ≥ 145/85 mmHg), diabetes, or heart failure were not allowed to enroll in the trial; only 14% of the screened patients met all the eligibility criteria and agreed to adhere to the dietary requirements and could, therefore, be randomized in this study.
At the end of the 15-month treatment period, blood bicarbonate levels in the treated patients increased by 6.8 mEq/L compared to the control group; these results were clinically meaningful and statistically significant (p < 0.01).
Kidney function decline over the treatment period was significantly slower (-4.2 mL/min/1.73 m2; p < 0.01) in the patients on the very low protein diet compared to controls. Patients treated with the very low protein diet were also significantly less likely (p < 0.001) than control patients to meet the primary endpoint of renal replacement therapy or a decrease in eGFR of > 50% (13% vs 42%) over the 15-month treatment period.

Garneata: A Lower Percentage of Patients on VLPD Experienced > 50% Reduction of Initial eGFR or Renal Replacement Therapy
Garneata et al. JASN 2016;27:2164-2176

©2016 by American Society of Nephrology. Reprinted with permission.
Prospective Study #2: Bicarbonate Supplementation Slows Progression of CKD and Improves Nutritional Status, de Brito-Ashurst et al., 2009
In this single-center, open-label, prospective, parallel-group study, 134 CKD patients with mild metabolic acidosis were randomized to intervention with oral sodium bicarbonate or standard of care with no intervention (67 patients in each group) for 2 years. The patient population had a baseline average eGFR of approximately 20 mL/min/1.73 m2 and an average blood bicarbonate of approximately 20 mEq/L. Patients with poorly controlled hypertension or overt congestive heart failure were not allowed to enroll in the trial.
At the end of the 2-year study, blood bicarbonate levels in the treated patients increased by approximately 4 mEq/L compared to the control group; these results were clinically meaningful and statistically significant (p < 0.001).
Kidney function decline over the 2-year treatment period was significantly slower (-4.0 mL/min/1.73 m2; p < 0.0001) in the sodium bicarbonate treated patients compared to controls. Patients who received treatment for their metabolic acidosis were also significantly less likely than untreated patients to experience rapid progression of kidney failure (9% vs 45%; p < 0.0001) or to develop ESRD (6.5% vs 33%; p < 0.001) over the 2-year treatment period.

de Brito-Ashurst: Kaplan-Meier Analysis to Assess the Probability of Reaching ESRD Between Oral Alkali Supplement Intervention and Control

Intervention
Control
Dialysis free survival
1.00
0.75
0.50
0.25
0.00
0
6
12
18
24
Months follow up

de Brito-Ashurst et al. JASN 2009;20:2075-2084

©2009 by American Society of Nephrology. Reprinted with permission.
Prospective Study #3: Amelioration of Metabolic Acidosis in Patients with Low GFR Reduced Kidney Endothelin Production and Kidney Injury, and Better Preserved GFR, Phisitkul et al., 2010
In this single-center, open-label, prospective, parallel-group study, 59 patients with hypertensive nephropathy and mild metabolic acidosis were studied. Thirty patients were treated with oral sodium citrate for 2 years, and the remaining 29 patients, who were unable or unwilling to take sodium citrate, served as controls. The patient population had a baseline average eGFR of approximately 32.5 mL/min/1.73 m2 and an average blood bicarbonate of approximately 20.5 mEq/L. Patients with diabetes, heart failure or edema were not allowed to enroll in the trial, and blood pressure was controlled to recommended levels in all patients prior to and during the treatment period.
At the end of the 2-year study, blood bicarbonate levels in the treated patients increased by 4.2 mEq/L compared to the control group; these results were clinically meaningful and statistically significant (p < 0.0001). Kidney function decline over the 2-year treatment period was 4.4 mL/min/1.73 m2 slower in the sodium citrate treated patients compared to controls, but the difference between groups in eGFR at the end of this small study did not reach statistical significance (p = 0.066).
Prospective Study #4: Correction of Metabolic Acidosis Improves Muscle Mass and Renal Function in Chronic Kidney Disease Stages 3 and 4: a Randomized Controlled Trial, Dubey et al., 2018
In a recent prospective, randomized, single-center, open-label study, the clinical benefits of oral sodium bicarbonate supplementation were demonstrated after only a 6-month treatment period. This trial enrolled 188 patients with Stage 3 to 4 CKD and metabolic acidosis with baseline mean eGFR approximately 30 mL/min/1.73 m2 and mean blood bicarbonate approximately 18 mEq/L. Patients with decompensated heart failure, morbid obesity or decompensated chronic liver disease were excluded from the study. Patients received standard of care plus oral sodium bicarbonate at a dose to achieve a blood bicarbonate level between 24 and 26 mEq/L (mean dose approximately 2.3 g/day; N = 94;) or standard of care only (N = 94).
After 6-months of treatment, mean blood bicarbonate increased significantly (5.4 mEq/L) in treated patients but decreased (-0.3 mEq/L) in untreated patients. The sodium bicarbonate-treated group had an increase in eGFR of 2.4 mL/min/1.73 m2, while eGFR in the control group decreased by -2.3 mL/min/1.73 m2. A rapid decline in eGFR (defined as >3 mL/min/1.73 m2) was observed in 41.5% of the control patients vs. 20.2% of the sodium bicarbonate-treated patients (p = 0.001). Furthermore, the intervention group showed significantly increased lean body mass index and mid-arm muscle circumference compared to the control group.
The study authors noted that the clinical benefits achieved with oral sodium bicarbonate treatment in this study came at a significant health cost. Overall, adverse effects were significantly higher in the sodium bicarbonate group than the control group. Treatment was associated with increasing edema and worsening hypertension requiring diuretics beginning within two months of initiation of sodium bicarbonate. 35.1% of patients in the intervention group had a significantly increased requirement for diuretics versus 18.1% of patients in the control group (p = 0.008).
Dubey: Adverse Effect Profile

Characteristics	Control Group	Sodium Bicarbonate Group	P-value
Overall adverse effects(a), n (%)	39 (41.4)	73 (77.7)	0.01
Gastrointestinal, n (%)	0	11 (11.7)	—
Worsening hypertension, n (%)	21 (22.3)	33 (35.1)	0.13
Worsening edema, n (%)	15 (16)	27 (28.7)	0.09
Increased requirement for diuretics, n (%)	17 (18.1)	33 (35.1)	0.008
Acute kidney injury, n (%)	3 (3.2)	2 (2.1)	0.65
Hospitalizations, n (%)	3 (3.2)	2 (2.1)	0.65
Progression to ESRD, n	—	—	—
Death, n	1	1	1
________________

(a)	Excluding an increase in diuretic prescriptions and hospitalizations (all hospitalizations were because of acute kidney injury, AKI).
Intellectual Property
Our commercial success depends in part on our ability to obtain and maintain proprietary protection for our drug candidates, manufacturing and process discoveries, and other know-how, to operate without infringing the proprietary rights of others and to prevent others from infringing our proprietary rights. Our policy is to seek to protect our proprietary position by, among other methods, filing U.S. and foreign patent applications related to our proprietary technology, inventions and improvements that are important to the development and implementation of our business. We also rely on trade secrets, know-how, continuing technological innovation and potential in-licensing opportunities to develop and maintain our proprietary position.
TRC101 was discovered by us utilizing our proprietary technology. We have filed several non-provisional and provisional patent applications, all owned by us, relating to TRC101 in the United States, certain foreign countries, and the World Intellectual Property Organization that are directed to compositions-of-matter, dosage unit forms, methods-of-treatment, medical use, and methods of manufacture.

Our patent portfolio, which is solely owned by us, includes two issued U.S. composition of matter patents (U.S. Patent No. 9,205,107B2 and No. 9,925,214B2), an issued U.S. method of treatment patent (U.S. Patent No. 9,993,500B2), an issued European medical use patent (EP3 003 327B1); and an issued Japanese medical use patent (JP6,453,860) each of these patents is expected to expire in 2034, excluding any additional term resulting from patent term extension if the appropriate maintenance fees are paid. In addition, we expect that U.S., European and Japanese patents and the patent applications in this portfolio, if issued, would expire between 2034 and 2038, excluding any additional term from patent term adjustment or patent term extension if appropriate maintenance and other governmental fees are paid. Additional patent term for the presently-issued or later issued U.S. patents may be awarded as a result of the patent term extension provision of the Hatch-Waxman Amendments of 1984, or the Hatch-Waxman Act. In the European Union member countries, a supplementary protection certificate, if obtained, provides a maximum five years of market exclusivity. For example, in Japan, the term of a patent may be extended by a maximum of five years in certain circumstances.
In other jurisdictions (currently, Australia, Brazil, Canada, China, Hong Kong, India, Israel, Mexico, Republic of Korea, and Russia), the term and patent applications relating to TRC101, including composition of matter and various other patents, including dosage unit form, method-of-treatment, medical use and method of manufacture patents, where applicable, are expected to expire between 2034 and 2038, if the appropriate maintenance, renewal, annuity, and other government fees are paid. These patents and patent applications (if applicable), depending on the national laws, may benefit from extension of patent term in individual countries if regulatory approval of TRC101 is obtained in those countries.
Individual patents extend for varying periods depending on the date of filing of the patent application or the date of patent issuance and the legal term of patents in the countries in which they are obtained. Generally, patents issued for regularly filed applications in the United States are effective for 20 years from the earliest effective filing date. In addition, in certain instances, a patent term can be extended to recapture a portion of the USPTO delay in issuing the patent as well as a portion of the term effectively lost as a result of the FDA regulatory review period. However, as to the FDA component, the restoration period cannot be longer than five years and the total patent term including the restoration period must not exceed 14 years following FDA approval. The duration of foreign patents varies in accordance with provisions of applicable local law, but typically is also 20 years from the earliest effective filing date. The actual protection afforded by a patent varies on a product by product basis, from country to country and depends upon many factors, including the type of patent, the scope of its coverage, the availability of regulatory-related extensions, the availability of legal remedies in a particular country and the validity and enforceability of the patent.
We also protect our proprietary technology and processes, in part, by confidentiality and invention assignment agreements with our employees, consultants, scientific advisors and other contractors. These agreements may be breached, and we may not have adequate remedies for any breach. In addition, our trade secrets may otherwise become known or be independently discovered by competitors. To the extent that our employees, consultants, scientific advisors or other contractors use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions.
Our commercial success will also depend in part on not infringing the proprietary rights of third parties. It is uncertain whether the issuance of any third-party patent would require us to alter our development or commercial strategies, alter our drugs or processes, obtain licenses or cease certain activities. Our breach of any license agreements or failure to obtain a license to proprietary rights that we may require to develop or commercialize our future drugs may have a material adverse impact on us.
Research and Development
We are conducting clinical trials and other development activities to support submission of our NDA for TRC101 and manufacturing of commercial supply of TRC101. We invested $85.6 million, $35.9 million and $21.8 million in research and development for the years ended December 31, 2018, 2017 and 2016, respectively.
Competition
Our industry is highly competitive and subject to rapid and significant technological change. While we believe that our development experience, commercialization expertise and scientific knowledge provide us with competitive advantages, we may face competition from large pharmaceutical and biotechnology companies, smaller pharmaceutical and biotechnology companies, specialty pharmaceutical companies, academic institutions, government agencies and research institutions and others.
Many of our competitors may have significantly greater financial, technical and human resources than we have. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. Our commercial opportunity could be reduced or eliminated if competitors develop or market products or other novel technologies that are more effective, safer or less costly than TRC101, or they may obtain regulatory approval for their products more rapidly than we may obtain approval for ours.
There are no therapies approved by the FDA for the chronic treatment of metabolic acidosis, and we are not aware of any active clinical development programs other than ours for a treatment in the United States. The FDA has approved generic intravenous sodium bicarbonate solutions for the treatment of acute metabolic acidosis which may occur in severe renal disease, uncontrolled diabetes, and certain other disorders accompanied by a significant loss of bicarbonate; however, those therapies are used for short-term hospital-based treatments and are not used in clinical practice to treat metabolic acidosis. Metabolic acidosis in CKD patients is currently most commonly treated using oral alkali supplementations, such as sodium bicarbonate, sodium citrate or, less frequently, potassium citrate. These treatments have not been approved by the FDA for the treatment of metabolic acidosis.
Government Regulation
Government Regulation and Product Approval
Government authorities in the United States, at the federal, state and local level, and in other countries and jurisdictions, including the European Union, extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, marketing, postmarketing monitoring and reporting, and import and export of drug products. The processes for obtaining regulatory approvals in the United States and in foreign countries and jurisdictions, along with subsequent compliance with applicable statutes and regulations and other regulatory authorities, require the expenditure of substantial time and financial resources.
FDA Approval Process
In the United States, the Food and Drug Administration, or FDA, regulates drugs under the Federal Food, Drug, and Cosmetic Act, or FFDCA, and implementing regulations. These laws and other federal and state statutes and regulations, govern, among other things, the research, development, testing, manufacture, storage, recordkeeping, approval, labeling, promotion and marketing, distribution, postmarketing monitoring and reporting, sampling, and import and export of drug products. The process of obtaining regulatory approvals and the subsequent compliance with applicable federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources. Failure to comply with applicable U.S. requirements may subject a company to a variety of administrative or judicial sanctions, such as clinical hold, FDA refusal to approve pending regulatory applications, warning or untitled letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties, and criminal prosecution.

The process required by the FDA before a drug may be marketed in the United States generally includes the following:

•	completion of nonclinical laboratory tests, animal studies and formulation studies according to Good Laboratory Practices, or GLP, or other applicable regulations;

•	submission to the FDA of an investigational new drug application, or IND, which must become effective before human clinical trials may begin in the United States;

•	performance of adequate and well-controlled human clinical trials according to Good Clinical Practices, or GCP, to establish the safety and efficacy of the product candidate for its intended use;

•	submission to the FDA of a New Drug Application, or NDA, for a new product;

•
satisfactory completion of an FDA inspection, if conducted, of the facility or facilities where the product candidate is manufactured to assess compliance with the FDA’s current Good Manufacturing Practices, or cGMP, to assure that the facilities, methods and controls are adequate to preserve the drug product candidate’s identity, strength, quality, purity, and potency;

•	potential FDA inspection of the nonclinical and clinical trial sites;

•	potential FDA inspection of us and vendors involved in the generation of the data in support of the NDA; and

•	FDA review and approval of the NDA.
Satisfaction of FDA pre-market approval requirements typically takes many years and the actual time required may vary substantially based upon the type, complexity, and novelty of the product candidate or disease. A clinical hold may occur at any time during the life of an IND and may affect one or more specific trials or all trials conducted under the IND.
Nonclinical tests include laboratory evaluation of the product candidate’s chemistry, formulation, and toxicity, as well as animal studies to assess the characteristics and potential safety and efficacy of the product candidate. The conduct of the nonclinical tests must comply with federal regulations and requirements, including GLP. The results of nonclinical testing are submitted to the FDA as part of an IND along with other information, including information about product candidate’s chemistry, manufacturing and controls, and a proposed clinical trial protocol. Long-term nonclinical tests, such as animal tests of reproductive toxicity and carcinogenicity, may continue after the IND is submitted. A 30-day waiting period after the submission of each IND is required prior to the commencement of clinical testing in humans. If the FDA has neither commented on nor questioned the IND within this 30-day period, the clinical trial proposed in the IND may begin. Clinical trials involve the administration of the investigational product to healthy volunteers or subjects under the supervision of a qualified investigator. Clinical trials must be conducted: (i) in compliance with federal regulations; (ii) in compliance with GCP, an international standard meant to protect the rights and health of subjects and to define the roles of clinical trial sponsors, administrators, and monitors; as well as (iii) under protocols detailing the objectives of the trial, the parameters to be used in monitoring safety, and the effectiveness criteria to be evaluated. Each protocol involving testing on U.S. subjects and subsequent protocol amendments must be submitted to the FDA as part of the IND.
The FDA may order the temporary or permanent discontinuation of a clinical trial at any time or impose other sanctions if it believes that the clinical trial either is not being conducted in accordance with FDA requirements or presents an unacceptable risk to the clinical trial subjects. The trial protocol and informed consent information for subjects in clinical trials must also be submitted to an ethics committee/institutional review board, or IRB, for approval. An ethics committee/IRB may also require the clinical trial at the site to be halted, either temporarily or permanently, for failure to comply with the ethics committee/

IRB’s requirements, or may impose other conditions. The study sponsor may also suspend a clinical trial at any time on various grounds, including a determination that the subjects are being exposed to an unacceptable health risk.
Clinical trials to support NDAs for marketing approval are typically conducted in three sequential phases, but the phases may overlap. In Phase 1, the initial introduction of the product candidate is usually into healthy human subjects, and the product candidate is tested to assess metabolism, pharmacokinetics, pharmacological actions, side effects associated with increasing doses, and, if possible, early evidence on effectiveness. Phase 2 usually involves trials in a limited patient population to determine the effectiveness of the product candidate for a particular indication, dosage tolerance, and optimal dosage, and to identify common adverse effects and safety risks. If a product candidate demonstrates evidence of effectiveness and an acceptable safety profile in Phase 2 evaluations, Phase 3 trials are undertaken to obtain additional information about clinical efficacy and safety in a larger number of subjects, typically at geographically dispersed clinical trial sites, to permit the FDA to evaluate the overall benefit-risk relationship of the product candidate and to provide adequate information for the labeling of the product candidate. In most cases, the FDA requires two adequate and well-controlled Phase 3 clinical trials to demonstrate the efficacy of the product candidate. A single Phase 3 trial may be sufficient in certain circumstances.
A drug product candidate being studied in clinical trials may be made available for treatment of individual patients, in certain circumstances. Pursuant to the 21st Century Cures Act, or Cures Act, which was signed into law in December 2016, the manufacturer of an investigational product for a serious disease or condition is required to make available, such as by posting on its website, its policy on evaluating and responding to requests for individual patient access to such investigational product.
During the development of a new product candidate, sponsors are given opportunities to meet with the FDA at certain points; specifically, prior to the submission of an IND, at the end of Phase 2 and before an NDA is submitted. Meetings at other times may be requested. These meetings can provide an opportunity for the sponsor to share information about the data gathered to date and for the FDA to provide advice on the next phase of development. Sponsors typically use the meeting at the end of Phase 2 to discuss their Phase 2 clinical results and present their plans for the pivotal Phase 3 clinical trials that they believe will support the approval of the new product candidate.
Concurrent with clinical trials, sponsors usually complete additional animal safety studies and also develop additional information about the chemistry and physical characteristics of the product candidate and finalize a process for manufacturing commercial quantities of the product candidate in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate and the manufacturer must develop methods for testing the quality, purity and potency of the product candidate. Additionally, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the product candidate does not undergo unacceptable deterioration over its proposed shelf life. After completion of the required clinical testing, an NDA is prepared and submitted to the FDA. FDA approval of the NDA is required before marketing of the product may begin in the United States. The NDA must include the results of all nonclinical, clinical, and other testing and a compilation of data relating to the product candidate’s pharmacology, chemistry, manufacture, and controls. The cost of preparing and submitting an NDA is substantial. The submission of most NDAs is additionally subject to a substantial application user fee, and the applicant under an approved NDA is also subject to annual prescription drug program fees. These fees are typically increased annually. On August 3, 2017, Congress passed the FDA Reauthorization Act of 2017, or FDARA, which reauthorizes the various user fees to facilitate the FDA’s product review and oversight.
The FDA has 60 days from its receipt of an NDA to determine whether the application will be accepted for filing based on the agency’s threshold determination that it is sufficiently complete to permit substantive review. The FDA may refuse to file any NDA that it deems incomplete or not properly reviewable at the time of submission and may request additional information. In this event, the NDA must be resubmitted with the additional information and the resubmitted application also is subject to review before the FDA accepts it for filing. Once the submission is accepted for filing, the FDA begins an in-depth review. The FDA has agreed to certain performance goals in the review of NDAs. Most such applications for standard review product candidates are reviewed within ten months of the date the FDA files the NDA; most applications for priority review product candidates are reviewed within six months of the date the FDA files the NDA. Priority review can be applied to a product candidate that the FDA determines has the potential to treat a serious or life-threatening condition and, if approved, would be a significant improvement in safety or effectiveness compared to available therapies. The review process for both standard and priority review may be extended by the FDA for three additional months to consider certain late-submitted information, or information intended to clarify information already provided in the submission. This late-submitted information is typically requested by FDA.
Among other things, the FDA reviews an NDA to determine whether the product is safe and effective for its intended use and whether the product candidate is being manufactured in accordance with cGMP. The FDA may also refer applications for novel product candidates, or product candidates that present difficult questions of safety or efficacy, to an advisory committee, typically a panel that includes clinicians and other experts for review, evaluation, and a recommendation as to whether the application should be approved. The FDA is not bound by the recommendation of an advisory committee, but it generally follows such recommendations.
Before approving an NDA, the FDA will typically inspect one or more clinical sites to assure compliance with GCP. Additionally, the FDA may inspect the facility or the facilities at which the product candidate is manufactured. The FDA will not approve the product candidate unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. To assure GCP and cGMP compliance, an applicant must incur significant expenditures of time, money and effort in the areas of training, record keeping, production, and quality control.
Notwithstanding the submission of relevant data and information, the FDA may ultimately decide that the NDA does not satisfy the criteria for approval and deny approval. Data obtained from clinical trials are not always conclusive. The FDA may disagree with our trial design or interpret data from nonclinical studies and clinical trials differently than we interpret the same data. If the agency decides not to approve the NDA in its present form, the FDA will issue a complete response letter that describes all of the specific deficiencies in the application identified by the FDA. The deficiencies identified may be minor, for example, requiring labeling changes, or major, for example, requiring additional clinical trials. If a complete response letter is issued, the applicant may either resubmit the NDA, addressing the deficiencies identified in the letter, or withdraw the application. If, or when, those deficiencies have been addressed to the FDA’s satisfaction in a resubmission of the NDA, the FDA will issue an approval letter. The FDA has committed to reviewing such resubmissions in two or six months depending on the type of information included. An approval letter authorizes commercial marketing of the drug in the United States with specific prescribing information for specific indications.
Even if a product candidate receives regulatory approval, the approval may be significantly limited to specific indications and dosages or the indications for use may otherwise be limited, which could restrict the commercial value of the product. Further, the FDA may require that certain contraindications, warnings or precautions be included in the product labeling. The FDA may impose restrictions and conditions on product distribution, prescribing, or dispensing in the form of a risk evaluation and mitigation strategy, or REMS, or otherwise limit the scope of any approval. REMS can include medication guides, communication plans for healthcare professionals, and elements to assure safe use, or ETASU. ETASU can include, but are not limited to, special training or certification for prescribing or dispensing, dispensing only under certain circumstances, special monitoring, and the use of patient registries. The requirement for a REMS can materially affect the potential market and profitability of the product. In addition, the FDA may require confirmatory postmarketing trials, sometimes referred to as “Phase 4” clinical trials, designed to further assess a product’s safety and effectiveness, and testing and surveillance programs to monitor the safety of approved products that have been commercialized.
Foreign Clinical Studies to Support an IND or NDA
The FDA will accept as support for an IND or NDA a well-designed, well-conducted, non-IND foreign clinical trial if it was conducted in accordance with GCP and the FDA is able to validate the data from the trial through an on-site inspection, if necessary. A sponsor or applicant who wishes to rely on a non-IND foreign clinical trial must submit supporting information to the FDA to demonstrate that the trial conformed to GCP.
Regulatory applications based solely on foreign clinical data meeting these criteria may be approved if the foreign data are applicable to the U.S. population and U.S. medical practice, the trials have been performed by clinical investigators of recognized competence, and the data may be considered valid without the need for an on-site inspection by FDA or, if FDA considers such an inspection to be necessary, FDA is able to validate the data through an on-site inspection or other appropriate means. Failure of an application to meet any of these criteria may result in the application not being approvable based on the foreign data alone.
Disclosure of Clinical Trial Information
Sponsors of clinical trials of FDA-regulated products are required to register and disclose certain clinical trial information. Information related to the product, patient population, phase of investigation, trial sites and investigators, and other aspects of the clinical trial is then made public as part of the registration. Sponsors are also obligated to disclose the results of their clinical trials after completion. Disclosure of the results of these trials can be delayed in certain circumstances for up to two years after the date of completion of the trial. Competitors may use this publicly available information to gain knowledge regarding the progress of development programs.
Expedited Development and Review Programs
The FDA has various programs, including Fast Track Designation, Priority Review Designation, Accelerated Approval Program and Breakthrough Therapy Designation, which are intended to expedite or simplify the process for reviewing product candidates. Even if a product candidate qualifies for one or more of these programs, the FDA may later decide that the product candidate no longer meets the conditions for qualification or that the time period for FDA review or approval will be lengthened. Generally, product candidates that are eligible for these programs are those for serious or life-threatening conditions, those with the potential to address unmet medical needs and those that offer meaningful benefits over existing treatments. For example, Fast Track Designation is a process designed to facilitate the development and expedite the review of product candidates to treat serious or life-threatening diseases or conditions and fill unmet medical needs. Priority Review Designation is designed to give a product candidate that treats a serious condition and, if approved, would provide a significant improvement in safety or effectiveness, an initial review within six months as compared to a standard review time of within ten months of the date the FDA files the NDA.
Although Fast Track Designation and Priority Review Designation do not affect the standards for approval, the FDA will attempt to facilitate early and frequent meetings with a sponsor of a Fast Track Designation product candidate and expedite review of the application for a Priority Review Designation product candidate.
In the Food and Drug Administration Safety and Innovation Act, or FDASIA, which was signed into law in July 2012, the U.S. Congress encouraged the FDA to utilize innovative and flexible approaches to the assessment of product candidates under the Accelerated Approval Program. The law required the FDA to issue related guidance and also promulgate confirming regulatory changes. In May 2014, the FDA published a final Guidance for Industry titled “Expedited Programs for Serious Conditions-Drugs and

Biologics,” which provides guidance on the FDA programs that are intended to facilitate and expedite development and review of new product candidates as well as threshold criteria generally applicable to concluding that a product candidate is a candidate for these expedited development and review programs.
In addition to the Fast Track Designation and Priority Review Designation Programs discussed above, the FDA also provided guidance on a new program for Breakthrough Therapy Designation, established by FDASIA to subject a new category of product candidates to expedited approval. A sponsor may seek Breakthrough Therapy Designation of a product candidate if the product candidate is intended, alone or in combination with one or more other therapeutics, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the product candidate may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. A request for Breakthrough Therapy Designation should be submitted concurrently with, or as an amendment to, an IND, but ideally no later than the End-of-Phase 2 meeting.
Accelerated Approval Program
Under the accelerated approval provisions of the FFDCA and the FDA’s implementing regulations, the FDA may grant accelerated approval to a product for a serious or life-threatening disease or condition that provides meaningful therapeutic advantage to patients over existing treatments based upon a determination that the product has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit. Products approved under the Accelerated Approval Program must meet the same statutory standards for safety and effectiveness as those granted traditional approval.
The Accelerated Approval Program is most often used in settings in which the course of a disease is long and an extended period of time is required to measure the intended clinical benefit of a product, while the effect on the surrogate endpoint occurs more rapidly. The FDA will not grant approval under the Accelerated Approval Program to products that meet standards for traditional approval.
The evidence to support the determination that an endpoint is reasonably likely to predict clinical benefit may include epidemiological, pathophysiological, therapeutic, pharmacologic, or other evidence developed using biomarkers, for example, or other scientific methods or tools. The FDA considers all relevant evidence and may consult external experts, as needed. Important factors for the agency’s consideration include the disease process and the relationship between the drug’s effect and the disease process.
Approval under the Accelerated Approval Program is subject, however, to the requirement that the applicant conduct additional postmarketing clinical trials to verify and describe the drug’s clinical benefit, where there is uncertainty as to the relationship of the surrogate endpoint to the clinical benefit, or of the observed clinical endpoint to ultimate outcome. Typically, clinical benefit is verified when postmarketing clinical trials show that the drug provides a clinically meaningful positive therapeutic effect, that is, an effect on how a patient feels, functions, or survives. The FDA may require that any confirmatory postmarketing trial be initiated or substantially underway prior to the submission of an application under the Accelerated Approval Program. And, if such confirmatory postmarketing trial fails to confirm the drug’s clinical profile or risks and benefits, the FDA may withdraw its approval of the drug. The FDA may also withdraw the approval if other evidence demonstrates that the product is not safe or effective. All promotional materials for product candidates approved under the Accelerated Approval Program are subject to prior review by the FDA. The FDA has issued labeling instructions specific to the program. For example, if a drug is approved based on a surrogate endpoint under the program, its labeling should include a succinct description of the limitations of usefulness of the drug and any uncertainty about anticipated clinical benefits. False or misleading promotional materials may also lead to expedited withdrawal of approval.

Patent Term Restoration and Marketing Exclusivity
After approval, owners of relevant drug patents may apply for up to a five-year patent extension under the Drug Price Competition and Patent Term Restoration Act of 1984, referred to as the Hatch- Waxman Act. The allowable patent term extension is calculated as half of the product’s testing phase-the time between IND and NDA submission-and all of the review phase-the time between NDA submission and approval, up to a maximum of five years. The time can be shortened if the FDA determines that the applicant did not pursue approval with due diligence. The total patent term after the extension may not exceed 14 years.
For patents that might expire during the application phase, the patent owner may request an interim patent extension. An interim patent extension increases the patent term by one year and may be renewed up to four times. For each interim patent extension granted, the post-approval patent extension is reduced by one year. The director of the U.S. Patent and Trademark Office must determine that approval of the product candidate covered by the patent for which a patent extension is being sought is likely. Interim patent extensions are not available for a product candidate for which an NDA has not been submitted.
Market exclusivity provisions under the FFDCA also can delay the submission or the approval of certain applications. The FFDCA provides a five-year period of non-patent marketing exclusivity within the United States to the first applicant to gain approval of an NDA for a new chemical entity. A product candidate is a new chemical entity if the FDA has not previously approved any other new product candidate containing the same active moiety, which is the molecule or ion responsible for the action of the product candidate substance. During the exclusivity period, the FDA may not accept for review an abbreviated new drug application, or ANDA, or a 505(b)(2) NDA submitted by another company for another version of such product candidate where the applicant does not own or have a legal right of reference to all the data required for approval. However, an application may be submitted after four years if it contains a certification of patent invalidity or non-infringement. The FFDCA also provides three years of marketing exclusivity for an NDA, 505(b)(2) NDA or supplement to an approved NDA if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant are deemed by the FDA to be essential to the approval of the application, for example, for new indications, dosages or strengths of an existing product candidate. This three-year exclusivity covers only the conditions associated with the new clinical investigations and does not prohibit the FDA from approving ANDAs for product candidates containing the original active agent. Five-year and three-year exclusivity will not delay the submission or approval of a full NDA. However, an applicant submitting a full NDA would be required to conduct or obtain a right of reference to all of the nonclinical studies and adequate and well-controlled clinical trials necessary to demonstrate safety and effectiveness.
Postmarketing Requirements
Once an approval is granted, the FDA may withdraw the approval if compliance with regulatory requirements is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product may result in restrictions on the product or even complete withdrawal of the product from the market. After approval, some types of changes to the approved product, such as adding new indications, manufacturing changes and additional labeling claims, are subject to further FDA review and approval. In addition, the FDA may under some circumstances require testing and surveillance programs to monitor the effect of approved products that have been commercialized, and the FDA under some circumstances has the power to prevent or limit further marketing of a product based on the results of these postmarketing programs.
TRC101, which will be manufactured or distributed by us or our collaborators pursuant to FDA approvals, is subject to continuing regulation by the FDA, including, among other things:

•	record-keeping requirements;

•	reporting of adverse experiences associated with the product;

•	providing the FDA with updated safety and efficacy information;

•	therapeutic sampling and distribution requirements;

•	notifying the FDA and gaining its approval of specified manufacturing or labeling changes;

•	registration and listing requirements; and

•
complying with FDA promotion and advertising requirements, which include, among other things, standards for direct-to-consumer advertising, restrictions on promoting products for uses or in patient populations that are not described in the product’s approved labeling, limitations on industry-sponsored scientific and educational activities and requirements for promotional activities involving the internet.

Manufacturers, their subcontractors, and other entities involved in the manufacture and distribution of TRC101, if approved, are required to register their establishments with the FDA and certain state agencies and are subject to periodic unannounced inspections by the FDA and some state agencies for compliance with cGMP, including data integrity requirements, and other laws. The FDA periodically inspects manufacturing facilities to assess compliance with ongoing regulatory requirements, including cGMP, which impose extensive procedural, substantive and record-keeping requirements upon us and third-party manufacturers engaged by us if TRC101 is approved. In addition, changes to the manufacturing process are strictly regulated, and, depending on the significance of the change, may require FDA approval before being implemented. FDA regulations would also require investigation and correction of any deviations from cGMP and impose reporting and documentation requirements upon us and our third-party manufacturers. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain compliance with cGMP and other aspects of regulatory compliance. Failure to comply with the statutory and regulatory requirements can subject a manufacturer to possible legal or regulatory actions, such as warning letters, suspension of manufacturing, seizures of products, injunctive actions or other civil penalties.
In addition, drug manufacturers in the United States must comply with applicable provisions of the Drug Supply Chain Security Act and provide and receive product tracing information, maintain appropriate licenses, ensure they only work with other properly licensed entities, and have procedures in place to identify and properly handle suspect and illegitimate product.
New Legislation and Regulations
From time to time, legislation is drafted, introduced and passed in Congress that could significantly change the statutory provisions governing the testing, approval, manufacturing and marketing of products regulated by the FDA. In addition to new legislation, FDA regulations and policies are often revised or interpreted by the agency in ways that may significantly affect our business and TRC101. It is impossible to predict whether further legislative changes will be enacted or whether FDA regulations, guidance, policies or interpretations will be changed or what the effect of such changes, if any, may be.
Other U.S. Healthcare Laws and Compliance Requirements
In the United States, our activities are potentially subject to regulation by various federal, state and local authorities in addition to the FDA, including but not limited to, the Centers for Medicare and Medicaid Services, or CMS, other divisions of the U.S. Department of Health and Human Services (such as the Office of Inspector General and the Health Resources and Service Administration), the U.S. Department of Justice, or the DOJ, and individual U.S. Attorney offices within the DOJ, and state and local governments. For example, sales, marketing and scientific/educational grant programs may have to comply with the anti-fraud and abuse provisions of the Social Security Act, the false claims laws, the privacy and security provisions of the Health Insurance Portability and Accountability Act, or HIPAA, and similar state laws, each as amended, as applicable.

The federal Anti-Kickback Statute prohibits, among other things, any person or entity, from knowingly and willfully offering, paying, soliciting or receiving any remuneration, directly or indirectly, overtly or covertly, in cash or in kind, to induce or in return for purchasing, leasing, ordering or arranging for the purchase, lease or order of any item or service reimbursable, in whole or in part, under Medicare, Medicaid or other federal healthcare programs. The term remuneration has been interpreted broadly to include anything of value. The Anti-Kickback Statute has been interpreted to apply to arrangements between therapeutic product manufacturers on one hand and prescribers, purchasers, and formulary managers on the other. There are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution. The exceptions and safe harbors are drawn narrowly and practices that involve remuneration that may be alleged to be intended to induce prescribing, purchasing or recommending may be subject to scrutiny if they do not qualify for an exception or safe harbor. Failure to meet all of the requirements of a particular applicable statutory exception or regulatory safe harbor does not make the conduct per se illegal under the Anti-Kickback Statute. Instead, the legality of the arrangement will be evaluated on a case-by-case basis based on a cumulative review of all of its facts and circumstances. Our practices may not in all cases meet all of the criteria for protection under a statutory exception or regulatory safe harbor.
Additionally, the intent standard under the Anti-Kickback Statute was amended by the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or the PPACA , to a stricter standard such that a person or entity no longer needs to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. In addition, the PPACA codified case law that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act, or FCA (discussed below).
The federal false claims and civil monetary penalty laws, including the FCA, which imposes significant penalties and can be enforced by private citizens through civil qui tam actions, prohibit any person or entity from, among other things, knowingly presenting, or causing to be presented, a false or fraudulent claim for payment to, or approval by, the federal healthcare programs, including Medicare and Medicaid, or knowingly making, using, or causing to be made or used a false record or statement material to a false or fraudulent claim to the federal government. A claim includes “any request or demand” for money or property presented to the U.S. government. For instance, historically, pharmaceutical and other healthcare companies have been prosecuted under these laws for allegedly providing free product to customers with the expectation that the customers would bill federal programs for the product. Other companies have been prosecuted for causing false claims to be submitted because of the companies’ marketing of the product for unapproved, off-label, and thus generally non-reimbursable, uses.
HIPAA created additional federal criminal statutes that prohibit, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud or to obtain, by means of false or fraudulent pretenses, representations or promises, any money or property owned by, or under the control or custody of, any healthcare benefit program, including private third-party payers, willfully obstructing a criminal investigation of a healthcare offense, and knowingly and willfully falsifying, concealing or covering up by trick, scheme or device, a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Like the Anti-Kickback Statute, the PPACA amended the intent standard for certain healthcare fraud statutes under HIPAA such that a person or entity no longer needs to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.
Also, many states have similar, and typically more prohibitive, fraud and abuse statutes or regulations that apply to items and services reimbursed under Medicaid and other state programs, or, in several states, apply regardless of the payer. Additionally, to the extent that TRC101 may in the future be sold in a foreign country, we may be subject to similar foreign laws.
We may be subject to data privacy and security regulations by both the federal government and the states in which we conduct our business. HIPAA, as amended by the Health Information Technology for

Economic and Clinical Health Act, or HITECH, and its implementing regulations, imposes requirements relating to the privacy, security and transmission of individually identifiable health information. Among other things, HITECH makes HIPAA’s privacy and security standards directly applicable to business associates, independent contractors, or agents of covered entities that receive or obtain protected health information in connection with providing a service on behalf of a covered entity. HITECH also created four new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce HIPAA and seek attorneys’ fees and costs associated with pursuing federal civil actions. In addition, many state laws govern the privacy and security of health information in specified circumstances, many of which differ from each other in significant ways, are often not pre-empted by HIPAA, and may have a more prohibitive effect than HIPAA, thus complicating compliance efforts.
We expect that TRC101, if approved, may be eligible for coverage under Medicare, the federal health care program that provides health care benefits to the aged and disabled, and covers outpatient services and supplies, including certain pharmaceutical products, that are medically necessary to treat a beneficiary’s health condition. In addition, TRC101 may be covered and reimbursed under other government programs, such as Medicaid and the 340B Drug Pricing Program. The Medicaid Drug Rebate Program requires pharmaceutical manufacturers to enter into and have in effect a national rebate agreement with the Secretary of the Department of Health and Human Services as a condition for states to receive federal matching funds for the manufacturer’s outpatient drugs furnished to Medicaid patients. Under the 340B Drug Pricing Program, the manufacturer must extend discounts to entities that participate in the program. As part of the requirements to participate in these government programs, many pharmaceutical manufacturers must calculate and report certain price reporting metrics to the government, such as average manufacturer price, or AMP, and best price.
Additionally, the federal Physician Payments Sunshine Act, or the Sunshine Act, within the PPACA, and its implementing regulations, require that certain manufacturers of drugs, devices, biological and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) report annually to CMS information related to certain payments or other transfers of value made or distributed to physicians and teaching hospitals, or to entities or individuals at the request of, or designated on behalf of, the physicians and teaching hospitals and to report annually certain ownership and investment interests held by physicians and their immediate family members. In addition, many states also govern the reporting of payments or other transfers of value, many of which differ from each other in significant ways, are often not pre-empted, and may have a more prohibitive effect than the Sunshine Act, thus further complicating compliance efforts.
In order to distribute products commercially, we must comply with state laws that require the registration of manufacturers and wholesale distributors of drug and biological products in a state, including, in certain states, manufacturers and distributors who ship products into the state even if such manufacturers or distributors have no place of business within the state. Some states also impose requirements on manufacturers and distributors to establish the pedigree of product in the chain of distribution, including some states that require manufacturers and others to adopt new technology capable of tracking and tracing product as it moves through the distribution chain. Several states have enacted legislation requiring pharmaceutical and biotechnology companies to establish marketing compliance programs, file periodic reports with the state, make periodic public disclosures on sales, marketing, pricing, clinical trials and other activities, and/or register their sales representatives, as well as to prohibit pharmacies and other healthcare entities from providing certain physician prescribing data to pharmaceutical and biotechnology companies for use in sales and marketing, and to prohibit certain other sales and marketing practices. All of our activities are potentially subject to federal and state consumer protection and unfair competition laws.
Ensuring business arrangements with third parties comply with applicable healthcare laws and regulations is a costly endeavor. If our operations are found to be in violation of any of the federal and state healthcare laws described above or any other current or future governmental regulations that apply to us, we may be subject to penalties, including without limitation, civil, criminal and/or administrative penalties, damages, fines, disgorgement, individual imprisonment, exclusion from participation in government programs, such as Medicare and Medicaid, injunctions, private “qui tam” actions brought by individual whistleblowers in the name of the government, or refusal to allow us to enter into government contracts, contractual damages, reputational harm, administrative burdens, diminished profits and future earnings, additional reporting obligations and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations.
Coverage, Pricing and Reimbursement
Significant uncertainty exists as to the coverage and reimbursement status of TRC101, if approved. In the United States and in foreign markets, sales of TRC101, if and when we receive regulatory approval for commercial sale, will depend, in part, on the extent to which third-party payers provide coverage and establish adequate reimbursement levels for such products. In the United States, third-party payers include federal and state healthcare programs, private managed care providers, health insurers and other organizations. Adequate coverage and reimbursement from governmental healthcare programs, such as Medicare and Medicaid in the United States, and commercial payers are critical to new product acceptance.
Our ability to commercialize TRC101 successfully also will depend in part on the extent to which coverage and reimbursement for these products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Government authorities and third-party payers, such as private health insurers and health maintenance organizations, decide which therapeutics they will pay for and establish reimbursement levels. Coverage and reimbursement by a third-party payer may depend upon a number of factors, including the third-party payer’s determination that use of a therapeutic is:

•	a covered benefit under its health plan;

•	safe, effective and medically necessary;

•	appropriate for the specific patient;

•	cost-effective; and

•	neither experimental nor investigational.
We cannot be sure that reimbursement will be available for TRC101 and, if coverage and reimbursement are available, what the level of reimbursement will be. Coverage may also be more limited than the indications for which the product is approved by the FDA or comparable foreign regulatory authorities. Reimbursement may impact the demand for, or the price of, TRC101, if approved.
Third-party payers are increasingly challenging the price, examining the medical necessity, and reviewing the cost effectiveness of medical products, therapies and services, in addition to questioning their safety and efficacy. Obtaining reimbursement for TRC101 may be particularly difficult because of the higher prices often associated with branded drugs and drugs administered under the supervision of a physician. We may need to conduct expensive pharmacoeconomic studies in order to demonstrate the medical necessity and cost effectiveness of TRC101, in addition to the costs required to obtain FDA approvals. TRC101 may not be considered medically necessary or cost-effective. Obtaining coverage and reimbursement approval of a product from a government or other third-party payer is a time-consuming and costly process that could require us to provide to each payer supporting scientific, clinical and cost-effectiveness data for the use of TRC101 on a payer-by-payer basis, with no assurance that coverage and adequate reimbursement will be obtained. A payer’s decision to provide coverage for a product does not imply that an adequate reimbursement rate will be approved. Further, one payer’s determination to provide coverage for a product does not assure that other payers will also provide coverage for the product. Adequate third-party reimbursement may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in product development. In addition, prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs or private payers and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. It is difficult to predict how Medicare coverage and reimbursement policies will be applied to TRC101 in the future and coverage and reimbursement under different federal healthcare programs are not always consistent. If reimbursement is not available or is available only at limited levels, we may not be able to successfully commercialize TRC101.
Different pricing and reimbursement schemes exist in other countries. In the European Union, governments influence the price of pharmaceutical products through their pricing and reimbursement rules and control of national health care systems that fund a large part of the cost of those products to consumers. Some jurisdictions operate positive and negative list systems under which products may only be marketed once a reimbursement price has been agreed. To obtain reimbursement or pricing approval, some of these countries may require the completion of clinical trials that compare the cost effectiveness of a particular product candidate to currently available therapies. Other member states allow companies to fix their own prices for medicines but monitor and control company profits. The downward pressure on health care costs has become intense. As a result, increasingly high barriers are being erected to the entry of new products. In addition, in some countries, cross- border imports from low-priced markets exert a commercial pressure on pricing within a country.
The marketability of TRC101, if approved, for commercial sale may suffer if the government and third-party payers fail to provide adequate coverage and reimbursement. In addition, emphasis on managed care, the increasing influence of health maintenance organizations, and additional legislative changes in the United States has increased, and we expect will continue to increase, the pressure on healthcare pricing. The downward pressure on the rise in healthcare costs in general, particularly prescription medicines, medical devices and surgical procedures and other treatments, has become very intense. Coverage policies and third-party reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for one or more products for which we receive regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future.
Healthcare Reform
In the United States and some foreign jurisdictions, there have been, and continue to be, several legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay marketing approval of product candidates, restrict or regulate post-approval activities, and affect the ability to profitably sell product candidates for which marketing approval is obtained. Among policy makers and payers in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and/or expanding access. In the United States, the pharmaceutical industry has been a particular focus of these efforts and has been significantly affected by major legislative initiatives.
For example, the PPACA has substantially changed healthcare financing and delivery by both governmental and private insurers. Among the PPACA provisions of importance to the pharmaceutical and biotechnology industries, in addition to those otherwise described above, are the following:

•
an annual, nondeductible fee on any entity that manufactures or imports certain specified branded prescription drugs and biologic agents apportioned among these entities according to their market share in some government healthcare programs that began in 2011;

•	an increase in the statutory minimum rebates a manufacturer must pay under the Medicaid Drug Rebate Program, retroactive to January 1, 2010, to 23.1% and 13% of the average manufacturer price for most branded and generic drugs, respectively, and capped the total rebate amount for innovator drugs at 100% of the Average Manufacturer Price, or AMP;

•
a new Medicare Part D coverage gap discount program, in which manufacturers must currently agree to offer 50%, which will change to 70% starting in 2019, point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturers’ outpatient drugs to be covered under Medicare Part D;

•	extension of manufacturers’ Medicaid rebate liability to covered drugs dispensed to individuals who are enrolled in Medicaid managed care organizations;

•
expansion of eligibility criteria for Medicaid programs by, among other things, allowing states to offer Medicaid coverage to additional individuals beginning in 2014 and by adding new mandatory eligibility categories for individuals with income at or below 133% of the federal poverty level, thereby potentially increasing manufacturers’ Medicaid rebate liability;

•	expansion of the entities eligible for discounts under the 340B Drug Discount Program;

•	a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research;

•	expansion of healthcare fraud and abuse laws, including the FCA and the Anti-Kickback Statute, new government investigative powers, and enhanced penalties for noncompliance;

•	a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted, or injected;

•	requirements to report certain financial arrangements with physicians and teaching hospitals;

•	a requirement to annually report certain information regarding drug samples that manufacturers and distributors provide to physicians;

•
establishment of a Center for Medicare Innovation at CMS to test innovative payment and service delivery models to lower Medicare and Medicaid spending, potentially including prescription drug spending that began on January 1, 2011; and

•	a licensure framework for follow on biologic products.
There have been legal and judicial, Congressional, and political challenges to certain aspects of the PPACA, as well as recent efforts by the Trump administration to repeal and replace certain aspects of the PPACA. Since January 2017, President Trump has signed two executive orders and other directives designed to delay, circumvent, or loosen certain requirements mandated by the PPACA. Furthermore, each chamber of Congress has put forth multiple bills designed to repeal or repeal and replace portions of the PPACA. The newly enacted federal income tax law includes a provision repealing, effective January 1, 2019, the tax-based shared responsibility payment imposed by the PPACA on certain individuals who fail to maintain qualifying health coverage for all or part of a year that is commonly referred to as the “individual mandate.” Additionally, on January 22, 2018, President Trump signed a continuing resolution on appropriations for fiscal year 2018 that delayed the implementation of certain PPACA-mandated fees, including the so called “Cadillac” tax on certain high cost employer-sponsored insurance plans, the annual fee imposed on certain health insurance providers based on market share, and the medical device excise tax on nonexempt medical devices. Further, the Bipartisan Budget Act of 2018 among other things, amends the PPACA, effective January 1, 2019, to close the coverage gap in most Medicare drug plans, commonly referred to as the “donut hole.” Congress may consider other legislation that would alter other aspects of the PPACA.

On December 14, 2018, a federal district court in Texas ruled the individual mandate was unconstitutional and inseverable from the PPACA. As a result, the court ruled the remaining provisions of the PPACA were also invalid, though the court declined to issue a preliminary injunction with respect to the PPACA. The court subsequently stayed its ruling on December 31, 2018, pending the outcome of appeals. The court’s ruling has been appealed to the U.S. Court of Appeals for the Fifth Circuit (the “Fifth Circuit”). On March 25, 2019, the DOJ stated in a legal filing with the Fifth Circuit that the district court’s ruling that the PPACA was invalid should be upheld. It remains unclear whether the district court’s ruling will be upheld by appellate courts.
We anticipate that the PPACA, if substantially maintained in its current form, will continue to result in additional downward pressure on coverage and the price that we receive for TRC101, and could seriously harm our business. Any reduction in reimbursement from Medicare and other government programs may result in a similar reduction in payments from private payers. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability, or commercialize TRC101. Such reforms could have an adverse effect on anticipated revenue from product candidates that we may successfully develop and for which we may obtain regulatory approval and may affect our overall financial condition and ability to develop product candidates.
Further legislation or regulation could be passed that could harm our business, financial condition and results of operations. Other legislative changes have been proposed and adopted since the PPACA was enacted. For example, in August 2011, President Obama signed into law the Budget Control Act of 2011, which, among other things, created the Joint Select Committee on Deficit Reduction to recommend to Congress proposals in spending reductions. The Joint Select Committee on Deficit Reduction did not achieve a targeted deficit reduction of at least $1.2 trillion for fiscal years 2012 through 2021, triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions to Medicare payments to providers of up to 2% per fiscal year, which went into effect beginning on April 1, 2013 and will stay in effect through 2027 unless additional Congressional action is taken.
Additionally, there has been increasing legislative and enforcement interest in the United States with respect to specialty drug pricing practices. Specifically, there have been several recent U.S. Congressional inquiries and proposed federal legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs. At the federal level, the Trump administration’s budget proposal for fiscal year 2019 contains further drug price control measures that could be enacted during the 2019 budget process or in other future legislation, including, for example, measures to permit Medicare Part D plans to negotiate the price of certain drugs under Medicare Part B, to allow some states to negotiate drug prices under Medicaid, and to eliminate cost sharing for generic drugs for low-income patients. While any proposed measures will require authorization through additional legislation to become effective, Congress and the Trump administration have each indicated that it will continue to seek new legislative and/or administrative measures to control drug costs. At the state level, individual states in the United States are increasingly passing legislation and implementing regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures. For example, in September 2017, the California State Assembly approved SB17, which requires pharmaceutical companies to notify health insurers and government health plans at least 60 days before any scheduled increases in the prices of their products if they exceed certain thresholds over a two-year period, and further requiring pharmaceutical companies to explain the reasons for such increase. Effective in 2016, Vermont passed a law requiring certain manufacturer identified by the state to justify their price increases.
The Foreign Corrupt Practices Act
The Foreign Corrupt Practices Act, or the FCPA, prohibits any U.S. individual or business from paying, offering, or authorizing payment or offering of anything of value, directly or indirectly, to any foreign official, political party or candidate for the purpose of influencing any act or decision of the foreign entity in order to assist the individual or business in obtaining or retaining business. The FCPA also obligates companies whose securities are listed in the United States to comply with accounting provisions requiring us to maintain books and records that accurately and fairly reflect all transactions of the corporation, and to devise and maintain an adequate system of internal accounting controls for international operations.
Additional Regulation
In addition to the foregoing, state and federal laws regarding environmental protection and hazardous substances, including the Occupational Safety and Health Act, the Resource Conservancy and Recovery Act and the Toxic Substances Control Act, affect our business. These and other laws govern our use, handling and disposal of various biological, chemical and radioactive substances used in, and wastes generated by, our operations. If our operations result in contamination of the environment or expose individuals to hazardous substances, we could be liable for damages and governmental fines. We believe that we are in material compliance with applicable environmental laws and that continued compliance therewith will not have a material adverse effect on our business. We cannot predict, however, how changes in these laws may affect our future operations.
Other Regulations
We are also subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control, and disposal of hazardous or potentially hazardous substances. We may incur significant costs to comply with such laws and regulations now or in the future.
European Union / Rest of World Government Regulation
In addition to regulations in the United States, we will be subject to a variety of regulations in other jurisdictions governing, among other things, clinical trials and any future commercial sales and distribution of TRC101. Whether or not we obtain FDA approval to market TRC101, we must obtain the requisite approvals from regulatory authorities in foreign jurisdictions prior to the commencement of clinical trials or marketing of the products in those countries.
Even if a product obtains FDA marketing approval, most foreign jurisdiction require that the investigational product undergo national requirements related to clinical trials and authorization processes, similar to those in the United States. With respect to clinical trials, certain countries outside of the United States have a similar process that requires the submission of a clinical trial application, much like the IND, prior to the commencement of human clinical trials. In the European Union, for example, before starting a clinical trial, a valid request for authorization must be submitted by the sponsor to the competent authority of the EU Member State(s) in which the sponsor plans to conduct the clinical trial, as well as to independent Ethics Committee(s). A clinical trial may commence only once the relevant Ethics Committee(s) has (have) issued a favorable opinion and the competent authority of the EU Member State(s) concerned has (have) not informed the sponsor of any grounds for non-acceptance. Failure to comply with the EU requirements may subject a company to the rejection of the request and the prohibition to start a clinical trial. Clinical trials conducted in the European Union (or used for marketing authorization application in the European Union) must be conducted in accordance with applicable laws, GCP and GMP rules, International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use, or ICH, guidelines and be consistent with ethical principles. EU Member State inspections are regularly conducted to verify the sponsor’s compliance with applicable rules. The sponsor is required to record and report to the relevant national competent authorities (and to the Ethics Committee) information about suspected serious unexpected adverse reactions.
The authorization of a clinical trial may be suspended or revoked by EU Member States in their territory if the conditions in the request for an authorization are no longer met, or if an EU Member State has information raising doubts about the safety or scientific validity of the clinical trial. Various penalties exist in EU Member States for non-compliance with the clinical trial rules and related requirements, for example with respect to data protection and privacy. If we or our potential collaborators fail to comply with applicable EU regulatory requirements, we may also be subject to damage compensation and civil and criminal liability. The way clinical trials are conducted in the European Union will undergo a major change when the new EU Clinical Trial Regulation (Regulation 536/2014) comes into application in 2019.
As in the United States, no medicinal product may be placed on the EU market unless a marketing authorization has been issued. Medicinal products may be authorized in different ways in the EU, depending on certain criteria: the national authorization procedure (i.e., via the EU Member States’ national authorization procedure, which later allows for application via the mutual-recognition procedure), the centralized authorization procedure (i.e., at EU level), or the decentralized authorization procedure (i.e., authorization of a product that is not yet authorized in the EU, which can simultaneously be authorized in several EU Member States). Products submitted for approval via the national procedure must follow the national authorization procedures, which vary from Member State to Member State. Products submitted for approval via the centralized procedure (only available for certain products and indications) are assessed by the Committee for Medicinal Products for Human Use, or CHMP, a committee within the European Medicines Agency, or EMA. The CHMP assesses, inter alia, whether a medicine meets the necessary quality, safety and efficacy requirements and whether it has a positive risk-benefit balance. Products submitted for approval via the decentralized procedure, as for the mutual-recognition procedure, must first undergo an assessment performed by one Member State, or reference Member State, which another Member State may approve.
Various penalties and sanctions exist in different EU Member States for non-compliance with the EU marketing authorization procedure. In addition, for centrally authorized products the European Commission may also impose financial penalties on the holders of marketing authorizations if they fail to comply with certain obligations in connection with the authorizations as well as pharmacovigilance rules. If we or our potential collaborators fail to comply with applicable EU or other foreign regulatory requirements, we may be subject to, among other things, fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.
Coverage and reimbursement status of TRC101, if approved, are provided for by the national laws of EU Member States. The requirements may differ across the EU Member States. Also, at EU Member State level, actions have been taken to enact transparency laws regarding payments between pharmaceutical companies and health care professionals, or HCPs.
We are subject to European data protection laws, including the new EU General Data Protection Regulation 2016/679, or GDPR. The GDPR which came into effect on May 25, 2018, establishes new requirements applicable to the processing of personal data (i.e., data which identifies an individual or from which an individual is identifiable), affords new data protection rights to individuals (e.g., the right to erasure of personal data) and imposes penalties for serious breaches of up to 4% annual worldwide turnover or €20 million, whichever is greater. Individuals (e.g., study subjects) also have a right to compensation for financial or non-financial losses (e.g., distress). The Regulation will increase our responsibility and liability in relation to personal data that we process, and we may be required to put in place additional mechanisms to ensure compliance with the new EU data protection rules.
For other countries outside of the European Union, such as countries in Eastern Europe, Latin America or Asia, the requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary from country to country. In all cases, again, the clinical trials must be conducted in accordance with GCP and the applicable regulatory requirements. The requirements and process governing the conduct of clinical trials, product licensing, pricing and reimbursement also vary from country to country.

Facilities
We lease approximately 26,987 square feet of office and laboratory space in South San Francisco, California under a lease that expires June 30, 2021. We believe that our existing facilities and other available properties will be sufficient for our needs for the foreseeable future.
Employees
As of December 31, 2018, we had 76 full-time employees. Of these employees, 54 are engaged in research and development. Our employees are not represented by labor unions or covered by collective bargaining agreements. We consider our relationship with our employees to be good.
Legal Proceedings
We are not currently a party to any material legal proceedings. We may, however, in the ordinary course of business face various claims brought by third parties and we may, from time to time, make claims or take legal actions to assert our rights, including intellectual property rights as well as claims relating to employment matters and the safety or efficacy of our products. Any of these claims could subject us to costly litigation and, while we generally believe that we have adequate insurance to cover many different types of liabilities, our insurance carriers may deny coverage, may be inadequately capitalized to pay on valid claims, or our policy limits may be inadequate to fully satisfy any damage awards or settlements. If this were to happen, the payment of any such awards could have a material adverse effect on our operations, cash flows and financial position. Additionally, any such claims, whether or not successful, could damage our reputation and business.

PRINCIPAL STOCKHOLDERS
The following table sets forth information relating to the beneficial ownership of our common stock as of March 29, 2019, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each of our directors;

•	each of our named executive officers and certain other executive officers; and

•	all our current directors and executive officers as a group.
The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of March 29, 2019, through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.
The percentage of shares beneficially owned is computed on the basis of 42,671,092 shares of our common stock outstanding as of March 29, 2019. The percentage of shares beneficially owned after this offering is computed on the basis of shares of common stock outstanding immediately after the completion of this offering (assuming no exercise of the underwriters’ option to purchase additional shares of our common stock). Shares of our common stock that a person has the right to acquire within 60 days of March 29, 2019, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.
Unless otherwise indicated below, the address for each beneficial owner listed is c/o Tricida, Inc., at 7000 Shoreline Court, Suite 201, South San Francisco, CA 94080.

	Shares of Common Stock Beneficially Owned		Percentage of Shares Beneficially Owned
Name of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
5% Stockholders
OrbiMed Private Investments V, LP(1)	10,889,280	10,889,280	25.5%	22.6%
Entities affiliated with Sibling Capital(2)	6,905,624	6,905,624	16.2%	14.3%
Entity affiliated with Wellington Management Company LLP(3)	3,122,715	3,122,715	7.3%	6.5%
Longitude Venture Partners II, L.P.(4)	3,019,734	3,019,734	7.1%	6.3%

Directors, Named Executive Officers and Certain Other Executive Officers(5)
Gerrit Klaerner, Ph.D.(6)	1,905,531	1,905,531	4.5%	3.9%
Robert J. Alpern, M.D.(7)	184,448	184,448	*	*
David P. Bonita, M.D.(8)	10,902,427	10,902,427	25.5%	22.6%
Sandra I. Coufal, M.D.(9)	7,148,063	7,148,063	16.8%	14.8%
Kathryn Falberg(10)	97,489	97,489	*	*
Edward J. Hejlek, Esq.(11)	355,338	355,338	*	*
David Hirsch, M.D., Ph.D.(12)	3,032,881	3,032,881	7.1%	6.3%
Claire Lockey(13)	238,581	238,581	*	*
Geoffrey M. Parker(14)	482,355	482,355	1.1%	1.0%
Dawn Parsell, Ph.D.(15)	330,625	330,625	*	*
Wilhelm Stahl, Ph.D.(16)	364,312	364,312	*	*
Klaus Veitinger, M.D., Ph.D., M.B.A.(17)	285,727	285,727	*	*
All directors and executive officers as a group (13 persons)(18)	28,450,492	28,450,492	66.7%	58.9%
________________

*	Indicates beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)
Consists of 10,889,280 shares of common stock, all shares are held directly by OrbiMed Private Investments V, LP, or OPI V. OrbiMed Capital GP V LLC, or OrbiMed GP, is the sole general partner of OPI V, and OrbiMed Advisors LLC, or OrbiMed Advisors, a registered adviser under the Investment Advisors Act of 1940, as amended, is the sole managing member of OrbiMed GP. By virtue of such relationships, OrbiMed GP and OrbiMed Advisors may be deemed to have voting and investment power with respect to the shares held by OPI V noted above and as a result may be deemed to beneficially own such securities for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. OrbiMed Advisors exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Ph.D., Sven H. Borho and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the shares held by OPI V. David P. Bonita, M.D., is an employee of OrbiMed Advisors and its designee to our board of directors pursuant to our amended and restated voting agreement. Each of OrbiMed GP, OrbiMed Advisors, Dr. Gordon, Mr. Borho, Mr. Silverstein and Dr. Bonita disclaims beneficial ownership of the shares held by OPI V, except to the extent of its or his proportionate pecuniary interest therein, if any. The address of OrbiMed Advisors is 601 Lexington Avenue, New York, NY 10022.

(2)
Consists of (a) 893,292 shares of common stock held by Sibling Capital Fund II-A L.P., or Sibling A, (b) 3,139,600 shares of common stock held by Sibling Capital Fund II-B L.P., or Sibling B, (c) 1,810,195 shares of common stock held by Sibling Capital Fund II-C L.P., or Sibling C, (d) 599,379 shares of common stock held by Sibling Capital Fund II-D L.P., or Sibling D, and (e) 463,158 shares of common stock held by Sibling Insiders Fund II L.P., or Sibling Insiders Fund, and together with Sibling A, Sibling B, Sibling C and Sibling D, the Sibling Funds. Sibling Capital Ventures LLC, or SCV, is the sole general partner of Sibling A. Sibling Capital Ventures II LLC, or SCV II, is the sole general partner of Sibling B. Sibling Capital Ventures III LLC, or SCV III, is the sole general partner of Sibling C. Sibling Capital Ventures IV LLC, or SCV IV, is the sole general partner of Sibling D. Sibling Insiders II LLC, or Sibling Insiders LLC, is the sole general partner of Sibling Insiders Fund.  Each of Sandra I. Coufal, M.D., the designee of SCV to our board of directors pursuant to our amended and restated voting agreement, and Brian M. Isern, the brother of Dr. Coufal, is co-manager of SCV, SCV II, SCV III, SCV IV, and Sibling Insiders LLC and, as such, may be deemed to have voting and investment power with respect to the shares held by the Sibling Funds. Each of SCV, SCV II, SCV III, SCV IV, Sibling Insiders LLC, Dr. Coufal and Mr. Isern disclaims beneficial ownership of shares held by the Sibling Funds, except to the extent of its, her or his proportionate pecuniary interest therein, if any. The address of SCV, SCV II, SCV III, SCV IV, Sibling Insiders LLC and Mr. Isern is 500 Yale Avenue North, Seattle, Washington 98109.

(3)
Based on Schedule 13G filed on February 12, 2019, for the year ended December 31, 2018, by Wellington Management Group LLP, consists of 3,122,715 shares of common stock owned of record by clients, or Wellington Clients, of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP, including 3,056,239 shares of common stock owned of record by Wellington Clients of Wellington Management Company LLP.  Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., certain investment advisors for the Wellington Clients, including Wellington Management Company. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. In such capacities, Wellington Investment Advisors Holdings LLP, Wellington Group Holdings LLP and Wellington Management Group LLP may each be deemed to share beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the 3,122,715 shares held of record by the Wellington Clients, including sharing with Wellington Management Company LLP beneficial ownership over 3,056,239 shares. The address of Wellington Management Company LLP, Wellington Management Group LLP, Wellington Investment Advisors Holdings LLP, and Wellington Group Holdings LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.

(4)
Consists of 3,019,734 shares of common stock, all shares are held directly by Longitude Venture Partners II, L.P., or Longitude II. Longitude Capital Partners II, LLC, or LCP2, the general partner of Longitude II, may be deemed to share voting and investment power with respect to the shares held by Longitude II. Patrick G. Enright and Juliet Tammenoms Bakker are managing members of LCP2 and may be deemed to share voting and investment power over the shares held by Longitude II. David Hirsch, M.D., Ph.D. is a member of LCP2 and may be deemed to share voting and investment power over the shares held by Longitude II. Each of LCP2, Mr. Enright, Ms. Bakker and Dr. Hirsch disclaims beneficial ownership of the shares held by Longitude II, except to the extent of its, his or her proportionate pecuniary interest therein, if any. The address of LCP2 is 2740 Sand Hill Road, Menlo Park, CA 94025.

(5)	Does not include ownership by Jeroen van Beek, Ph.D., as he is no longer employed by the Company and the Company does not have access to information regarding his ownership.

(6)
Consists of (a) 668,840 shares of common stock held by Gerrit Klaerner, Ph.D., (b) 114,584 shares of common stock held by the spouse of Dr. Klaerner, and (c) 1,122,107 shares of common stock issuable upon exercise of stock options held by Dr. Klaerner that are exercisable as of March 29, 2019 or will become exercisable within 60 days of such date, 405,725 of which have vested, or will vest, within 60 days of March 29, 2019, the remainder of which are eligible for early exercise as described in footnote (18) below. Excludes (i) 7,536 shares of common stock held by Dr. Klaerner’s sister in-law, who does not live in the same household as Dr. Klaerner. Dr. Klaerner disclaims beneficial ownership of shares held by his sister in-law.

(7)
Consists of (a) 161,879 shares of common stock held by Robert J. Alpern, M.D. and (b) 22,569 shares of common stock issuable upon exercise of stock options held by Dr. Alpern that are exercisable as of March 29, 2019 or will become exercisable within 60 days of such date, 19,897 of which have vested, or will vest, within 60 days of March 29, 2019, the remainder of which are eligible for early exercise as described in footnote (18) below. Excludes 3,632 shares of common stock issuable upon vesting and settlement of restricted stock units held by Dr. Alpern that do not vest within 60 days of March 29, 2019.

(8)
Consists of (a) 13,147 shares of common stock issuable upon exercise of stock options held by Dr. Bonita that are exercisable as of March 29, 2019 or will become exercisable within 60 days of such date, 12,051 of which have vested, or will vest, within 60 days of March 29, 2019, the remainder of which are eligible for early exercise as described in footnote (18) below and (b) 10,889,280 shares beneficially owned by OPI V as set forth in footnote (1). Dr. Bonita disclaims beneficial ownership of the shares listed in footnote (1), except to the extent of his proportionate pecuniary interest therein, if any. The business address for Dr. Bonita is 601 Lexington Avenue, New York, NY 10022. Excludes 3,632 shares of common stock issuable upon vesting and settlement of restricted stock units held by Dr. Bonita that do not vest within 60 days of March 29, 2019.

(9)
Consists of (a) 213,567 shares of common stock held by Dr. Coufal, (b) 15,725 shares held by the Coufal Irrevocable Trust, of which the spouse of Dr. Coufal is the sole trustee, (c) 13,147 shares of common stock issuable upon exercise of stock options held by Dr. Coufal that are exercisable as of March 29, 2019 or will become exercisable within 60 days of such date, 12,051 of which have vested, or will vest, within 60 days of March 29, 2019, the remainder of which are eligible for early exercise as described in footnote (18) below and (d) 6,905,624 shares beneficially owned by entities affiliated with Sibling Capital, as set forth in footnote (2). Dr. Coufal disclaims beneficial ownership of the shares listed in footnote (2), except to the extent of her proportionate pecuniary interest therein, if any. Dr. Coufal disclaims beneficial ownership of the shares held by the Coufal Irrevocable Trust, as to which Dr. Coufal does not exercise voting or dispositive power. The business address for Dr. Coufal is 18313 Calle La Serra, Rancho Santa Fe, CA 92091-0119. Excludes 3,632 shares of common stock issuable upon vesting and settlement of restricted stock units held by Dr. Coufal that do not vest within 60 days of March 29, 2019.

(10)
Consists of (a) 31,579 shares of common stock held by Kathryn Falberg and (b) 65,910 shares of common stock issuable upon exercise of stock options held by Ms. Falberg that are exercisable as of March 29, 2019 or will become exercisable within 60 days of such date, 29,631 of which have vested, or will vest, within 60 days of March 29, 2019, the remainder of which are eligible for early exercise as described in footnote (18) below. Excludes 3,632 shares of common stock issuable upon vesting and settlement of restricted stock units held by Ms. Falberg that do not vest within 60 days of March 29, 2019.

(11)
Consists of (a) 13,932 shares of common stock held by Edward J. Hejlek, Esq. and (b) 341,406 shares of common stock issuable upon exercise of stock options held by Mr. Hejlek that are exercisable as of March 29, 2019 or will become exercisable within 60 days of such date, 194,874 of which have vested, or will vest, within 60 days of March 29, 2019, the remainder of which are eligible for early exercise as described in footnote (18) below.

(12)
Consists of (a) 13,147 shares of common stock issuable upon exercise of stock options held by Dr. Hirsch that are exercisable as of March 29, 2019 or will become exercisable within 60 days of such date, 12,051 of which have vested, or will vest, within 60 days of March 29, 2019, the remainder of which are eligible for early exercise as described in footnote (18) below and (b) 3,019,734 shares beneficially owned by Longitude II as set forth in footnote (4). Dr. Hirsch disclaims beneficial ownership of the shares listed in footnote (4), except to the extent of his proportionate pecuniary interest therein, if any. The business address for

Dr. Hirsch is 2740 Sand Hill Road, Menlo Park, CA 94025. Excludes 3,632 shares of common stock issuable upon vesting and settlement of restricted stock units held by Dr. Hirsch that do not vest within 60 days of March 29, 2019.

(13)
Consists of 238,581 shares of common stock issuable upon exercise of stock options held by Claire Lockey that are exercisable as of March 29, 2019 or will become exercisable within 60 days of such date, 125,252 of which have vested, or will vest, within 60 days of March 29, 2019, the remainder of which are eligible for early exercise as described in footnote (18) below.

(14)
Consists of (a) 65,774 shares of common stock held by Geoffrey M. Parker and (b) 416,581 shares of common stock issuable upon exercise of stock options held by Mr. Parker that are exercisable as of March 29, 2019 or will become exercisable within 60 days of such date, 153,675 of which have vested, or will vest, within 60 days of March 29, 2019, the remainder of which are eligible for early exercise as described in footnote (18) below.

(15)
Consists of 330,625 shares of common stock issuable upon exercise of stock options held by Dawn Parsell, Ph.D. that are exercisable as of March 29, 2019 or will become exercisable within 60 days of such date, 55,143 of which have vested, or will vest, within 60 days of March 29, 2019, the remainder of which are eligible for early exercise as described in footnote (18) below.

(16)
Consists of (a) 13,832 shares of common stock held by Wilhelm Stahl, Ph.D. and (b) 350,480 shares of common stock issuable upon exercise of stock options held by Dr. Stahl that are exercisable as of March 29, 2019 or will become exercisable within 60 days of such date, 157,678 of which have vested, or will vest, within 60 days of March 29, 2019, the remainder of which are eligible for early exercise as described in footnote (18) below.

(17)
Consists of (a) 35,804 shares of common stock held by Klaus Veitinger, M.D., Ph.D., M.B.A., (b) 123,035 shares of common stock issuable upon exercise of stock options held by Dr. Veitinger that are exercisable as of March 29, 2019 or will become exercisable within 60 days of such date, 79,793 of which have vested, or will vest, within 60 days of March 29, 2019, the remainder of which are eligible for early exercise as described in footnote (18) below, (c) 63,444 shares of common stock held by the Sigrun R. Veitinger 2016 Irrevocable Trust, or the SRV Trust, for which a third-party serves as trustee, and (d) 63,444 shares of common stock held by Klaus R. Veitinger 2016 Children’s Trust, or the KRV Children’s Trust, for which a third-party serves as trustee. Dr. Veitinger disclaims beneficial ownership of the shares held by the SRV Trust and the KRV Children’s Trust, except to the extent of his proportionate pecuniary interest therein, if any. Excludes 3,632 shares of common stock issuable upon vesting and settlement of restricted stock units held by Dr. Veitinger that do not vest within 60 days of March 29, 2019.

(18)
Consists of (a) all shares of common stock held by our directors and executive officers (with the exception of Jeroen van Beek, Ph.D., as he is no longer employed by the Company and the Company does not have access to information regarding his ownership) and (b) all shares of common stock issuable upon exercise of stock options held by our directors and seven current executive officers that are exercisable as of March 29, 2019 or will become exercisable within 60 days of such date, 1,257,821 of which have vested, or will vest, within 60 days of March 29, 2019, the remainder of which are unvested but may be exercised prior to vesting subject to a repurchase arrangement with us, as described further below. 25% of the shares issuable upon exercise of options granted to our directors and executive officers vest on the first anniversary of the applicable vesting commencement date and in subsequent 1/48th increments each subsequent month thereafter, subject to continuous service as of each vesting date. Our directors and executive officers may elect to early exercise their options at any time prior to vesting, provided that the shares issued upon exercise of the unvested options will be shares of restricted stock subject to our right to repurchase the shares, should the applicable director or executive officer cease to serve as a director or employee of us prior to the full vesting of such shares of restricted stock. In addition, vesting of an executive officer’s then outstanding and unvested option will accelerate upon termination of service in connection with a change in control, as provided in our executive severance benefit plan.

DESCRIPTION OF CAPITAL STOCK
The following summary describes our capital stock and the material provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, the investor rights agreement to which we and certain of our stockholders are parties and of the General Corporation Law of the State of Delaware. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation, amended and restated bylaws and amended and restated investor rights agreement, copies of which have been filed as exhibits to the registration statement of which this prospectus is part.
General
Our authorized capital stock consists of 400,000,000 shares of common stock, $0.001 par value per share, and 40,000,000 shares of preferred stock, $0.001 par value per share. As of December 31, 2018, there were outstanding:

•	42,148,247 shares of our common stock held by approximately 322 stockholders of record,

•	4,577,515 shares of our common stock issuable upon exercise of outstanding stock options,

•	106,916 shares of our common stock issuable upon exercise of outstanding warrants, and

•	21,792 shares of our common stock issuable upon vesting of restricted stock units.
Common Stock
Voting Rights
Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. In the election of directors, a plurality of the votes cast at a meeting of stockholders is sufficient to elect a director. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. In all other matters, except as noted below under “Anti-Takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law” a majority vote of common stockholders is generally required to take action under our amended and restated certificate of incorporation and amended and restated bylaws.
Dividends
Subject to preferences that may be applicable to any then outstanding convertible preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of convertible preferred stock.
Rights and Preferences
Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our convertible preferred stock that we may designate in the future.
Fully Paid and Nonassessable
All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering, upon payment and delivery in accordance with the underwriting agreement, will be, fully paid and nonassessable.
Preferred Stock
Our board of directors has been authorized to designate and issue up to an aggregate of 40,000,000 shares of preferred stock in one or more series without action by the stockholders. The board of directors can fix the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying or preventing a change in control of our company and might harm the market price of our common stock. As of December 31, 2018, there were no preferred stock issued and outstanding, and we have no present plan to issue any shares of preferred stock.
Options
As of December 31, 2018, we had outstanding options to purchase 4,577,515 shares of our common stock, with a weighted-average exercise price of $5.99 per share, under our 2018 Equity Incentive Plan.
Warrants
On February 28, 2018 and March 27, 2019 we entered into warrant agreements with each of Hercules and Hercules Technology III, L.P., respectively, and on December 28, 2018, we entered into a warrant agreement with Hercules. Pursuant to the terms of the warrant agreements, Hercules and Hercules Technology III, L.P., have the right to purchase an aggregate of 123,637 shares of our common stock. The shares issuable on exercise of the warrants are entitled to the piggyback registration rights and Form S-3 registration rights described below.
Registration Rights
We are party to an amended and restated investor rights agreement, dated as of November 7, 2017, as amended, pursuant to which certain of our stockholders, including certain holders of five percent or more of our capital stock and entities affiliated with certain of our directors, have the right to demand that we file a registration statement for their shares of our common stock or request that their shares of our common stock be covered by a registration statement that we are otherwise filing, including, in each case, shares of our common stock that were issued upon conversion of convertible preferred stock. These shares are referred to as registrable securities. A necessary percentage of these holders have agreed not to exercise their registration rights during the lock-up period for this offering. See “Shares Eligible for Future Sale-Lock-Up Agreements.”
Demand Registration Rights
The holders of at least a majority of the registrable securities have the right to demand that we file, on no more than two occasions, a registration statement on Form S-1 to register all or a portion of their registrable securities, provided that the anticipated aggregate offering price of the registrable securities to be sold under the registration statement on Form S-1 exceeds $10.0 million. Depending on certain conditions, we may defer a demand registration for up to 90 days in any twelve-month period.

Piggyback Registration Rights
If we propose to file a registration statement under the Securities Act for the purposes of a public offering of our securities (including, but not limited to, registration statements relating to secondary offering of our securities but excluding (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities), the holders of registrable securities are entitled to receive notice of such registration and to request that we include their registrable securities for resale in the registration statement. The underwriters of the offering will have the right to limit the number of shares to be included in such registration. In connection with this offering, the holders of registrable securities are entitled to, but a necessary percentage of holders have waived their rights to notice of this offering and to include their shares of registrable securities in this offering.
Form S-3 Registration Rights
A holder of at least 2,000,000 shares of registrable securities (including common stock issued upon conversion of convertible preferred stock) (as adjusted for any future stock dividend, combinations, splits, recapitalizations and the like) shall have the right to demand, subject to certain exceptions, that we file an unlimited number of registration statements on Form S-3 with respect to all of a part of the registrable securities owned by such holder provided that the anticipated aggregate offering price of the registrable securities to be sold under any such registration statement exceeds $5 million. Once the demand has been made, other holders of registrable securities may join in the registration statement.
Termination of Registration Rights
The demand, Form S-3 and piggyback registration rights described above will terminate five years after the completion of our initial public offering. In addition, the registration rights of a holder of registrable securities will expire if all of the holder’s registrable securities may be sold without limitation (and without the requirement for us to be in compliance with the current public information requirement) under Rule 144 of the Securities Act.
Expenses of Registration; Indemnification
We are generally required to bear all registration expenses incurred in connection with any offerings pursuant to the demand, Form S-3 and piggyback registration rights described above, other than underwriting commissions and discounts. The amended and restated investor rights agreement contains customary indemnification provisions with respect to registration rights.
Anti-Takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law
Some provisions of Delaware law and our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.
Undesignated Preferred Stock
The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.
Special Stockholder Meetings
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that a special meeting of stockholders may be called only by our chairman of the board of directors, Chief Executive Officer or President, in the absence of a Chief Executive Officer, or our board of directors.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.
Elimination of Stockholder Action by Written Consent
Our amended and restated certificate of incorporation and our amended and restated bylaws eliminate the right of stockholders to act by written consent without a meeting.
Choice of Forum
Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine of the State of Delaware, or any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL. Although our amended and restated certificate of incorporation contains the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Amendment of Charter Provisions
The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock, would require approval by holders of at least 66 2/3% of the voting power of our then outstanding voting stock.
The provisions of the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Limitations of Liability and Indemnification Matters
For a discussion of liability and indemnification, please see Note 6 to our audited financial statements appearing in our 2018 Annual Report.
The Nasdaq Global Select Market Listing
Our common stock is traded on The Nasdaq Global Select Market under the symbol “TCDA.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, MA 02021.

SHARES ELIGIBLE FOR FUTURE SALE
Future sales of our common stock, including shares issued upon the exercise of outstanding options or warrants, in the public market after this offering, or the perception that those sales may occur, could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future. Future sales of our common stock in the public market either before (to the extent permitted) or after restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price of our common stock at such time and our ability to raise equity capital at a time and price we deem appropriate.
Sale of Restricted Shares
Based on the number of shares of our common stock outstanding as of December 31, 2018, upon the completion of this offering, we will have outstanding an aggregate of approximately 47,748,247 shares of common stock. Of these shares, all of the shares of common stock to be sold in this offering other than any shares purchased by our existing investors will be freely tradable in the public market without restriction or further registration under the Securities Act, unless the shares are held by any of our “affiliates” as such term is defined in Rule 144 of the Securities Act. An additional 28,660,492 shares of common stock held by existing stockholders immediately prior to the completion of this offering were “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 or Rule 701, which rules are summarized below.
As a result of the lock-up agreements referred to below and the provisions of Rule 144 and Rule 701 under the Securities Act, based on the number of shares of our common stock outstanding as of December 31, 2018, the shares of our common stock (excluding the shares sold in this offering) that will be available for sale in the public market are as follows:

Approximate Number of Shares	First Date Available for Sale into Public Market
25,537,777 shares	90 days after the date of this prospectus upon expiration of the lock-up agreements referred to below, subject in some cases to applicable volume limitations under Rule 144
Lock-Up Agreements
In connection with this offering, we, our directors, our executive officers and certain other stockholders have agreed, subject to certain exceptions, with the underwriters not to dispose of or hedge any shares of our common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of the lock-up agreement continuing through the date 90 days after the date of this prospectus, except with the prior written consent of Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Cowen and Company, LLC. These agreements are subject to certain customary exceptions. See the section titled “Underwriting” for additional information.
Prior to this offering, certain of our employees, including our executive officers, and/or directors have entered and may in the future enter into written trading plans that are intended to comply with Rule 10b5-1 under the Exchange Act.
Following the lock-up periods set forth in the agreements described above, and assuming that the representatives of the underwriters do not release any parties from these agreements, all of the shares of our common stock that are restricted securities or are held by our affiliates as of the date of this prospectus will be eligible for sale in the public market in compliance with Rule 144 under the Securities Act.

Rule 144
In general, under Rule 144 a person (or persons whose shares are required to be aggregated) who is not deemed to have been one of our “affiliates” for purposes of Rule 144 at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months, including the holding period of any prior owner other than one of our “affiliates,” is entitled to sell those shares in the public market (subject to the lock-up agreement referred to above, if applicable) without complying with the manner of sale, volume limitations or notice provisions of Rule 144, but subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than “affiliates,” then such person is entitled to sell such shares in the public market without complying with any of the requirements of Rule 144 (subject to the lock-up agreement referred to above, if applicable). In general, under Rule 144, our “affiliates,” as defined in Rule 144, who have beneficially owned the shares proposed to be sold for at least six months are entitled to sell in the public market, upon expiration of any applicable lock-up agreements and within any three-month period, a number of those shares of our common stock that does not exceed the greater of:

•	1% of the number of common shares then outstanding, which will equal approximately 477,482 shares of common stock immediately after this offering (calculated as of December 31, 2018); or

•	the average weekly trading volume of our common stock on The Nasdaq Global Select Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.
Such sales under Rule 144 by our “affiliates” or persons selling shares on behalf of our “affiliates” are also subject to certain manner of sale provisions, notice requirements and to the availability of current public information about us.
Rule 701
In general, under Rule 701 as currently in effect, any of our employees, directors, officers, consultants or advisors who acquired common stock from us in connection with a written compensatory stock or option plan or other written agreement in compliance with Rule 701 under the Securities Act before the effective date of the registration statement of which this prospectus is a part (to the extent such common stock is not subject to a lock-up agreement) is entitled to rely on Rule 701 to resell such shares in reliance on Rule 144, but without compliance with the holding period requirements contained in Rule 144. Accordingly, subject to any applicable lock-up agreements, under Rule 701 persons who are not our “affiliates,” as defined in Rule 144, may resell those shares without complying with the minimum holding period or public information requirements of Rule 144, and persons who are our “affiliates” may resell those shares without compliance with Rule 144’s minimum holding period requirements (subject to the terms of the lock-up agreement referred to above, if applicable).
Registration Rights
Based on the number of shares outstanding as of December 31, 2018, after the completion of this offering, the holders of approximately 28.7 million shares of our common stock, including shares issuable upon exercise of warrants, or their transferees, will, subject to any lock-up agreements they have entered into, be entitled to certain rights with respect to the registration of the offer and sale of those shares under the Securities Act. For a description of these registration rights, please see the section titled “Description of Capital Stock-Registration Rights.” If the offer and sale of these shares are registered, they will be freely tradable without restriction under the Securities Act.

Stock Plans
We have filed with the Securities and Exchange Commission a registration statement under the Securities Act covering the shares of common stock that we may issue upon exercise or vesting of outstanding awards under our 2013 and 2018 Equity Incentive Plans, as well as shares reserved for issuance under our 2018 Equity Incentive Plan and ESPP registering such shares for sale in the open market following its effective date, subject to Rule 144 volume limitations and the lock-up agreements described above, if applicable.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following is a summary of material U.S. federal income tax consequences of the purchase, ownership and disposition of shares of our common stock as of the date hereof. Except where noted, this summary deals only with common stock that is held as a capital asset by a non-U.S. holder (as defined below).
A “non-U.S. holder” means a beneficial owner of shares of our common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons as defined under the Code have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income consequences different from those summarized below. This summary does not address all aspects of U.S. federal income taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a U.S. expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.
If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.
If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of our common stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.
Dividends
We have never paid cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy.” If we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of shares of our common stock, the distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in shares of our common stock, the excess will be treated as gain from the disposition of shares of our common stock (the tax treatment of which is discussed below under “-Gain on Disposition of Common Stock”).
Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.
A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Disposition of Common Stock
Subject to the discussion of backup withholding and FATCA below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to U.S. federal income tax unless:

•
the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.
A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by U.S. source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We have not determined whether we are a “United States real property holding corporation” for U.S. federal income tax purposes. If we are or become a “United States real property holding corporation,” however, so long as our common stock is regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs, only a non-U.S. holder who holds or held (at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period) more than 5% of our common stock will be subject to U.S. federal income tax on the sale or other disposition of our common stock.
Information Reporting and Backup Withholding
Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payer does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payer does not have actual knowledge or reason to know that the beneficial owner is a U.S. person as defined under the Code), or such owner otherwise establishes an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Additional Withholding Requirements under FATCA
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends paid on our common stock and the gross proceeds from a disposition of our common stock, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). Recently issued proposed Treasury Regulations, which Non-U.S. Holders may rely on, eliminate the FACTA withholding tax on gross proceeds, but such regulations are currently only in proposed form and are subject to change. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “-Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

UNDERWRITING
We and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Cowen and Company, LLC are the representatives of the underwriters.

Underwriters	Number of Shares
Goldman Sachs & Co. LLC	2,072,000
J.P. Morgan Securities LLC	2,072,000
Cowen and Company, LLC	1,176,000
Needham & Company, LLC	280,000
Total	5,600,000
The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.
The underwriters have an option to buy up to an additional 840,000 shares from us to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to 840,000 additional shares from us.

	No Exercise	Full Exercise
Per Share	$2.16	$2.16
Total	$12,096,000	$13,910,400
Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $1.296 per share from the public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We, our executive officers, directors and certain other stockholders have agreed or will agree with the underwriters, subject to certain exceptions, not to dispose of or hedge any of our or their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus continuing through the date 90 days after the date of this prospectus, except with the prior written consent of Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Cowen and Company, LLC. This agreement does not apply to any existing employee benefit plans. See the section of this prospectus titled “Shares Eligible for Future Sale” for a discussion of certain transfer restrictions.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “TCDA.”
In connection with the offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on The Nasdaq Global Select Market, in the over-the-counter market or otherwise.
We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $0.6 million. We have agreed to reimburse the underwriters for certain of their expenses in an amount up to $35,000.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Cowen and Company, LLC also served as underwriters in our initial public offering in July 2018.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities or instruments of the issuer (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

European Economic Area
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each, a “Relevant Member State,” an offer to the public of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our common stock may be made at any time under the following exemptions under the Prospectus Directive:

•	To any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	To fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or

•	In any other circumstances falling within Article 3(2) of the Prospectus Directive;
provided that no such offer or shares of our common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of this provision, the expression an “offer to public” in relation to our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common stock to be offered so as to enable an investor to decide to purchase our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended), including by Directive 2010/73/EU and includes any relevant implementing measure in the Relevant Member State.
This European Economic Area selling restriction is in addition to any other selling restrictions set out below.
United Kingdom
In the United Kingdom, this prospectus is only addressed to and directed at qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order); or (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this prospectus relates is available only to relevant persons and will only be engaged in with relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.
Canada
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or the Companies (Winding Up and Miscellaneous Provisions Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the “SFA”) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction

(whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Solely for the purposes of its obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This offering document does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This offering document contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering document is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Dubai International Financial Centre
This offering document relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This offering document is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth in this prospectus and has no responsibility for the offering document. The securities to which this offering document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this offering document you should consult an authorized financial advisor.
Switzerland
We have not and will not register with the Swiss Financial Market Supervisory Authority, or the FINMA, as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended, or CISA, and accordingly the securities being offered pursuant to this prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended, or CISO, such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described in this prospectus and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

LEGAL MATTERS
The validity of the issuance of our common stock offered in this prospectus will be passed upon for us by Sidley Austin LLP, New York, New York. Cooley LLP, San Francisco, California, is acting as counsel for the underwriters in connection with this offering. As of March 29, 2019, Geoffrey W. Levin, a partner of Sidley Austin LLP, beneficially owned approximately 7,895 shares of our common stock.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to Tricida, Inc. and the common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules filed therewith is available through the SEC’s website, http://www.sec.gov.
We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available through the SEC's web site referred to above.
We maintain a website at Tricida.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus. The following documents previously filed with the SEC are incorporated by reference into this prospectus, except for any documents or portions thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 29, 2019;

•	our Annual Report on Form 10-K/A for the year ended December 31, 2018, filed with the SEC on April 1, 2019; and

•	our Current Reports on Form 8-K filed with the SEC on January 3, 2019, February 22, 2019 and March 28, 2019, to the extent the information in such reports is filed and not furnished.
Any statement made in a document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded is not deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Tricida, Inc., 7000 Shoreline Court, Suite 201, South San Francisco, CA 94080, Attention: Chief Financial Officer.
Our reports and documents incorporated by reference herein may also be found in the “Investor Relations” section of our website at tricida.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

5,600,000 Shares
Common Stock

Joint Book-Running Managers
Goldman Sachs & Co. LLC	J.P. Morgan	Cowen
Co-Manager
Needham & Company